Exhibit 4

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

EXECUTION VERSION

DATED 25 SEPTEMBER 2018

(1) LA MANCHA HOLDING S.À R.L. as Borrower

(2) LA MANCHA AFRICA HOLDING LTD as [**] Security Provider

(3) LA MANCHA HOLDING S.À R.L. as Initial Golden Star Security Provider

(4) ICBC STANDARD BANK PLC as Original Lender

(5) ICBC STANDARD BANK PLC as Calculation Agent

(6) ICBC STANDARD BANK PLC as Facility Agent

(7) ICBC STANDARD BANK PLC as Security Agent

UP TO USD106,000,000
FACILITY AGREEMENT

TABLE OF CONTENTS

(continued)

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

DATED 25 SEPTEMBER 2018

PARTIES

(1)                                 LA MANCHA HOLDING S.À R.L., a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg, registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés, Luxembourg) under registration number B 164.842, with its registered address at 31-33, Avenue Pasteur L-2311 Luxembourg, Grand-Duchy of Luxembourg (the “Borrower”);

(2)                                 LA MANCHA AFRICA HOLDING LTD, a private limited liability company registered and incorporated in Malta, with registration number C 72788, having its registered address at B2, Industry Street, Qormi QRM 3000, Malta (the “[**] Security Provider”);

(3)                                 LA MANCHA HOLDING S.À R.L. a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg, registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés, Luxembourg) under registration number B 164.842, with its registered address at 31-33, Avenue Pasteur L-2311 Luxembourg, Grand-Duchy of Luxembourg (the “Initial Golden Star Security Provider”);

(4)                                 ICBC STANDARD BANK PLC at 20 Gresham Street, London EC2V 7JE as original lender (the “Original Lender”);

(5)                                 ICBC STANDARD BANK PLC at 20 Gresham Street, London EC2V 7JE as the calculation agent (the “Calculation Agent”);

(6)                                 ICBC STANDARD BANK PLC at 20 Gresham Street, London EC2V 7JE as facility agent (the “Facility Agent”); and

(7)                                 ICBC STANDARD BANK PLC at 20 Gresham Street, London EC2V 7JE as security agent (the “Security Agent”).

AGREEMENT

1.                                      DEFINITIONS AND INTERPRETATION

1.1                               Definitions

In this Agreement:

“Acceptable Equivalent Margin Financing Lender” means a person or entity (including any commercial bank or financial institution (irrespective of its jurisdiction of organisation)) acting on its own account which has a banking licence in force and effect issued in accordance with the banking laws in its jurisdiction of incorporation, or if acting through a branch, issued in accordance with the banking laws in the jurisdiction of such branch, and which, in both cases, effectively exercises as its main purpose a true banking activity.

“Acceptable Transferee” means BarCap, Credit Suisse AG, Goldman Sachs, JP Morgan, Citibank, UBS, Bank of America Merrill Lynch, Morgan Stanley, MuFG, BNP Paribas, Societe Generale, Deutsche Bank AG, HSBC Bank plc and Nomura Holdings, Inc. or any of their respective Affiliates.

“Accession Deed” means a document substantially in the form set out in Schedule 6   (Form of Accession Deed).

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

“Account” means:

(a)                                 a Cash Account; or

(b)                                 a Securities Account.

“Acquisition” means the acquisition by the Borrower of the Golden Star Shares pursuant to the Subscription Agreement.

“Adjustment Event” means any of the following:

(a)                                 a subdivision, consolidation or reclassification of any Issuer Shares (unless resulting in a Merger Event), or a free distribution or dividend of any Issuer Shares to existing holders by way of bonus, capitalisation or similar issue;

(b)                                 a distribution, issue or dividend to existing holders of any Issuer Shares of:

(i)                                     additional Issuer Shares that, in the Calculation Agent’s opinion, has or could reasonably be expected to have a diluting or concentrative effect on the value of any Issuer Shares;

(ii)                                  other share capital or securities granting the right to payment of dividends and/or the proceeds of liquidation of the relevant Issuer equally or proportionately with such payments to holders of the Issuer Shares;

(iii)                               share capital or other securities of another issuer acquired or owned (directly or indirectly) by the relevant Issuer as a result of a spin-off or other similar transaction; or

(iv)                              any other type of securities, rights or warrants or other assets, in any case for payment (cash or other consideration) at less than the prevailing market price as determined by the Calculation Agent;

(c)                                  a dividend determined by the Calculation Agent (acting reasonably) to be an extraordinary dividend in respect of any Issuer Shares;

(d)                                 a call by an Issuer in respect of any Issuer Shares that are not fully paid;

(e)                                  a repurchase by an Issuer or any of its Subsidiaries of any Issuer Shares whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise;

(f)                                   in respect of an Issuer, an event that results in any shareholder rights being distributed or becoming separated from ordinary shares or other securities of that Issuer pursuant to a shareholder rights plan or arrangement directed against hostile takeovers that provides upon the occurrence of certain events for a distribution of preference shares, warrants, debt instruments or subscription rights at a price below their market value, as determined by the Calculation Agent at the relevant time, provided that any adjustment effected as a result of such an event shall be readjusted upon any redemption of such rights; or

(g)                                  any other event that, in the Calculation Agent’ opinion, has or could reasonably be expected to have a diluting or concentrative effect on the value of any Issuer Shares; or

(h)                                 the occurrence of a Delisting and Relisting.

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

“Adjustment Trigger Event” means an Adjustment Event in respect of which the Facility Agent has given notice to the Borrower pursuant to paragraph (D) of clause 17 (Adjustment Events).

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Agent” means the Calculation Agent, the Facility Agent or the Security Agent.

“Agent Insolvency Event” means, with respect to an Agent, the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of that Agent or all or substantially all of that Agent’s assets, or any analogous procedure or step is taken in any jurisdiction with respect to that Agent.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction from time to time concerning or relating to bribery or corruption, including but not limited to, the US Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and all other applicable anti-bribery and corruption laws in any applicable jurisdiction.

“Applicable FX Rate” means, on any day and in each case determined by the Calculation Agent, in respect of an amount in Canadian Dollars, the rate of exchange for the conversion of Canadian Dollars into US Dollars as published on Bloomberg screen CADUSD <Curncy> as at the closing time of the Toronto Stock Exchange (or any successor to such exchange) on that day, and, if the applicable rate of exchange is not available, another published alternative will be selected by the Calculation Agent in good faith and in a commercially reasonable manner.

“Assignment Agreement” means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee.

“Authorisation” means an authorisation, consent, approval, resolution, permit, licence, exemption, filing, notarisation or registration.

“Availability Period” means the period from and including the Signing Date to and including the Longstop Date, or such other date as may be agreed between the Borrower and the Facility Agent.

“Blocking Event” being outstanding means:

(a)                                 an amount remains unpaid under a Margin Call Notice or otherwise the LTV Percentage is equal to or greater than the LTV Trigger Percentage;

(b)                                 an Adjustment Event is continuing;

(c)                                  a Trigger Event continuing;

(d)                                 a Default is continuing;

(e)                                  any event or circumstance has occurred and is continuing which would (with the expiry of any applicable grace period, the giving of notice, the making of a determination under the Finance Documents or any combination of the foregoing) constitute an Adjustment Event or Trigger Event;

(f)                                   the Facility Agent has declared the Loan due and payable in accordance with this Agreement;

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(g)                                  a Trading Disruption or an Exchange Disruption has occurred and is determined by the Calculation Agent to be continuing;

(h)                                 an Illegality Event has occurred; or

(i)                                     any action required to be taken pursuant to paragraph (B) of clause 7.2 (Mandatory prepayment — Trigger Event) has not been completed to the satisfaction of all the Lenders, taking into account any applicable grace period.

“Borrower Change of Control” means the persons who beneficially own the shares in the Borrower as at the Signing Date (the “Principal Investors”) cease at any time, between them, to Control the Borrower. For the purposes of this definition, the Principal Investors shall “Control” the Borrower if:

(a)                                 the Principal Investors (either directly or through one or more trusts or companies (each an “Intermediate Entity”)) have the power to direct the management and policies of the Borrower through the ownership or holding of voting capital or by contract, and

(b)                                 the Principal Investors (either directly or through one or more Intermediate Entities) beneficially own the largest single shareholding in the Borrower, and no other person, or group of persons acting in concert, has the power to direct the management and policies of the Borrower or any such Intermediate Entity, and

(c)                                  the Principal Investors (either directly or through one or more Intermediate Entities) beneficially own 75 per cent. or more of the voting share capital and issued share capital of the Borrower, it being understood that no Borrower Change of Control shall occur in respect of the Borrower if the person who controls the Borrower is itself ultimately controlled by the Sawiris Family.

“Break Costs” means the amount (if any) by which:

(a)                                 the interest (excluding Spread) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)                                 the amount of interest that would accrue on that Lender’s participation in that Loan or Unpaid Sum by reference to the interpolated USD swap rate for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London, Luxembourg and, in relation to any date for payment under the Finance Documents in US Dollars, New York.

“Canadian Dollar” or “CAD” means the lawful currency of Canada.

“Canadian Securities Laws” means the Securities Act (British Columbia) and any other applicable securities laws, rules and regulations in Canada or a province or territory thereof.

“Cash Account” means each Golden Star Cash Account or the [**] Cash Account.

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

“Cash and Securities Accounts Security Agreement” means:

(a)                                 the Initial Golden Star Cash and Securities Accounts Security Agreement and any Subsequent Golden Star Cash and Securities Accounts Security Agreement; or

(b)                                 the [**] Cash and Securities Accounts Security Agreement.

“Cash Margin Balance” means, at any time, the aggregate amount paid by the Obligors to the Facility Agent (for the account of each Lender) pursuant to, and in accordance with, clause 4.2 (Further conditions precedent), clause 18.2 (Margin Call) and clause 18.3 (Cash collateral) at any time less the aggregate amount paid or payable by the Lenders to the Borrower pursuant to clause 18.4 (Margin Release) at that time.

“Centre of Main Interests” means the “centre of main interests” of an Obligor for the purposes of Council Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast).

“Code” means the US Internal Revenue Code of 1986.

“Commitment” means

(a)                                 in relation to the Original Lender, the amount set opposite its name in Schedule 1 (Original Parties) under the heading “Commitment” and the amount of any other Commitment it acquires under this Agreement; and

(b)                                 in relation to any other Lender, the amount of any Commitment it acquires under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 8 (Form of Compliance Certificate).

“Confidential Information” means all information relating to an Obligor, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:

(a)                                 any Obligor or any of its advisers; or

(b)                                 another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any Obligor or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

(i)                                     information that:

(A)                               is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of clause 36 (Confidentiality); or

(B)                               is identified in writing at the time of delivery as non-confidential by any Obligor or any of its advisers; or

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(C)                               is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (A) or (B) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with any Obligor and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and

(ii)                                  any Funding Rate or Reference Bank Quotation.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in the then current recommended form of the Loan Market Association or in any other form containing obligations consistent with that form.

“Control Agreement” means:

(a)                                 the notice to the Golden Star Custodian and the acknowledgment from the Golden Star Custodian, in each case substantially in the form of schedule 2 of a Golden Star Cash and Securities Accounts Security Agreement; or

(b)                                 the notice to the [**] Custodian and the acknowledgment from the [**] Custodian, in each case substantially in the form of schedule 2 of the [**] Cash and Securities Accounts Security Agreement.

“Coordination Agreement” means the coordination agreement between, among others, the Facility Agent, the Original Lender and the facility agent and the lenders under the Existing Facility dated on or about the date of this Agreement.

“Custodian” means the Golden Star Custodian or the [**] Custodian.

“Custody Agreement” means:

(a)                                 the Initial Golden Star Custody Agreement and any Subsequent Golden Star Custody Agreement; or

(b)                                 the [**] Custody Agreement.

“Default” means:

(a)                                 an Event of Default; or

(b)                                 an event or circumstance specified in clause 22 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of them) be an Event of Default.

“Delegate” means any delegate, agent, nominee, attorney or co-trustee appointed by the Security Agent.

“Delisting” means, pursuant to the rules of a Relevant Exchange, any Issuer Shares cease (or will cease) to be listed, traded or publicly quoted on that Relevant Exchange for any reason (other than a Merger Event or Tender Offer) and no Relisting occurs simultaneously.

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

“Delisting and Relisting” means, pursuant to the rules of a Relevant Exchange, any Issuer Shares cease to be listed, traded or publicly quoted on that Relevant Exchange for any reason (other than a Merger Event or Tender Offer) and a Relisting occurs simultaneously.

“Disrupted Day” means, in relation to any [**] Issuer Shares, any [**] Scheduled Trading Day, and, in relation to any Golden Star Issuer Shares, any Golden Star Scheduled Trading Day, on which:

(a)                                 the applicable Relevant Exchange does not open for trading during its regular trading session; or

(b)                                 a Trading Disruption or an Exchange Disruption (which the Calculation Agent (acting reasonably) determine is material) occurs at any time; or

(c)                                  the applicable Relevant Exchange closes prior to its scheduled closing time, unless such earlier closing time is announced by that Relevant Exchange and is not more than one hour prior to the actual closing for the regular trading session on that Relevant Exchange.

“Disruption Event” means either or both of:

(a)                                 a material disruption to the payment or communications systems or to the financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out), provided that the disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)                                 the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)                                     from performing its payment obligations under the Finance Documents; or

(ii)                                  from communicating with other Parties in accordance with the terms of the Finance Documents, and which (in either case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Dividends” means all present and future:

(a)                                 dividends and distributions of any kind and any other sum received or receivable in respect of any of the Pledged Issuer Shares;

(b)                                 rights, shares, money or other assets accruing or offered by way of redemption, conversion, preference, bonus, option or otherwise in respect of any of the Pledged Issuer Shares;

(c)                                  allotments, accretions, benefits, advantages, offers and rights accruing or offered in respect of any of the Pledged Issuer Shares; and

(d)                                 other rights and assets attaching to, deriving from or exercisable by virtue of the ownership of any of the Pledged Issuer Shares.

“Dividend Withdrawal Notice” means a Dividend withdrawal notice in the form set out in Part IV (Form of Dividend Withdrawal Notice) of Schedule 7 (Form of Margin Notices).

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

“EBITDA” means the line item referred to as “EBITDA” in an Issuer’s quarterly or, as applicable, semi-annual financial statements.

“Effective Date” has the meaning given to that term in clause 21.20(B) (Condition subsequent).

“[**] Cash Account” means the cash account held in the name of the [**] Security Provider with the [**] Custodian, pursuant to the terms of the [**] Custody Agreement.

“[**] Cash and Securities Accounts Security Agreement” means the security document entered into or to be entered into between the [**] Security Provider and the Security Agent creating a Security Interest over the [**] Cash Account and the [**] Securities Account.

“[**] Custodian” means ICBC Standard Bank Plc in its capacity as custodian and account bank.

“[**] Custody Agreement” means the custody agreement dated on or about the date of this Agreement between the [**] Security Provider and the [**] Custodian.

“[**] Investor Rights Agreement” means the investor rights agreement dated 18 September 2015 between the Borrower and the [**] Security Provider, as well as any schedules or exhibits thereto (as existing on the date of this Agreement), as amended from time to time.

“[**] Issuer Share Price” means as at 9:00 a.m. on any day the USD Equivalent of the market price per [**] Issuer Share determined by the Calculation Agent to be the price per [**] Issuer Share published by the Relevant Exchange at the Relevant Exchange’s then most recent scheduled closing time to occur on an [**] Scheduled Trading Day or such other time as required by this Agreement on that [**] Scheduled Trading Day, provided that if any [**] Scheduled Trading Day is a Disrupted Day or the Calculation Agent determines that the price per [**] Issuer Share published by the Relevant Exchange is erroneous or does not represent a tradable price for the applicable [**] Scheduled Trading Day, the Calculation Agent will determine in good faith and in a commercially reasonable manner an estimate of the share price per [**] Issuer Share on that Disrupted Day and the [**] Issuer Share Price shall be the USD Equivalent on that Disrupted Day of that estimate.

“[**] Issuer Shares” means the ordinary shares in the capital of [**], as published on Bloomberg page EDV CN <Equity>.

“[**]” means [**] Corporation incorporated in [**].

“[**] Scheduled Trading Day” means any day on which the applicable Relevant Exchange is scheduled to be open for trading for its regular trading sessions.

“[**] Securities Account” means the securities account held in the name of the [**] Security Provider with the [**] Custodian, pursuant to the terms of the [**] Custodian Agreement and which is subject to Security pursuant to the [**] Cash and Securities Accounts Security Agreement.

“[**] Share Value” means, at any time, the most recent [**] Issuer Share Price at that time determined in accordance with this Agreement multiplied by the number of Pledged

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

[**] Issuer Shares at that time, as calculated at the relevant time by the Calculation Agent.

“Equivalent Margin Financing” means any transaction, other than under this Agreement and the Existing Facility, entered into by any Relevant Party, in whatever form (including a derivative, loan, repo, stock loan or other arrangement) which is collateralised (whether by way of a security interest or by way of outright transfer) by any Issuer Shares or which may lead to a sale, realisation, appropriation or set-off against the value of any Issuer Shares or a close-out netting involving the value of any Issuer Shares in connection with the occurrence of an event of default, acceleration or other similar event or condition, howsoever described.

“Equivalent Margin Financing Conditions” means, in the case of any Right to Match Transaction that is an Equivalent Margin Financing:

(a)                                 the relevant Equivalent Margin Financing does not relate, reference or otherwise correspond to any Golden Star Issuer Share;

(b)                                 the relevant Equivalent Margin Financing is documented pursuant to and substantially on the form of an LMA style loan as amended to reflect the margin loan nature of the deal (including, for the avoidance of doubt, in a form similar to this Agreement and/or the Existing Facility);

(c)                                  the relevant Equivalent Margin Financing contains initial and trigger LTV provisions which are equal to or lower than those in this Agreement;

(d)                                 the aggregate commitment or participation of all lenders under the relevant Equivalent Margin Financing that are not Acceptable Equivalent Margin Financing Lenders is at all times USD2,000,000 or less; and

(e)                                  if required by the Original Lender, the finance parties to the relevant Right to Match Transaction enter into a coordination agreement with the Original Lender on terms (i) substantially in the form of the Coordination Agreement or the coordination agreement under the Existing Facility or (ii) otherwise acceptable to the Original Lender (acting reasonably).

“Establishment” has the meaning ascribed to such term in Article 2(10) of the Council Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast).

“Event of Default” means any event or circumstance specified as such in clause 22 (Events of Default).

“Exchange Business Day” means, in relation to any Issuer Shares, each day on which a Relevant Exchange is open for trading during its regular trading sessions notwithstanding that Relevant Exchange closing prior to its scheduled closing time.

“Exchange Disruption” means any event (other than an early closure of a Relevant Exchange on any Exchange Business Day) that disrupts or impairs (as determined by the Calculation Agent (acting reasonably)) the ability of market participants in general to effect transactions in, or obtain market values for, any Issuer Shares on that Relevant Exchange.

“Exclusion Leverage Event” has the meaning given to it in paragraph (D) of clause 18.5 (Leverage Event).

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

“Existing Facility” means the [**].

“Extraordinary Dividends” means all Dividends received or receivable in respect of any of the Pledged Issuer Shares determined by the Calculation Agent (acting reasonably) to represent extraordinary dividends.

“Extraordinary Event Date” means:

(a)                                 in respect of a Merger Event, the date of the first public announcement of a firm intention to engage in a transaction (whether or not subsequently amended) that leads to, or could reasonably be expected to lead to, the Merger Event;

(b)                                 in respect of a Tender Offer, the date of the first public announcement of a firm intention to purchase or otherwise obtain the requisite number of voting shares (whether or not subsequently amended) that leads to, or could reasonably be expected to lead to, the Tender Offer;

(c)                                  in respect of a Delisting, the date of the first public announcement (whether or not subsequently amended) of the Delisting;

(d)                                 in respect of an Issuer Insolvency Event, the date that the relevant corporate action, legal proceeding or other procedure or step is taken; and

(e)                                  in respect of a Nationalisation, the date of the first public announcement to nationalise (whether or not subsequently amended) that leads to (or could reasonably be expected to lead to) such nationalisation.

“Facility” means the term loan facility made available under this Agreement as described in clause 2 (The Facility).

“Facility Office” means the office or offices notified by a Lender to the Facility Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

“FATCA” means:

(a)                                 sections 1471 to 1474 of the Code or any associated regulations;

(b)                                 any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)                                  any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a)                                 in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(b)                                 in relation to a “withholdable payment” described in section 1473(1)(A)(ii) of the Code (which relates to “gross proceeds” from the disposition of property of a type that can produce interest from sources within the US), 1 January 2019; or

(c)                                  in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2019,

or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the Signing Date.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“Fee Letter” means:

(a)                                 the Security Agency Fee Letter;

(b)                                 the Structuring Fee Letter; or

(c)                                  any other letter entered into by reference to this Agreement between one or more Agents and the Borrower setting out the amount of any fees referred to in this Agreement.

“Finance Document” means:

(a)                                 this Agreement;

(b)                                 a Security Document;

(c)                                  the Structuring Fee Letter;

(d)                                 each Custody Agreement;

(e)                                  each Control Agreement;

(f)                                   each Further Assurance Side Letter;

(g)                                  the Indemnity Letter;

(h)                                 an Assignment Agreement or a Transfer Certificate;

(i)                                     an Accession Deed; or

(j)                                    any other document designated as such by the Facility Agent and the Borrower.

“Finance Party” means a Lender, the Calculation Agent, the Facility Agent or the Security Agent.

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)                                 moneys borrowed;

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(b)                                 any amount raised by acceptance under any acceptance credit facility (including any dematerialised equivalent);

(c)                                  any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)                                 any redeemable preference share;

(e)                                  the amount of any liability in respect of any lease, hire purchase contract or other agreement which would, in accordance with GAAP, be treated as a finance or capital lease;

(f)                                   receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(g)                                  any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close out of that derivative transaction, that amount) will be taken into account);

(h)                                 any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

(i)                                     any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing; or

(j)                                    the amount of any liability in respect of any guarantee or indemnity in respect of any item referred to in paragraphs (a) to (i) above.

“Funding Rate” means any individual rate notified by a Lender to the Facility Agent pursuant to paragraph (A)(2) of clause 10.4 (Cost of funds).

“Further Assurance Side Letter” means each of the:

(a)                                 Initial Further Assurance Side Letter; and

(b)                                 Subsequent Further Assurance Side Letter.

“GAAP” means, in respect of each Obligor and Issuer, the generally accepted accounting principles in the jurisdiction of incorporation of that Obligor or Issuer (as applicable), in each case, including IFRS.

“Golden Star” means Golden Star Resources Ltd incorporated under the federal laws of Canada with registered address 150 King St W, Suite 1200, Toronto ON M5H 1J9.

“Golden Star Cash Account” means the:

(a)                                 Initial Golden Star Cash Account; and

(b)                                 Subsequent Golden Star Cash Account.

“Golden Star Cash and Securities Accounts Security Agreement” means the:

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(a)                                 Initial Golden Star Cash and Securities Accounts Security Agreement; and

(b)                                 Subsequent Golden Star Cash and Securities Accounts Security Agreement.

“Golden Star Custodian” means ICBC Standard Bank Plc in its capacity as custodian and account bank.

“Golden Star Custody Agreement” means the:

(a)                                 Initial Golden Star Custody Agreement; and

(b)                                 Subsequent Golden Star Custody Agreement.

“Golden Star Investor Rights Agreement” means the investor rights agreement dated 1 August 2018 between the Borrower and Golden Star, as well as any schedules or exhibits thereto (as existing on the date of this Agreement), as amended from time to time.

“Golden Star Issuer Share Price” means as at 9:00 a.m. on any day the USD Equivalent of the market price per Golden Star Issuer Share determined by the Calculation Agent to be the price per Golden Star Issuer Share published by, on any Golden Star Scheduled Trading Day:

(a)                                 on which the New York Stock Exchange is open for trading for its regular trading sessions (a “NYSE Trading Day”), the New York Stock Exchange; or

(b)                                 which is not a NYSE Trading Day, the Toronto Stock Exchange,

in each case at that Relevant Exchange’s then most recent scheduled closing time to occur on such Golden Star Scheduled Trading Day or such other time as required by this Agreement on that Golden Star Scheduled Trading Day, provided that if any Golden Star Scheduled Trading Day is a Disrupted Day or the Calculation Agent determines that the price per Golden Star Issuer Share published by that Relevant Exchange is erroneous or does not represent a tradable price for the applicable Golden Star Scheduled Trading Day, the Calculation Agent will determine in good faith and in a commercially reasonable manner an estimate of the share price per Golden Star Issuer Share on that Disrupted Day and the Golden Star Issuer Share Price shall be the USD Equivalent on that Disrupted Day of that estimate.

“Golden Star Issuer Shares” means the common shares in the capital of Golden Star, as published on Bloomberg page GSS US <Equity> or GSC CN <Equity>.

“Golden Star Scheduled Trading Day” means any day on which any applicable Relevant Exchange is scheduled to be open for trading for its regular trading sessions.

“Golden Star Securities Account” means the:

(a)                                 Initial Golden Star Securities Account; or

(b)                                 Subsequent Golden Star Securities Account.

“Golden Star Security Provider” means the:

(a)                                 Initial Golden Star Security Provider; or

(b)                                 Subsequent Golden Star Security Provider.

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

“Golden Star Share Value” means, at any time, the most recent Golden Star Issuer Share Price determined in accordance with this Agreement multiplied by the number of Pledged Golden Star Issuer Shares, as calculated at the relevant time by the Calculation Agent.

“Holding Company” of any other person, means a person in respect of which that other person is a Subsidiary.

“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

“Illegality Event” means an event or circumstance described in paragraph (A) of clause 7.1 (Mandatory prepayment — Illegality).

“Increased Costs” has the meaning given to it in clause 13 (Increased Costs).

“Indemnity Letter” means the indemnity letter between the Original Lender, the Borrower and Marchmont Limited dated on or about the date of this Agreement.

“Initial Average [**] Issuer Share Price” means the price notified by the Facility Agent to the Borrower as the average of the [**] Issuer Share Price on the Scheduled Trading Day immediately preceding the:

(a)                                 Signing Date; and

(b)                                 Utilisation Date,

in each case converted into US Dollars at the Applicable FX Rate.

“Initial Average Golden Star Issuer Share Price” means the price notified by the Facility Agent to the Borrower as the average of the Golden Star Issuer Share Price on the Scheduled Trading Day immediately preceding the:

(a)                                 Signing Date; and

(b)                                 Utilisation Date,

in each case converted into US Dollars at the Applicable FX Rate.

“Initial [**] Issuer Share Price” means the price notified by the Facility Agent to the Borrower as the [**] Issuer Share Price on the Scheduled Trading Day immediately preceding the Signing Date, converted into US Dollars at the Applicable FX Rate.

“Initial [**] Issuer Shares” the number of [**] Issuer Shares to be credited to the [**] Securities Account on or before the Utilisation Date and which is notified by the Borrower to the Facility Agent in the Utilisation Request.

“Initial Further Assurance Side Letter” means the initial further assurance side letter between the Facility Agent, the Borrower, Marchmont Limited, the [**] Security Provider and the Initial Golden Star Security Provider dated on or about the date of this Agreement.

“Initial Golden Star Issuer Share Price” means the price notified by the Facility Agent to the Borrower as the Golden Star Issuer Share Price on the Scheduled Trading Day immediately preceding the Signing Date, converted into US Dollars at the Applicable FX Rate.

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

“Initial Golden Star Issuer Shares” means the number of Golden Star Issuer Shares to be credited to the Initial Golden Star Securities Account on the Utilisation Date and which is notified by the Borrower to the Facility Agent in the Utilisation Request.

“Initial Golden Star Cash Account” means the cash account held in the name of the Initial Golden Star Security Provider with the Golden Star Custodian, pursuant to the terms of the Initial Golden Star Custody Agreement.

“Initial Golden Star Cash and Securities Accounts Security Agreement” means the security document entered into or to be entered into between the Initial Golden Star Security Provider and the Security Agent creating a Security Interest over the Initial Golden Star Cash Account and the Initial Golden Star Securities Account.

“Initial Golden Star Custody Agreement” means the custody agreement dated on or about the date of this Agreement and between the Initial Golden Star Security Provider and the Golden Star Custodian.

“Initial Golden Star Securities Account” means the securities account held in the name of the Initial Golden Star Security Provider with the Golden Star Custodian, pursuant to the terms of the Initial Golden Star Custodian Agreement and which is subject to Security pursuant to the Initial Golden Star Cash and Securities Accounts Security Agreement.

“Initial Obligor” means the Borrower, the Initial Golden Star Security Provider and the [**] Security Provider.

“Interest Expense” means, in relation to any financial quarter or, as applicable, financial half year of an Issuer, the aggregate amount of interest and any other finance charges (whether or not paid, payable or capitalised) accrued by that Issuer in that financial quarter or financial half year in respect of Financial Indebtedness as determined from the latest published quarterly financial statements or, as applicable, semi-annual financial statements of that Issuer.

“Interest Payment Date” means the last day of each Interest Period.

“Interest Period” means each period determined under this Agreement by reference to which interest on a Loan or Unpaid Sum is calculated.

“Interpolated Screen Rate” means, in relation to LIBOR for an Interest Period, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:

(a)                                 the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than that Interest Period; and

(b)                                 the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds that Interest Period, each as of the Specified Time on the Quotation Day.

“Investor Rights Agreement” means each of the:

(a)                                 [**] Investor Rights Agreement; and

(b)                                 Golden Star Investor Rights Agreement.

“Issuer” means, in relation to the:

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(a)                                 Golden Star Issuer Shares, Golden Star; and

(b)                                 [**] Issuer Shares, [**].

“Issuer Insolvency Event” means any corporate action, legal proceeding or other procedure, step or circumstance described in clause 22.6 (Insolvency), 22.7 (Insolvency proceedings) and/or 22.8 (Creditors’ process) has been taken or threatened in relation to an Issuer (but as if references in those clauses to an Obligor were instead to an Issuer).

“Issuer Share Other Right to Match Transaction” means any new transaction (not including an Equivalent Margin Financing) in relation to or referring to any Issuer Share to be entered into by a Relevant Party after the Signing Date (including, but not limited to, any purchase of Issuer Shares and/or any disposal of Issuer Shares).

“Issuer Share Price” means the Golden Star Issuer Share Price or the [**] Issuer Share Price.

“Issuer Share Right to Match Transaction” means any:

(a)                                 Equivalent Margin Financing; and

(b)                                 Issuer Share Other Right to Match Transaction.

“Issuer Shares” means the Golden Star Issuer Shares or the [**] Issuer Shares.

“La Mancha Group” means the Borrower or any of its Subsidiaries.

“Legal Reservations” means:

(a)                                 the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)                                 the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for, or indemnify a person against, non-payment of UK stamp duty may be void and defences of set-off or counterclaim;

(c)                                  similar principles, rights and defences under the laws of any Relevant Jurisdiction; and

(d)                                 any general principles of law which are set out as qualifications or reservations in any legal opinion delivered in accordance with clause 4 (Conditions of Utilisation).

“Lender” means:

(a)                                 any Original Lender; and

(b)                                 any bank, financial institution, trust, fund or other entity which has become a Party as a “Lender” in accordance with clause 24 (Changes to the Lenders), which in each case has not ceased to be a Party as such in accordance with the terms of this Agreement.

“Leverage Event” has the meaning given to it in clause 18.5 (Leverage Event).

“LIBOR” means, in relation to any Interest Period:

(a)                                 the applicable Screen Rate as of the Specified Time on the Quotation Day for a period equal to that Interest Period; or

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(b)                                 as otherwise determined pursuant to clause 10.1 (Unavailability of Screen Rate), and if, in either case, that rate is less than zero, LIBOR will be deemed to be zero.

“Limitation Acts” means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984.

“Listing Rules” means, in relation to a Relevant Exchange, the rules of such Relevant Exchange relating to the listing and trading of shares on such Relevant Exchange and the admission of securities to such Relevant Exchange.

“LMA EBITDA” means, in relation to any financial quarter or, as applicable, financial half year of an Issuer, the total consolidated operating profit of that Issuer for that financial quarter or financial half year:

(a)                                 before taking into account:

(i)                                     goodwill amortisation;

(ii)                                  Interest Expense;

(iii)                               Tax;

(iv)                              any share of the profit of any associated company or undertaking, except for dividends received in cash by that Issuer; and

(v)                                 extraordinary and exceptional items; and

(b)                                 after adding back all amounts provided for depreciation and amortisation for that financial quarter or financial half year,

as determined from the latest published quarterly financial statements or, as applicable, semi-annual financial statements of that Issuer.

“Loan” means a loan made or to be made under the Facility or the principal amount outstanding for the time being for that loan.

“Longstop Date” means 5 October 2018.

“LTV Initial Percentage” means [**].

“LTV Percentage” has the meaning given to it in clause 18.1 (LTV Percentage).

“LTV Release Percentage” means [**].

“LTV Trigger Percentage” means [**].

“Luxembourg” means the Grand Duchy of Luxembourg.

“Majority Lenders” means:

(a)                                 if there is no Loan then outstanding, Lender(s) whose Commitments then aggregate 50.1 per cent. or more of the Total Commitments;

(b)                                 if there is no Loan then outstanding and the Total Commitments have been reduced to zero, Lender(s) whose Commitments aggregated 50.1 per cent. or more of the Total Commitments immediately before the reduction; or

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(c)                                  at any other time, Lender(s) whose participation in the outstanding Loan and whose Commitments then aggregate 50.1 per cent. or more of the aggregate of all the outstanding Loan and the Commitments of all the Lenders.

“Margin Call Amount” has the meaning given to it in clause 18.2 (Margin Call).

“Margin Call Notice” means a margin call notice substantially in the form set out in Part 2 (Form of Margin Call Notice) of Schedule 6 (Form of Margin Notices).

“Margin Call Notice Date” has the meaning given to it in clause 18.2 (Margin Call).

“Margin Call Occurrence Date” has the meaning given to it in clause 18.2 (Margin Call).

“Margin Release Amount” has the meaning given to it in clause 18.4 (Margin Release).

“Margin Release Date” has the meaning given to it in clause 18.4 (Margin Release).

“Margin Release Notice” means a margin release notice substantially in the form set out in Part 2 (Form of Margin Release Notice) of Schedule 7 (Form of Margin Notices).

“Margin Release Notice Date” has the meaning given to it in clause 18.4 (Margin Release).

“Material Adverse Effect” means a material adverse effect on:

(a)                                 the assets, business or financial condition of any Obligor;

(b)                                 the ability of the Borrower to perform its payment obligations under any Finance Document or any of its obligations under clause 18 (Loan to Value);

(c)                                  the validity or enforceability (including, without limitation, the timing of enforceability) of any Finance Document or ranking of any Security Interest granted or purported to be granted pursuant to any Finance Document; or

(d)                                 any right or remedy of a Finance Party in respect of a Finance Document.

“Material Non-Public Information” means any information (including without limitation any information regarding any material adverse change or prospective material adverse change in the condition of, or any actual, pending or threatened litigation, arbitration or similar proceeding involving, an Issuer) that is not described in an Issuer’s most recent annual report or subsequent public information releases and which, if it were made public, would be likely to have a significant effect on the price or value of the applicable Issuer Shares.

“Merger Event” means, in respect of any Issuer Shares, any:

(a)                                 reclassification or change of those Issuer Shares that results in a transfer of or an irrevocable commitment to transfer all outstanding Issuer Shares of that type to another entity or person;

(b)                                 consolidation, amalgamation, merger or binding share exchange of the Issuer of those Issuer Shares with or into another entity or person (other than a consolidation, amalgamation, merger or binding share exchange in which that Issuer is the continuing entity and which does not result in a reclassification or change of any of those Issuer Shares then outstanding);

(c)                                  a takeover offer, scheme of arrangement, exchange offer, solicitation, proposal or other event by any entity or person to purchase or otherwise obtain 100 per cent. of the

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

outstanding Issuer Shares of that type that results in a transfer of or an irrevocable commitment to transfer all such Issuer Shares (other than the Issuer Shares owned or controlled by such other entity or person); or

(d)                                 a consolidation, amalgamation, merger or binding share exchange of the Issuer of those Issuer Shares or its Subsidiaries with or into another entity in which that Issuer is the continuing entity and which does not result in a reclassification or change of the outstanding Issuer Shares of that type but results in the outstanding Issuer Shares (other than Issuer Shares owned or controlled by such other entity) immediately prior to such event collectively representing less than 50 per cent. of the outstanding Issuer Shares of that type immediately following such event.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)                                 (subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period will end on the next Business Day in the calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)                                 if there is no numerically corresponding day in the calendar month in which that period is to end, that period will end on the last Business Day in that calendar month; and

(c)                                  if an Interest Period begins on the last Business Day of a calendar month, that Interest Period will end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.

“Nationalisation” means, as determined by the Calculation Agent, all the Golden Star Issuer Shares, all the [**] Issuer Shares or any of the Pledged Issuer Shares or all or substantially all of the assets of any Issuer are nationalised, expropriated or are otherwise required to be transferred to any governmental agency, authority, entity or instrumentality thereof.

“New Lender” has the meaning given to it in clause 24 (Changes to the Lenders).

“Non Issuer Share Equivalent Margin Financing” means any transaction (other than the Existing Facility) entered into by any Relevant Party, in whatever form (including a derivative, loan, repo, stock loan or other arrangement) which is collateralised (whether by way of a security interest or by way of outright transfer) by any shares (other than Issuer Shares) or which may lead to a sale, realisation, appropriation or set-off against the value of any shares (other than Issuer Shares) or a close-out netting involving the value of any shares (other than Issuer Shares) in connection with the occurrence of an event of default, acceleration or other similar event or condition, howsoever described.

“Non Issuer Share Other Financing” means any other new transaction (other than a Non Issuer Share Equivalent Margin Financing or an Issuer Share Right to Match Transaction) to be entered into by a Relevant Party after the Signing Date which involves the incurrence of Relevant Financial Indebtedness by such Relevant Party.

“Non Issuer Share Right to Match Transaction” means:

(a)                                 a Non Issuer Share Equivalent Margin Financing; and

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(b)                                 a Non Issuer Share Other Financing.

“Obligor” means the Borrower or a Security Provider.

“OFAC” means the Office of Foreign Assets Control of the US Department of the Treasury.

“Original Financial Statements” means:

(a)                                 in relation to the Borrower, its audited financial statements for the financial year ended 31 December 2017;

(b)                                 in relation to the Subsequent Golden Star Security Provider, its pro forma balance sheet accepted by the Facility Agent as a condition precedent under Part 2 (Conditions Precedent to Accession By Subsequent Golden Star Security Provider) of Schedule 2; and

(c)                                  in relation to the [**] Security Provider, the unaudited financial statements of the [**] Security Provider for the financial year ended 31 December 2017.

“Party” means a party to this Agreement.

“Permitted Non Issuer Share Transaction” means any transaction of any description relating to or referencing shares which are not Issuer Shares and which is not a Non Issuer Share Right to Match Transaction.

“Permitted Reorganisation” means any a reorganisation, amalgamation, demerger, merger, consolidation or corporate reconstruction (a “Reorganisation”) of the business or assets of, or shares in, the Borrower which:

(a)                                 would not have a Material Adverse Effect; and

(b)                                 prior to such Reorganisation, the Borrower has confirmed, and (if required by the Facility Agent) has delivered to the Facility Agent legal opinion(s) to confirm in relation to paragraphs (i) to (iii) below, in each case, to the satisfaction of the Facility Agent that, after such Reorganisation:

(i)                                     the Borrower will be one of the surviving legal entities;

(ii)                                  the Finance Parties will continue to have the same or equivalent rights under the Finance Documents;

(iii)                               the Borrower will continue to have the same or equivalent obligations and liabilities under the Finance Documents; and

(iv)                              the Reorganisation does not result in any adverse effect on, or a requirement of any additional step or action to be taken in order to exercise, any right of the Security Agent under the Security Documents or the Control Agreements.

“Permitted Transaction” means;

(a)                                 the Existing Facility;

(b)                                 if the Original Lender is a Lender under this Agreement at the time such Right to Match is entered into, any Right to Match Transaction:

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(i)            in which the Original Lender participates in compliance with clause 21.17 (Right to Match); or

(ii)           subject also to either (x) compliance with the Equivalent Margin Financing Conditions or (y) the Original Lender not exercising its right under clause 7.3 (Mandatory prepayment — Refinancing Event), in each case if an Equivalent Margin Financing and provided that the Borrower has complied with its obligation to notify the Original Lender of that transaction in accordance with clause 21.17(D) (Right to Match), in which the Original Lender is offered the opportunity to participate in compliance with clause 21.17 (Right to Match) and, if the Original Lender is a lender under any then pre-existing Permitted Transaction and has under the terms of that Permitted Transaction a right to match in respect of that Right to Match Transaction, that right to match, but does not participate in that transaction; or

(iii)          provided that the Borrower has complied with its obligation to notify the Original Lender of that transaction in accordance with clause 21.17(D) (Right to Match), in which the Original Lender is not offered the opportunity to participate in compliance with clause 21.17 (Right to Match). For the avoidance of doubt, the fact that such Right to Match Transaction is a Permitted Transaction does not in any way affect any application of clause 7.3 (Mandatory prepayment — Refinancing Event) or any increase to the Spread, in each case in accordance with clause 21.17(D)(3) or (4) (Right to Match) (respectively); and

(c)           any Permitted Non Issuer Share Transaction; and

(d)           (i) if the Original Lender is a Lender under this Agreement, any Right to Match Transaction which is entered into with the prior consent of the Facility Agent (acting on the instructions of the Original Lender) and (ii) if the Original Lender is not a Lender under this Agreement, any transaction which is entered into with the prior consent of the Facility Agent (acting on the instructions of the Majority Lenders).

“Pledged [**] Issuer Shares” means, at any time, the [**] Issuer Shares held at that time in the [**] Securities Account and which are the subject of the Security Interest created under the [**] Cash and Securities Accounts Security Agreement.

“Pledged Golden Star Issuer Shares” means, at any time, the Golden Star Issuer Shares held at that time in the Golden Star Securities Account and which are the subject of the Security Interest created under the Golden Star Cash and Securities Accounts Security Agreement.

“Pledged Issuer Shares” means the Pledged Golden Star Issuer Shares and the Pledged [**] Issuer Shares.

“Pro Rata Share” means:

(a)           for the purpose of determining a Lender’s participation in a Utilisation, the proportion which its undrawn Commitment bears to the aggregate undrawn Total Commitments; and

(b)           for any other purpose at any time:

(i)            the proportion which a Lender’s participation in the Loan (if any) then bears to the aggregate Loan;

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(ii)           if there is no Loan outstanding at the relevant time, the proportion which its Commitment bears to the Total Commitments at that time;

(iii)          if there is no Loan outstanding and the Total Commitments have been reduced to zero, the proportion which its Commitment bore to the Total Commitments immediately before the reduction.

“Quotation Day” means, in relation to any period for which an interest rate is to be determined, two Business Days before the first day of that period unless market practice differs in the Relevant Interbank Market, in which case the Quotation Day will be determined by the Facility Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Secured Assets.

“Reference Bank Quotation” means any quotation supplied to the Facility Agent by a Reference Bank.

“Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request by the Reference Banks:

(a)           as the rate at which the relevant Reference Bank could borrow funds in the London interbank market in US Dollars and for the relevant period were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in that currency and for that period; or

(b)           if different, as the rate (if any and applied to the relevant Reference Bank, US Dollars and the relevant period) which contributors to the Screen Rate are asked to submit to the relevant administrator.

“Reference Banks” means the principal London offices of up to three banks as may be appointed from time to time by the Facility Agent, with consent of the Borrower.

“Refinancing Event” has the meaning given to that term in clause 21.17(D) (Right to Match).

“Related Fund” in relation to a fund (the “first fund”), means:

(a)           a fund which is managed or advised by the same investment manager or investment adviser as the first fund; or

(b)           if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

“Relevant Exchange” means:

(a)           in relation to the Golden Star Issuer Shares, each of the New York Stock Exchange and the Toronto Stock Exchange and any successor to any such exchange; and

(b)           in relation to the [**] Issuer Shares, the Toronto Stock Exchange and any successor to such exchange.

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

“Relevant Financial Indebtedness” means any Financial Indebtedness incurred by a Relevant Party which is:

(a)           in an aggregate amount of USD25,000,000 or more; and

(b)           for the avoidance of doubt, not including a collar or derivative transaction.

“Relevant Interbank Market” means the London interbank market.

“Relevant Jurisdiction” means in relation to an Obligor:

(a)           its jurisdiction of incorporation;

(b)           any jurisdiction where any asset subject to or intended to be subject to a Security Document is situated;

(c)           any jurisdiction where any Issuer Shares are listed traded or quoted on an exchange or quotation system, including the jurisdiction of each Relevant Exchange;

(d)           the jurisdiction whose laws govern the perfection of any Security Document entered into by it; and

(e)           any jurisdiction where it conducts its business.

“Relevant Party” means:

(a)           an Obligor; and

(b)           any Affiliate of an Obligor the shares in which are not listed, traded or publicly quoted on a public stock exchange.

“Relisting” means any Issuer Shares are listed, traded or quoted on the main segment of an exchange or quotation system (other than the Relevant Exchange), provided that in respect of such other exchange or quotation system the Calculation Agent are satisfied that:

(a)           there is comparable liquidity relative to those Issuer Shares on such substitute exchange or quotation system as on the Relevant Exchange;

(b)           those Issuer Shares continue to be cleared and registered in book-entry form through the relevant clearing system (or any successor or substitute to such clearing and book-entry registration system) at all times; and

(c)           the Relisting does not result in any adverse effect on, or a requirement of any additional step or action to be taken in order to exercise, any right of the Security Agent under the Security Documents or the Control Agreements.

“Repeating Representations” means each of the representations and warranties set out in clauses 19.2 (Status) to 19.5 (Power and authority) (inclusive), clause 19.7 (Governing law and enforcement), clause 19.10 (No default), clause 19.11 (No misleading information), clause 19.12 (Financial statements), clause 19.13 (Pari passu ranking), clause 19.17 (Title), clause 19.18 (Issuer Shares), clause 19.19 (Security) and clauses 19.22 (Sanctions and Anti-corruption) to 19.27 (US securities law — Golden Star).

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

“Right to Match Transaction” means:

(a)           an Issuer Share Right to Match Transaction; and

(b)           a Non Issuer Share Right to Match Transaction.

“Sanctioned Country” means, at any time, a country, region or territory which is the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any person listed in any Sanctions-related list of designated persons maintained by the Office of Foreign Assets Control of the US Department of the Treasury, the US Department of State, by the United Nations Security Council, the European Union, any EU member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any person operating, organised or resident in a Sanctioned Country or (c) any person owned or controlled by any such person.

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the US government, including those administered by the Office of Foreign Assets Control of the US Department of the Treasury or the US Department of State, (b) the United Nations Security Council, (c) the European Union, (d) any EU member state, (e) Her Majesty’s Treasury of the United Kingdom or (f) any other relevant sanctions authority.

“Sawiris Family” means in respect of Yousryia Nassif Loza Sawiris:

(a)           her spouse (by marriage or civil union) or common-law partner or former spouse or common-law partner;

(b)           any of her children, grandchildren or other descendants (by birth or adoption) and those of any person referenced in paragraph (a) above and each spouse (by marriage or by civil union) or common-law partner or former spouse or common-law partner of any of the aforementioned persons;

(c)           each trust created for her benefit or for the benefit of one or more of the persons referenced in paragraphs (a) and (b) above or in (d) below; and

(d)           a corporation or similar body corporate the majority capital of which is owned or held, directly or indirectly by her or any of the persons referenced in paragraphs (a), (b) and (c) above, but, in each case, only to the extent that each Finance Party has completed all necessary “know your customer” checks in respect each person that forms the Sawiris Family for the purposes of the Finance Documents.

“Scheduled Trading Day” means any day which is either an [**] Scheduled Trading Day or an Golden Star Scheduled Trading Day (or both).

“Screen Rate” means the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for US Dollars for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page US0003M of the Bloomberg screen (or any replacement Bloomberg page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Bloomberg. If such page or service ceases to be available, the Facility Agent may specify another page or service displaying the relevant rate after consultation with the Borrower.

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

“Secured Assets” means all of the assets expressed to be the subject of any Security Interest to be granted by an Obligor in favour of the Security Agent.

“Securities Account” means the Golden Star Securities Account or the [**] Securities Account.

“Security Document” means:

(a)           a Cash and Securities Accounts Security Agreement; or

(b)           any other document evidencing or creating security over any asset of an Obligor to secure any obligation of any Obligor to a Finance Party under the Finance Documents.

“Security Interest” means a mortgage, charge, pledge, lien, assignment by way of security, hypothecation or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Security Provider” means a Golden Star Security Provider or the [**] Security Provider.

“Share Collateral Value” means, at any time, the aggregate of the Golden Star Share Value and the [**] Share Value as calculated at the relevant time by the Calculation Agent, provided that, in determining the Share Collateral Value for the purposes of this Agreement the Calculation Agent shall only include:

(a)           an amount of the Golden Star Share Value which does not exceed [**] per cent. of the [**] Share Value at that time; and

(b)           an amount of the [**] Share Value which does not exceed [**] per cent. of the Golden Star Share Value at that time.

“Share Event” means any one or more of the following:

(a)           the average daily number of Golden Star Issuer Shares traded on any Relevant Exchange on the most recent [**] Golden Star Scheduled Trading Days as shown on the Bloomberg page GSC CN (TSE) or GSS US (NYSE) (as applicable) (or any replacement pages) falls below [**] per cent. of the average daily number of Golden Star Issuer Shares traded on that Relevant Exchange on the Signing Date;

(b)           the average daily number of [**] Issuer Shares traded on any Relevant Exchange on the most recent [**] [**] Scheduled Trading Days as shown on the Bloomberg page EDV CN Equity HP (or any replacement page) falls below [**]  per cent. of the average daily number of [**] Star Issuer Shares traded on that Relevant Exchange on the Signing Date;

(c)           a Trading Disruption or Exchange Disruption occurs and continues for [**] or more consecutive [**] Scheduled Trading Days or Golden Star Scheduled Trading Days (as applicable);

(d)           on [**], the [**] Issuer Share Price is less than [**] per cent. of the Initial Average [**] Issuer Share Price; and/or

(e)           on [**], the Golden Star Issuer Share Price is less than [**] per cent. of the Initial Average Golden Star Issuer Share Price.

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

“Share Trigger Event” being outstanding means:

(a)           the latest [**] Issuer Share Price is [**] per cent. or less than the [**] Issuer Share Price on the immediately preceding [**][**];

(b)           the latest Golden Star Share Price is [**] per cent. or less than the Golden Star Issuer Share Price on [**];

(c)           the latest [**] Issuer Share Price is [**] per cent. or less than the [**] Issuer Share Price for any of the [**] immediately preceding [**] Scheduled Trading Days; or

(d)           the latest Golden Star Issuer Share Price is [**] per cent. or less than the Golden Star Issuer Share Price for any of the [**] immediately preceding Golden Star Scheduled Trading Days.

“Signing Date” means the date of this Agreement.

“Specified Time” means a day or time determined in accordance with Schedule 9 (Timetables).

“Spread” means [**] per cent. per annum, subject to any increase in accordance with clause 21.17(D)(4) (Right to Match).

“Spread Increase Event” has the meaning given to that term in clause 21.17(D)(2) (Right to Match).

“Structuring Fee Letter” means the fee letter dated on or about the date of this Agreement between ICBC Standard Bank Plc and the Borrower.

“Subscription Agreement” means the subscription agreement dated 1 August 2018 and made between the Borrower as investor and Golden Star as the company, as may be assigned by the Borrower to the Subsequent Golden Star Security Provider.

“Subsequent Further Assurance Side Letter” means the subsequent further assurance side letter to be entered into in connection with clause 21.20 (Condition subsequent) and made between the Facility Agent and the Subsequent Golden Star Security Provider.

“Subsequent Golden Star Cash Account” means the cash account held in the name of the Subsequent Golden Star Security Provider with the Golden Star Custodian, pursuant to the terms of the Subsequent Golden Star Custody Agreement.

“Subsequent Golden Star Cash and Securities Accounts Security Agreement” means the security document to be entered into in connection with clause 21.20 (Condition subsequent) and made between the Subsequent Golden Star Security Provider and the Security Agent creating a Security Interest over the Subsequent Golden Star Cash Account and the Subsequent Golden Star Securities Account.

“Subsequent Golden Star Custody Agreement” means the custody agreement to be entered into in connection with clause 21.20 (Conditions subsequent) and made between the Subsequent Golden Star Security Provider and the Golden Star Custodian.

“Subsequent Golden Star Securities Account” means the securities account held in the name of the Subsequent Golden Star Security Provider with the Golden Star Custodian, pursuant to the terms of the Subsequent Golden Star Custodian Agreement and which is subject to Security pursuant to the Subsequent Golden Star Cash and Securities Accounts Security Agreement.

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

“Subsequent Golden Star Security Provider” means La Mancha Star Investments S.à r.l, a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg, registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés, Luxembourg) under registration number B227709, with its registered address at 31-33, Avenue Pasteur L-2311 Luxembourg, Grand-Duchy of Luxembourg.

“Subsidiary” means an entity of which a person has direct or indirect control or owns directly or indirectly more than 50 per cent. of the voting capital or similar right of ownership and control for this purpose means the power to direct the management and the policies of the entity whether through the ownership of voting capital, by contract or otherwise.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of them).

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

“Tax Payment” means either an increase in a payment made by an Obligor to a Finance Party under clause 12.2 (Tax gross-up) or a payment under clause 12.3 (Tax indemnity).

“Tender Offer” means a takeover bid, takeover offer, tender offer, exchange offer, solicitation, proposal or other event (a relevant offer) by any entity or person that results in such entity or person purchasing or otherwise obtaining or having the right to obtain, by conversion or other means, greater than 25 per cent. and less than 50 per cent. of the outstanding voting shares of an Issuer, as determined by the Calculation Agent, based upon the making of filings with governmental or self-regulatory agencies or such other information as the Calculation Agent deem relevant, provided that no Tender Offer will occur for the purposes of this Agreement in respect of a relevant offer if:

(a)           that relevant offer is made by a Security Provider or any of its Affiliates;

(b)           that relevant offer does not result in a Security Provider or any of its Affiliates being required to make a mandatory takeover offer in respect of the relevant Issuer; and

(c)           that relevant offer does not result in the Security Providers and its Affiliates in aggregate owning more than 50 per cent. of the relevant Issuer Shares.

“Termination Date” means 5 January 2021.

“Third Parties Act” means the Contracts (Rights of Third Parties) Act 1999.

“Total Commitments” means the aggregate of the Commitments, being USD106,000,000 as at the Signing Date.

“Total Debt” means the line item referred to as “Total Liabilities” in an Issuer’s quarterly or, as applicable, semi-annual financial statements.

“Trading Disruption” means, in relation to any Issuer Shares, any suspension of or limitation imposed on trading by a Relevant Exchange relating to those Issuer Shares and whether by reason of movements in price exceeding limits permitted by that Relevant Exchange or otherwise.

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Facility Agent and the Borrower.

“Transfer Date” means, in relation to an assignment or a transfer, the later of:

(a)           the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)           the date on which the Facility Agent executes the relevant Assignment Agreement or Transfer Certificate.

“Trigger Event” means the occurrence of:

(a)           an Extraordinary Event Date;

(b)           a Borrower Change of Control;

(c)           a Share Event;

(d)           a Share Trigger Event;

(e)           an Exclusion Leverage Event; and

(f)            an Adjustment Trigger Event.

“Trigger Event Occurrence Date” means the date of occurrence of a Trigger Event.

“UK” means the United Kingdom of Great Britain and Northern Ireland.

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“US” means the United States of America.

“USD Equivalent” means, in respect of any amount in Canadian Dollars, the equivalent of that amount in US Dollars as determined by the Calculation Agent by applying the Applicable FX Rate to that amount.

“US Dollar” or “USD” means the lawful currency of the US.

“Utilisation” means a utilisation of the Facility.

“Utilisation Date” means the date of a Utilisation, being the date on which the relevant Loan is or is to be made.

“Utilisation Request” means a notice substantially in the form set out in Schedule 3 (Form of Utilisation Request).

“VAT” means:

(a)           any Tax imposed in compliance with Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(b)           any other Tax of a similar nature whether imposed in a member state of the European Union in substitution for, or levied in addition to, such Tax referred to in paragraph (a) above, or imposed elsewhere.

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

“Voluntary Cash A Margin” has the meaning given to that term in clause 18.3(B) (Cash collateral).

“Voluntary Cash B Margin” has the meaning given to that term in clause 18.3(C) (Cash collateral).

1.2                               Construction

(A)          Unless this Agreement expressly provides to the contrary, any reference in this Agreement to:

(1)           a Party or any other person includes its successors in title, permitted assigns and permitted transferees to, or of, all or any combination of its rights and obligations under the Finance Documents;

(2)           “acting in concert” means, a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition directly or indirectly of shares in an Issuer or the Borrower (as applicable) by any of them, either directly or indirectly, to obtain or consolidate control of that Issuer or the Borrower (as applicable);

(3)           an amendment includes a supplement, novation, extension (whether of maturity or otherwise), restatement, re-enactment or replacement (however fundamental and whether or not more onerous) and amended will be construed accordingly;

(4)           assets includes present and future properties, revenues and rights of every description;

(5)           disposal includes a sale, transfer, assignment, grant, lease, licence, declaration of trust or other disposal, whether voluntary or involuntary, and dispose will be construed accordingly;

(6)           a Finance Document, the Subscription Agreement or any other agreement or instrument includes (without prejudice to any restriction on amendments) any amendment to that Finance Document, the Subscription Agreement or other agreement or instrument, including any change in the purpose of, any extension of or any increase in the amount of a facility or any additional facility;

(7)           indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(8)           an instruction or direction to the Security Agent shall mean an instruction or direction (as the case may be) in writing;

(9)           “know your customer checks” are the identification checks that a Finance Party requests to meet its obligations under any applicable law or regulation to identify a person who is (or is to become) its customer;

(10)         a person includes any individual, firm, company, corporation, government, state or agency of a state or any association or body (including a partnership, trust, fund, joint venture or consortium), or any other entity (whether or not having separate legal personality);

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(11)         a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a type with which persons to which it applies are generally accustomed to comply) of any governmental, inter-governmental or supranational body, agency or department, or of any regulatory, self-regulatory or other authority or organisation;

(12)         an account includes (A) if there is a change of entity at which such account is held or maintained, any account or sub-account into which all or part of any cash or securities previously in such account is transferred: and (B) any account which is a successor to such account on any re-numbering or re-designation of accounts and any account into which all or part of any cash or securities previously in such account is transferred for investment or administrative purposes;

(13)         a currency is a reference to the lawful currency for the time being of the relevant country;

(14)         a provision of law is a reference to that provision as amended and includes any subordinate legislation; and (xv) a time of day is a reference to London time.

(B)          The determination of the extent to which a rate is for a period equal in length to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

(C)          A clause or a Schedule is a reference to a clause of or a schedule to this Agreement.

(D)          The headings in this Agreement are for ease of reference only and do not affect its interpretation.

(E)           Unless this Agreement expressly provides to the contrary:

(1)           a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement;

(2)           a Default is continuing if it has not been remedied or waived and an Event of Default is continuing if it has not been waived;

(3)           a Trigger Event is continuing if it has not been waived;

(4)           an Adjustment Event is continuing unless the Calculation Agent are satisfied that the Borrower has taken each action necessary or required by the Calculation Agent to be taken by the Borrower pursuant to paragraph (B) of clause 17 (Adjustment Event) and each item described in paragraph (B) of clause 17 (Adjustment Event) has been completed to the satisfaction of all the Lenders; and

(5)           any obligation of an Obligor under the Finance Documents which is not a payment obligation remains in force for so long as any payment obligation of any Obligor is outstanding or any Commitment is in force under the Finance Documents.

(F)           Unless the context otherwise requires, a reference to a Secured Asset includes:

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(1)           any part of that Secured Asset;

(2)           any proceeds of that Secured Asset; and

(3)           any present and future assets of that type.

(G)          For the purposes of this Agreement and the other Finance Documents, the Parties agree that time is of the essence in respect of performance by each Obligor of its obligations under the Finance Documents.

(H)          Any reference within a clause to this clause means the entirety of that clause.

1.3                               Luxembourg terms

In this Agreement, a reference to:

(A)          a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrator receiver, administrator or similar officer includes any:

(1)           juge-commissaire or insolvency receiver (curateur) appointed under the Luxembourg Commercial Code;

(2)           liquidateur appointed under Articles 1100-1 to 1100-15 (inclusive) of the Luxembourg law dated 10 August 1915 on commercial companies, as amended;

(3)           juge-commissaire or liquidateur appointed under Article 1200-1 of the Luxembourg law dated 10 August 1915 on commercial companies, as amended;

(4)           commissaire appointed under the Grand-Ducal decree of 24 May 1935 on the controlled management regime or under Articles 593 to 614 (inclusive) of the Luxembourg Commercial Code; and

(5)           juge délégué appointed under the Luxembourg law of 14 April 1886 on the composition to avoid bankruptcy, as amended;

(B)          a winding-up, administration, dissolution, liquidation, bankruptcy, insolvency, reorganization, moratorium or any similar proceeding includes, without limitation, (i) insolvency/bankruptcy (faillite) within the meaning of Articles 437 ff. of the Luxembourg Commercial Code, (ii) controlled management (gestion contrôlée) within the meaning of the grand ducal regulation of 24 May 1935 on controlled management, (iii) voluntary arrangement with creditors (concordat préventif de la faillite) within the meaning of the Luxembourg law of 14 April 1886 on arrangements to prevent insolvency, as amended, (iv) suspension of payments (sursis de paiement) within the meaning of Articles 593 ff. of the Luxembourg Commercial Code or (v) voluntary or compulsory winding-up pursuant to the Luxembourg law of 10 August 1915 on commercial companies, as amended;

(C)          a person being unable to pay its debts includes that person being in a state of cessation of payments (cessation de paiements) or having lost or meeting the criteria to lose its commercial creditworthiness (ébranlement de crédit);

(D)          attachments or similar creditors process means an executory attachment (saisie exécutoire) or conservatory attachment (saisie arrêt); and

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(E)           a “set-off” includes, for purposes of Luxembourg law, legal set-off.

1.4                               Maltese terms

In this Agreement, reference to any administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of the [**] Security Provider or a composition, compromise, assignment or arrangement with any creditor of the [**] Security Provider includes company reconstruction and company recovery procedures in terms of Part VI of the Companies Act, Cap 386 of the laws of Malta.

1.5                               Third party rights

(A)          Unless expressly provided to the contrary in a Finance Document, a person who is not a party to a Finance Document has no right under the Third Parties Act to enforce or to enjoy the benefit of any term of that Finance Document.

(B)          Notwithstanding any term of any Finance Document, the consent of any person who is not a party to a Finance Document is not required to rescind or vary that Finance Document at any time.

2.                                      THE FACILITY

2.1                               The Facility

Subject to the terms of this Agreement, the Lenders make available to the Borrower a term loan facility in an aggregate amount equal to the Total Commitments.

2.2                               Finance Parties’ rights and obligations

(A)          The obligations of each Finance Party under the Finance Documents are several.

(B)          Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents.

(C)          No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(D)          The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and they include the right to repayment of any debt owing to that Finance Party under the Finance Documents.

(E)           Any debt arising under the Finance Documents to a Finance Party is a separate and independent debt. Any part of a Loan or any other amount owed by an Obligor which relates to a Finance Party’s participation in the Facility or its role under a Finance Document is a debt owing to that Finance Party by that Obligor (including if it is payable to the Facility Agent on that Finance Party’s behalf).

(F)           A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

3.                                      PURPOSE

3.1                               Purpose

The Borrower must apply all amounts borrowed by it under the Facility towards:

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(A)          financing the consideration payable for the Acquisition; and

(B)          financing other related amounts including fees, costs and expenses in connection with the Acquisition and the Facility.

3.2                               Monitoring

No Finance Party is bound to monitor or verify the application of any utilisation of the Facility.

4.                                      CONDITIONS OF UTILISATION

4.1                               Initial conditions precedent

(A)                               A Utilisation Request may not be given unless the Facility Agent has received (or waived receipt of) all of the documents and other evidence listed in Part 1 (Conditions precedent to Utilisation) of Schedule 2 in form and substance satisfactory to the Facility Agent (acting reasonably). The Facility Agent must notify the Borrower and the Lenders promptly upon being so satisfied.

(B)                               Other than to the extent that the Majority Lenders notify the Facility Agent in writing to the contrary before the Facility Agent gives the notification described in paragraph (A), the Lenders authorise (but do not require) the Facility Agent to give that notification. The Facility Agent shall not, unless grossly negligent or due to or arising out of fraud or wilful misconduct, be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.2                               Further conditions precedent

The Lenders will only be obliged to comply with clause 5.4 (Availability of Loan) if on the date of the Utilisation Request and on the proposed Utilisation Date (each a “Relevant Date”):

(A)                               no Blocking Event is outstanding or would result from the proposed Loan;

(B)                               the making of the Loan will not cause the LTV Percentage to exceed the LTV Initial Percentage, provided that, in order to calculate the LTV Percentage for this purpose:

(1)           the proposed Loan shall be deemed to have been made on such date; and

(2)           the Share Collateral Value shall be calculated:

(a)                                 using the Issuer Share Price on the Scheduled Trading Day immediately preceding the proposed Utilisation Date; and

(b)                                 as if the Issuer Shares that are to become Secured Assets have become Secured Assets on that date,

and provided further that, for the purposes of that calculation:

(c)           any amount of the Golden Star Share Value in excess of [**] Share Value shall not be included; and

(d)           any amount of the [**] Share Value in excess of [**] per cent. of the Golden Star Share Value shall not be included.

(C)          the [**] Issuer Share Price has not decreased by [**] per cent. or more from the Initial [**] Issuer Share Price;

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(D)          the Golden Star Issuer Share Price has not decreased by [**] per cent. or more from the Initial Golden Star Issuer Share Price; and

(E)           the Repeating Representations are true in all material respects,

and, in order to comply with the requirements of paragraph (B) above, the Borrower may, before the date of the Utilisation Request, pay (or procure that a Security Provider or another Affiliate of the Borrower pays) to the Facility Agent an amount of cash in US Dollars which amount shall form part of the Cash Margin Balance for the purposes of this Agreement and the calculation of the LTV Percentage.

4.3                               Maximum number

The Borrower may not borrow more than one Loan under the Facility.

5.                                      UTILISATION

5.1                               Delivery of a Utilisation Request

The Borrower may borrow the Loan by delivery to the Facility Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2                               Completion of a Utilisation Request

The Utilisation Request for the Loan is irrevocable and will not be regarded as having been duly completed unless:

(A)          the proposed Utilisation Date is a Business Day within the Availability Period; and

(B)          the currency and amount of the Loan comply with clause 5.3 (Currency and amount).

5.3                               Currency and amount

(A)          The currency specified in the Utilisation Request must be US Dollars.

(B)          The amount of the proposed Loan must not exceed the amount of the undrawn Total Commitments.

5.4                               Availability of Loan

(A)          If the conditions set out in this Agreement have been met, each Lender must make its participation in the requested Loan available by the proposed Utilisation Date through its Facility Office to the Facility Agent (or as otherwise agreed between the Facility Agent and that Lender).

(B)          The amount of each Lender’s participation in a requested Loan will be its Pro Rata Share immediately before making the Loan.

(C)          No Lender is obliged to participate in the Loan if, as a result:

(1)           its participation in the Loan would exceed its Commitment; or

(2)           the Loan would exceed the Total Commitments.

(D)          The Facility Agent must notify each Lender of the details of a requested Loan and the amount of its participation in that Loan by the Specified Time.

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(E)           Without prejudice to clause 30 (Set-off), when:

(1)           in the case of a Lender, making its participation in the requested Loan available; or

(2)           in the case of the Facility Agent, providing the proceeds of the Utilisation as requested in the Utilisation Request,

a Finance Party may deduct any amounts owing to it by an Obligor (including, without limitation, any fees, expenses, or amounts owing under an indemnity).

6.                                      REPAYMENT

The Borrower must repay the Loan in full on the Termination Date.

7.                                      PREPAYMENT AND CANCELLATION

7.1                               Mandatory prepayment — Illegality

(A)          If it becomes unlawful, or otherwise prohibited under any Sanctions, in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by any Finance Document or to fund or maintain its participation in a Loan or for it to hold, acquire or dispose of any Issuer Shares or Security Interest over any Issuer Shares or to enforce the Security Documents, or it becomes unlawful, or otherwise prohibited under any Sanctions, in any applicable jurisdiction for any Affiliate of a Lender for that Lender to do so, that Lender must notify the Facility Agent promptly upon becoming aware of that event, and, if that Lender so requires, the Facility Agent shall promptly notify the Borrower that:

(1)           the Borrower must on the date specified in paragraph (B) repay or prepay that Lender’s participation in the relevant Loan; and

(2)           that Lender’s Commitment will be cancelled with effect from the date of the notice to the Borrower.

(B)          The date for repayment or prepayment of the Loan will be:

(1)           the last day of the Interest Period for the Loan which is current on the date of the notice under paragraph (A) above; or

(2)           if earlier, the date specified by the relevant Lender to the Facility Agent and notified to the Borrower by the Facility Agent in the notice under paragraph (A) above which must be no earlier than the last day of any applicable grace period permitted by law.

7.2                               Mandatory prepayment — Trigger Event

(A)          The Borrower must notify the Facility Agent promptly upon becoming aware of a Trigger Event.

(B)          On or at any time within 30 days after a Trigger Event Occurrence Date (the “Trigger Event Period”):

(1)           prior to the Borrower consenting to, and each Obligor carrying out in accordance with paragraph (C) below, the action required by the Facility Agent

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

or the Majority Lenders under paragraph (2) below, no Lender will be obliged to fund the Loan;

(2)           without prejudice to paragraph (3)(x) below, the Majority Lenders may notify the Borrower of the actions that they require to be taken in accordance with paragraph (C) below to amend the Finance Documents (such notice being the “Amendment Notice”); and

(3)           if (x) a Lender so requires at any time during the Trigger Event Period or (y) the Borrower, within three Business Days of receiving an Amendment Notice, does not notify the Facility Agent that it consents to the action required by that Amendment Notice or does so notify the Facility Agent but the Obligors do not promptly comply with paragraph (C) below, the Facility Agent shall, if so required by a Lender, promptly by notice to the Borrower (the date of this notice being the “Prepayment Notice Date”):

(a)           cancel the Commitment of that Lender; and

(b)           declare all or part of the participation of that Lender in the outstanding Loan, together with accrued interest and all other amounts accrued under the Finance Documents in respect of that participation, (the “Aggregate Prepayment Amount”) to be due and payable as follows:

(i)            by 5:00 pm (New York time) on the second Business Day following the Prepayment Notice Date, an amount equal to not less than 50 per cent. of the Aggregate Prepayment Amount; and

(ii)           by 5:00 pm (New York time) on the fourth Business Day following the Prepayment Notice Date, an amount equal to the balance of all of the Aggregate Prepayment Amount.

(C)          Each Obligor must, at its own expense, promptly take any action required by any Amendment Notice, for the purposes of:

(1)           amending the terms of the Finance Documents; and

(2)           extending the security created by the Security Documents to all shares, securities, cash (and the debt represented thereby), other distributions and rights resulting from the relevant Trigger Event, in each case, as is required by a Lender.

7.3                               Mandatory prepayment — Refinancing Event

On or at any time after a Refinancing Event, if the Original Lender so requires, the Facility Agent shall, promptly by notice to the Borrower (the date of this notice being the “Refinancing Prepayment Notice Date”):

(A)          cancel the Commitment of that Lender; and

(B)          declare all or part of the participation of that Lender in the outstanding Loan, together with accrued interest and all other amounts accrued under the Finance Documents in respect of that participation, (the “Refinancing Aggregate Prepayment Amount”) to be due and payable as follows:

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(1)           by 5:00 pm (New York time) on the second Business Day following the Refinancing Prepayment Notice Date, an amount equal to not less than 50 per cent. of the Refinancing Aggregate Prepayment Amount; and

(2)           by 5:00 pm (New York time) on the fourth Business Day following the Refinancing Prepayment Notice Date, an amount equal to the balance of all of the Refinancing Aggregate Prepayment Amount.

7.4                               Voluntary prepayment

(A)          The Borrower may, if it gives the Facility Agent not less than five Business Days’ prior notice (and, in relation to any prepayment as a result of the requirements of clause 21.5 (Disposals and derivative transactions), two Business Days’ prior notice), prepay the whole or any part of the Loan at any time.

(B)          A prepayment of part of the Loan must be in a minimum amount USD10,000,000.

7.5                               Automatic cancellation

The unutilised Total Commitments will be automatically cancelled at the close of business on the last day of the Availability Period.

7.6                               Right of replacement or repayment and cancellation in relation to a single Lender

(A)          If:

(1)           any sum payable to any Lender by the Borrower is required to be increased under paragraph (C) of clause 12.2 (Tax gross-up); or

(2)           any Lender claims indemnification from the Borrower under clause 12.3 (Tax indemnity) or any amount under clause 13 (Increased Costs),

the Borrower may, while the circumstances giving rise to the requirement for that increase or indemnification continue, give notice to the Facility Agent requesting prepayment and cancellation in respect of that Lender or give notice to the Facility Agent of its intention to replace that Lender in accordance with paragraph (D) below.

(B)          On receipt of a notice of prepayment and cancellation under paragraph (A) above:

(1)           the Commitments of that Lender will immediately be reduced to zero; and

(2)           the Borrower must repay or prepay that Lender’s participation in the Loan on the date specified in paragraph (C) below.

(C)          The date for repayment or prepayment of a Lender’s participation in the Loan will be:

(1)           the last day of the current Interest Period for the Loan; or

(2)           if earlier, the date specified by the Borrower in the notice under paragraph (A) above.

(D)          The Borrower may, in the circumstances set out in paragraph (A) above, on not less than five Business Days’ prior notice to the Facility Agent and that Lender, replace that Lender by requiring that Lender to (and, to the extent permitted by law, that Lender must) transfer pursuant to this Agreement all of its rights and obligations under this Agreement.

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(E)           The transferee must be a Lender or other international bank or financial institution selected by the Borrower which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with this Agreement for a purchase price in cash payable at the time of the transfer in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Loan and all accrued interest (to the extent that the Facility Agent has not given a notification under clause 24.9 (Pro rata interest settlement), Break Costs and other amounts payable in relation to it under the Finance Documents.

(F)           The replacement of a Lender pursuant to paragraph (D) above will be subject to the following conditions:

(1)           the Borrower will have no right to replace the Facility Agent;

(2)           neither the Facility Agent nor any Lender will have any obligation to find a replacement Lender;

(3)           the transferee shall accede to any coordination arrangements in existence between the Lenders;

(4)           no replacement of a Lender pursuant to paragraph (D) above may be effected if an Event of Default is continuing; and

(5)           the Lender replaced under paragraph (D) above will not be required to pay or surrender any of the fees received by that Lender pursuant to the Finance Documents.

7.7                               Miscellaneous

(A)          Any notice of cancellation or prepayment under this clause:

(1)           is irrevocable; and

(2)           unless a contrary indication appears in this Agreement, must specify:

(a)           the date upon which the relevant cancellation or prepayment is to be made; and

(b)           the amount of that cancellation or prepayment.

(B)          Any prepayment under this Agreement must be made together with accrued interest on the amount prepaid and, subject to any Break Costs and (where applicable) clause 11.2 (Make-Whole Amount), without premium or penalty.

(C)          No prepayment or cancellation is allowed except at the times and in the manner expressly provided for in this Agreement.

(D)          No amount of a Commitment cancelled under this Agreement may be subsequently reinstated.

(E)           If the Facility Agent receives a notice under this clause, it must promptly forward a copy of that notice to either the Borrower or the affected Lender(s), as appropriate.

(F)           If all or part of any Lender’s participation in the Loan is repaid or prepaid, an equivalent amount of that Lender’s Commitment will be deemed to be cancelled on the date of repayment or prepayment.

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(G)          No amount of the Loan prepaid or repaid under this Agreement may subsequently be re-borrowed.

8.                                      INTEREST

8.1                               Calculation of interest

The rate of interest on the Loan for each Interest Period is the aggregate of the applicable:

(A)          Spread; and

(B)          LIBOR.

8.2                               Payment of interest

Except where this Agreement expressly provides to the contrary, the Borrower must pay accrued interest on the Loan on each Interest Payment Date.

8.3                               Default interest

(A)          If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest will accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (B) below, is two per cent. per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each with a duration and Quotation Day selected by the Facility Agent (acting reasonably).

(B)          If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of the then current Interest Period relating to that Loan:

(1)           the first Interest Period for that overdue amount will have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(2)           the rate of interest applying to the overdue amount during that first Interest Period will be two per cent. per annum higher than the rate which would have applied if the overdue amount had not become due.

(C)          Unpaid interest arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

8.4                               Notification of rates of interest

(A)          The Facility Agent must notify each relevant Party promptly of the determination of a rate of interest under this Agreement.

(B)          The Facility Agent must notify the Borrower promptly of the Funding Rate relating to the Loan.

9.                                      INTEREST PERIODS

9.1                               Length of Interest Periods

(A)          Subject to the other provisions of this clause 9, each Interest Period will be three Months.

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(B)          The first Interest Period for the Loan will start on the Utilisation Date.

(C)          Each Interest Period for the Loan (other than the first Interest Period) will start on the last day of its preceding Interest Period.

9.2                               Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

9.3                               No overrunning the Termination Date

If an Interest Period would otherwise overrun the Termination Date, it will be shortened so that it ends on the Termination Date.

9.4                               Other adjustments

The Facility Agent and the Borrower may enter into such other arrangements as they may agree for the adjustment of Interest Periods.

10.                               CHANGES TO THE CALCULATION OF INTEREST

10.1                        Unavailability of Screen Rate

(A)          Interpolated Screen Rate: If no Screen Rate is available for LIBOR for an Interest Period, LIBOR will be the Interpolated Screen Rate for a period equal to that Interest Period.

(B)          Reference Bank Rate: If no Screen Rate is available for LIBOR for:

(1)           US Dollars; or

(2)           the relevant Interest Period and it is not possible to calculate the Interpolated Screen Rate,

LIBOR will be the Reference Bank Rate as of the Specified Time for US Dollars for a period equal to the relevant Interest Period.

(C)          Cost of funds: If paragraph (B) above applies but no Reference Bank Rate is available for US Dollars for the relevant Interest Period, there will be no LIBOR for the Loan and clause 10.4 (Cost of funds) will apply to the Loan for that Interest Period.

10.2                        Calculation of Reference Bank Rate

(A)          Subject to paragraph (B) below, if LIBOR is to be determined on the basis of a Reference Bank Rate but a Reference Bank does not supply a quotation by the Specified Time the Reference Bank Rate will be calculated on the basis of the quotations of the remaining Reference Banks.

(B)          If at or about noon on the Quotation Day, none or only one of the Reference Banks supplies a quotation, there will be no Reference Bank Rate for the relevant Interest Period.

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

10.3                        Market disruption

If before close of business in London on the Quotation Day for the relevant Interest Period, the Facility Agent receives notification from a Lender or Lenders (whose participations in the Loan exceed 25 per cent. of the aggregate Loan) that the cost to it of funding its participation in a Loan from whatever source it may reasonably select would be in excess of LIBOR, then clause 10.4 (Cost of funds) will apply to the Loan for the relevant Interest Period.

10.4                        Cost of funds

(A)                               If this clause 10.4 applies, the rate of interest on each Lender’s participation in the Loan for the relevant Interest Period will be the percentage rate per annum which is the sum of:

(1)                                 the Spread; and

(2)                                 the rate notified to the Facility Agent by that Lender as soon as practicable, and in any event not later than five Business Days before the date on which interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in the Loan from whatever source it may reasonably select.

(B)                               If this clause 10.4 applies and the Facility Agent or the Borrower so requires, the Facility Agent and the Borrower must enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest and/or cost of funding for the Loan.

(C)                               Any alternative basis agreed pursuant to paragraph (B) above will, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

(D)                               For the avoidance of doubt, in the event that no substitute basis is agreed at the end of the 30 day period, the rate of interest shall continue to be determined in accordance with the terms of this Agreement.

10.5                        Break Costs

(A)                               The Borrower must pay within three Business Days of demand by a Finance Party, to that Finance Party, its Break Costs if all or any part of the Loan or Unpaid Sum is paid on a day other than the last day of an applicable Interest Period.

(B)                               Each Lender must, together with its demand, provide a certificate confirming the amount and basis of calculation of any Break Costs it claims.

11.                               FEES

11.1                        Security/facility agency fee

If the Facility Agent or the Security Agent resigns in accordance with clause 26.12 (Resignation of an Agent), the Borrower undertakes that it shall pay to any replacement Security Agent or Facility Agent (as applicable) so appointed pursuant to that clause (for its own account) an agency fee (or security agency fee, as the case may be) in the amount and manner agreed between the Facility Agent or Security Agent (as the case may be) and the Borrower based on reasonable market rates at that time for the performance of such services.

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

11.2                        [**]

(A)                               If, at any time during the Relevant Period, the Loan is prepaid in whole or in part in accordance with a Relevant Prepayment Clause, the Borrower must pay to the Facility Agent (for the account of each Lender on that Lender’s Pro Rata Share), in addition to all other amounts payable under the Finance Documents, [**] on the date of such prepayment.

(B)                               In this clause [**].

11.3                        Structuring fee

The Borrower must pay to the Facility Agent (for the account of the Lenders) a structuring fee in the amount and manner agreed in the Structuring Fee Letter.

12.                               TAX GROSS UP AND INDEMNITIES

12.1                        Definitions

(A)                               In this clause:

“Protected Party” means a Finance Party which suffers (or will suffer) any loss or cost or is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document (other than a Transfer Certificate or Assignment Agreement).

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

(B)                               Unless this clause expressly provides to the contrary a reference to determines or determined means a determination made in the absolute discretion of the person making the determination.

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

12.2                        Tax gross-up

(A)                               The Borrower must make all payments to be made by it under the Finance Documents without any Tax Deduction, unless a Tax Deduction is required by any applicable law.

(B)                               The Borrower must, promptly upon becoming aware that it must make a Tax Deduction (or that there is a change in the rate or the basis of a Tax Deduction), notify the Facility Agent accordingly.  A Lender must notify the Facility Agent on becoming so aware in respect of a payment payable to that Lender.  If the Facility Agent receives such notification, it must notify the affected Parties promptly.

(C)                               If a Tax Deduction is required by law to be made by the Borrower, the amount of the payment due from the Borrower must be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(D)                               If the Borrower is required to make a Tax Deduction, the Borrower must make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(E)                                Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrower must deliver to the Facility Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) the appropriate payment has been paid to the relevant taxing authority.

12.3                        Tax indemnity

(A)                               Except as provided below, the Borrower must pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a payment received or receivable (or any payment deemed to be received or receivable) under a Finance Document (other than an Assignment Agreement or a Transfer Certificate).

(B)                               Paragraph (A) above does not apply:

(1)                                 with respect to any Tax assessed on a Finance Party:

(a)                                 under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(b)                                 under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(2)                                 to the extent a loss, liability or cost is compensated for by an increased payment under clause 12.2 (Tax gross-up).

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(C)                               A Protected Party making, or intending to make, a claim under paragraph (A) above must notify the Facility Agreement promptly of the event which will give, or has given, rise to the claim following which the Facility Agent must notify the Borrower.

(D)                               A Protected Party must, on receiving a payment from the Borrower under this clause 12.3, notify the Facility Agent.

12.4                        Tax Credit

If the Borrower makes a Tax Payment and the relevant Finance Party determines that:

(A)                               a Tax Credit is attributable to:

(1)                                 an increased payment of which that Tax Payment forms part;

(2)                                 that Tax Payment; or

(3)                                 a Tax Deduction in consequence of which that Tax Payment was required; and

(B)                               that Finance Party has obtained and utilised that Tax Credit,

the Finance Party must pay an amount to the Borrower which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Borrower.

12.5                        Stamp taxes

The Borrower must pay and indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, stamp duty land tax, registration or other similar Tax payable in respect of any Finance Document, except for any such Tax payable in connection with entering into a Transfer Certificate or Assignment Agreement.

12.6                        Value added taxes

(A)                               All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (B) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document, and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying the consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).

(B)                               If VAT is or becomes chargeable on any supply made by any Finance Party (the Supplier) to any other Finance Party (the Recipient) under a Finance Document, and any Party other than the Recipient (the “Relevant Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(1)                                 (where the Supplier is the person required to account to the relevant tax authority for the VAT), the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

such VAT. The Recipient must (where this paragraph (1) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(2)                                 (where the Recipient is the person required to account to the relevant tax authority for the VAT), the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(C)                               Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party must reimburse and indemnify (as the case may be) the Finance Party for the full amount of such cost or expense, including that part which represents VAT, except to the extent that the Finance Party reasonably determines that it is entitled to credit or repayment from the relevant tax authority.

(D)                               Any reference in this clause 12.6 to any Party will, at any time when that Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of that group at that time (the term representative member to have the same meaning as in the Value Added Tax Act 1994).

(E)                                In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply.

12.7                        FATCA information

(A)                               Subject to paragraph (C) below, each Party must, within ten Business Days of a reasonable request by another Party:

(1)                                 confirm to that other Party whether it is:

(a)                                 a FATCA Exempt Party; or

(b)                                 not a FATCA Exempt Party; and

(2)                                 supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party requests to enable that other Party to comply with FATCA.

(B)                               If a Party confirms to another Party pursuant to paragraph (A)(1) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be, a FATCA Exempt Party, that Party must notify that other Party reasonably promptly.

(C)                               No Party is obliged to do anything under paragraph (A) or (B) above which would or might in its reasonable opinion constitute a breach of any applicable:

(1)                                 law or regulation;

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(2)                                 fiduciary duty; or

(3)                                 duty of confidentiality.

(D)                               If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information relating to its status under FATCA requested in accordance with paragraph (A) above (including where paragraph (C) above applies), then that Party may be treated for the purposes of the Finance Documents (and payments made under them) as if it is not a FATCA Exempt Party until it provides the requested confirmation, forms, documentation or other information.

12.8                        FATCA Deduction

Each Agent may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

12.9                        Other information

(A)                               Subject to paragraph (B) below, each Party (other than the Agents) must, within ten Business Days of a reasonable request by another Party, supply to that other Party such forms, documentation and other information relating to its status as that other Party requests to enable that other Party to comply with any regulations made under section 222 of the Finance Act 2013 or any other applicable law or regulation implementing similar international arrangements for the exchange of Tax or financial information between jurisdictions.

(B)                               No Party is obliged to do anything under paragraph (A) above which would or might in its reasonable opinion constitute a breach of any applicable:

(1)                                 law or regulation;

(2)                                 fiduciary duty; or

(3)                                 duty of confidentiality.

13.                               INCREASED COSTS

13.1                        Increased Costs

Except as provided below in this clause, the Borrower must pay to a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

(A)                               the introduction of, or any change in, or any change in the interpretation, administration or application of, any law or regulation (including, without limitation, any change in, or any change in the interpretation, administration or application of Basel III and CRD IV); or

(B)                               compliance with any law or regulation made after the Signing Date.

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

13.2                        Increased Costs claims

(A)                               A Finance Party intending to make a claim for any Increased Costs must notify the Facility Agent of the circumstances giving rise to and the amount of the claim, following which the Facility Agent must promptly notify the Borrower.

(B)                               Each Finance Party must, together with its demand, provide a certificate confirming the amount of its Increased Costs and the basis of its calculation (in reasonable detail).

13.3                        Exceptions

(A)                               The Borrower need not make any payment for any Increased Costs that are:

(1)                                 attributable to a Tax Deduction required by law to be made by the Borrower;

(2)                                 compensated for by clause 12.3 (Tax indemnity) (or would have been compensated for under clause 12.3 (Tax indemnity) but was not compensated for solely because any of the exclusions in paragraph (B) of clause 12.3 (Tax indemnity) applied);

(3)                                 attributable to the wilful breach by, or gross negligence of, the relevant Finance Party or any of its Affiliates of any law or regulation; or

(4)                                 attributable to the implementation or application of or compliance with the Basel III or CRD IV, in each case, as interpreted, administered or applied at the Signing Date (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates).

(B)                               In this Agreement:

“Basel III” means the global regulatory framework on bank capital and liquidity contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee in December 2010 each as amended, and any other documents published by the Basel Committee in relation to “Basel III”.

“CRD IV” means:

(1)                                 Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU No 648/2012); and

(2)                                 Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC.

“Increased Costs” means:

(1)                                 a reduction in the rate of return from the Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(2)                                 an additional or increased cost; or

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(3)                                 a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into a Finance Document or funding or performing its obligations under any Finance Document.

14.                               OTHER INDEMNITIES

14.1                        Currency indemnity

(A)                               The Borrower must as an independent obligation indemnify each Finance Party against any cost, loss or liability arising out of or as a result of:

(1)                                 that Finance Party receiving an amount in respect of an Obligor’s liability under the Finance Documents; or

(2)                                 that liability being converted into a claim, proof, judgment or order,

in a currency other than the currency in which the amount is expressed to be payable under the relevant Finance Document.

(B)                               Unless otherwise required by law, each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

14.2                        Other indemnities

(A)                               The Borrower must within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability which is properly incurred by that Finance Party as a result of:

(1)                                 the occurrence of any Event of Default;

(2)                                 a failure by an Obligor to pay any amount due under a Finance Document on its due date;

(3)                                 funding, or making arrangements to fund, any Loan requested in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence or wilful misconduct by that Finance Party alone); or

(4)                                 a Loan (or part of a Loan) not being prepaid in accordance with the Finance Documents.

(B)                               The Borrower’s liability in each case includes any loss or expense on account of funds borrowed, contracted for or utilised to fund a Loan or any other amount payable under any Finance Document.

14.3                        Indemnity to each Agent

The Borrower must indemnify each Agent and every Delegate and Receiver promptly against any cost, loss or liability incurred by it as a result of:

(A)                               investigating any event which that Agent reasonably believes is a Default;

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(B)                               acting or relying on any notice, request or instruction from, or purportedly from, the Borrower which that Agent reasonably believes to be genuine, correct and appropriately authorised;

(C)                               the exercise of any of the rights, powers, discretions, authorities and remedies vested in that Agent, each Receiver and each Delegate by the Finance Documents or by law;

(D)                               any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents;

(E)                                instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement; or

(F)                                 in the case of the Security Agent, otherwise the taking, holding, protection or enforcement of the Security Interests created by the Security Documents, acting as Security Agent under the Finance Documents or which otherwise relates to any of the Secured Assets (otherwise, in each case, than by reason of the Security Agent’s gross negligence or wilful misconduct).

14.4                        Limited recourse against the Security Providers

(A)                               Subject to the other provisions of this clause 14.4, each Finance Party hereby acknowledges and agrees that:

(1)                                 its recourse against each Security Provider (in its capacity as such) in respect of any amount outstanding under any Finance Document is limited to the Secured Assets over which that Security Provider has granted Security Interests. If the net proceeds of realisation of such Secured Assets are insufficient to discharge all amounts outstanding under the Finance Documents, the obligations of the relevant Security Provider in respect thereof will be limited to such net proceeds and accordingly no amount shall be owed by that Security Provider in respect of any shortfall remaining after realisation of the Secured Assets over which it has granted Security Interests provided and the application of the proceeds in accordance with clause 29.5 (Partial payments);

(2)                                 it shall not be entitled to take any further steps against any Security Provider to recover any shortfall; and

(3)                                 without limiting the foregoing, it shall not be entitled to petition or take any other step for the winding up of any Security Provider to recover such shortfall,

provided that, for the avoidance of doubt, nothing in this clause 14.4 shall prevent any such action being taken against La Mancha Holding S.à r.l, in its capacity as Borrower.

(B)                               The limitation on the recourse of the Finance Parties provided for in paragraph (A) above will not apply insofar as a Finance Party suffers loss due to any of the events described in paragraphs (1) and (2) below (each a “Relevant Event”) provided that any of the Conditions (as defined in paragraph (C) below) has occurred:

(1)                                 any Security Interest granted or purported to be granted in favour of a Finance Party under a Security Document not having the validity or priority it is expressed to have under that Security Document; or

(2)                                 the value of the Secured Assets being impaired.

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(C)                               For this purposes of this clause 14.4, the “Conditions” means:

(1)                                 any representation:

(a)                                 for the purposes of paragraph (B)(1) above, under clause 19 (Representations); and

(b)                                 for the purposes of paragraph (B)(1) above, any representation under clause 19.17 (Title), clause 19.18 (Issuer Shares) or clause 19.19 (Security),

in each case, made or deemed to be repeated (or when it would have been made or deemed to have been repeated but for the invalidity of any term of any Finance Document) by an Obligor in any Finance Document is incorrect when made or deemed to be repeated (or when it would have been made or deemed to have been repeated but for the invalidity of any term of any Finance Document) as a result of the same events, facts or circumstances which caused the Relevant Event;

(2)                                 an Obligor has breached any undertaking:

(a)                                 for the purposes of paragraph (B)(1) above, under clause 21 (General undertakings); and

(b)                                 for the purposes of paragraph (B)(2) above, under clause 21.5 (Disposals and derivative transactions), clause 21.9 (Disclosure) or clause 21.15 (Custody Agreements),

in each case, as a result of the same events, facts or circumstances which caused the Relevant Event; and/or

(3)                                 the Relevant Event has occurred as a consequence of an Obligor’s fraud or wilful misconduct.

(D)                               No term of this clause 14.4 will prevent or restrict:

(1)                                 a Lender exercising its rights of enforcement under the Security Documents;

(2)                                 a Finance Party proving or lodging a claim in respect of assets and/or for an amount to which that Finance Party has recourse in the case of an Obligor, the quantum or extent of which being in each case limited pursuant to this clause 14.4, in the winding up or administration of an Obligor initiated by a party other than a Finance Party;

(3)                                 a Finance Party taking proceedings to obtain a declaration or similar judgment order as to the obligations or liabilities of an Obligor pursuant to any Finance Document; or

(4)                                 a Finance Party taking steps to obtain any legal or equitable remedy or relief, including any injunctive relief (whether interim and/or final) and specific performance, pursuant to any Finance Document.

14.5                        Survival

Clause 14 shall survive the termination or discharge of this Agreement and each other Finance Document.

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

15.                               MITIGATION BY THE LENDERS

15.1                        Mitigation

(A)                               Each Finance Party must, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or being cancelled pursuant to, any of clause 7.1 (Mandatory prepayment — Illegality), clause 12 (Tax gross up and indemnities) or clause 13 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(B)                               Paragraph (A) above does not in any way limit the obligations of any Obligor under the Finance Documents.

15.2                        Limitation of liability

(A)                               The Borrower must indemnify each Finance Party promptly for all costs and expenses properly incurred by that Finance Party as a result of steps taken by it under this clause.

(B)                               A Finance Party is not obliged to take any steps under this clause if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

16.                               COSTS AND EXPENSES

16.1                        Transaction expenses

The Borrower must, within three Business Days of demand, pay to each Finance Party the amount of all fees, costs and expenses (including legal fees) properly incurred by it in connection with the negotiation, preparation, printing, execution and syndication of:

(A)                               this Agreement and any other Finance Documents subject to any conditions or maximum amount which may have been agreed between the Borrower and that Finance Party; and

(B)                               any other Finance Documents executed after the Signing Date (other than an Assignment Agreement or a Transfer Certificate).

16.2                        Amendment costs

If:

(A)                               an Obligor requests an amendment, waiver, consent, withdrawal or release; or

(B)                               an amendment is required under a Finance Document,

the Borrower must, within three Business Days of demand, reimburse each Finance Party for the amount of all liabilities, fees, costs and expenses (including legal fees) properly incurred by that Finance Party in responding to, evaluating, negotiating or complying with that request or requirement.

16.3                        Enforcement costs

The Borrower must, within three Business Days of demand, pay to each Finance Party the amount of all liabilities, fees, costs and expenses (including legal fees) incurred by that Finance Party in connection with:

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(A)                               the enforcement of, or the preservation of any rights under, any Finance Document, including, without limitation, any stamp, transfer, registration or other taxes or fees payable in relation to the Secured Assets and, on a sale of the Secured Assets, any costs associated with such sale including the placing of the Pledged Issuer Shares on an accelerated basis (which shall include brokerage fees charged or incurred by a Lender for placing the Pledged Issuer Shares, such fees to be set by reference to prevailing market conditions at the time of placement and the fees charged by or to that Lender for similar placings);

(B)                               any proceedings instituted by or against that Finance Party as a consequence of it entering into a Finance Document, taking or holding the Secured Assets or enforcing any of its rights; or

(C)                               the acquisition, establishment, re-establishment, substitution, maintenance, unwinding or disposition of, or realisation or recovery of the proceeds of, or any part thereof, any transaction(s), position(s) or asset(s) that a Lender deems necessary (in its sole discretion) to hedge the market risk of the Secured Assets while an Event of Default is continuing and that Lender is unable to enforce the Security Interests created by the Security Documents (including but not limited to losses (including market losses), taxes or duties of any kind (including, for these purposes, a reduction in rebate received by that Lender in respect of its own borrowing of securities)).

17.                               ADJUSTMENT EVENTS

(A)                               The Borrower must immediately notify the Calculation Agent upon the occurrence of any, or upon becoming aware of any proposed, Adjustment Event.

(B)                               Subject to paragraph (C) below, upon the occurrence of an Adjustment Event, the Borrower must, at its own expense, take any action required by the Calculation Agent by notice to the Borrower, for the purposes of:

(1)                                 amending the terms of the Finance Documents as required by the Calculation Agent; and

(2)                                 extending the security created by the Security Documents to all shares, securities, cash (and the debt represented thereby), other distributions and rights resulting from an Adjustment Event, which are not, before such event, the subject of such security, in each case, in order to put each Party in a commercially equivalent position in respect of the transactions contemplated by the Finance Documents to that which it was in immediately prior to the relevant Adjustment Event.

(C)                               An Adjustment Event shall be deemed to have occurred on the first public announcement of such event or a firm intention to cause such event to occur.

(D)                               If:

(1)                                 the Borrower, within three Business Days of receiving a notice from the Calculation Agent under paragraph (B) above, does not notify the Calculation Agent that it consents to the action required by the Calculation Agent under paragraph (B) above;

(2)                                 a Lender notifies the Calculation Agent that it does not consent to the action required by the Facility Agent under paragraph (B) above; or

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(3)                                 the Calculation Agent determines that no action can be taken in order to put each Party in a commercially equivalent position in respect of the transactions contemplated by the Finance Documents to that which it was in immediately prior to the relevant Adjustment Event, the Facility Agent must promptly notify the Borrower that the relevant Adjustment Event constitutes, and that Adjustment Event will immediately on the giving of that notice constitute, an “Adjustment Trigger Event” for the purposes of this Agreement.

18.                               LOAN TO VALUE

18.1                        LTV Percentage

For the purposes of this Agreement and the other Finance Documents, LTV Percentage means, at any time the quotient (expressed as a percentage) obtained from the following formula:

A–B	where:
C

A =                             the aggregate of (i) the principal amount of the outstanding Loan, (ii) all accrued but unpaid interest and (iii) all other amounts outstanding under the Finance Documents, in each case, at that time;

B =                             the Cash Margin Balance at that time; and

C =                             the Share Collateral Value at that time.

If A-B is less than zero, the LTV Percentage is zero.

18.2                        Margin Call

(A)                               If, on any Scheduled Trading Day (the “Margin Call Occurrence Date”), the Calculation Agent determines that the LTV Percentage is equal to or greater than the LTV Trigger Percentage, the Facility Agent must, before 11:59 pm (London time) on the fifth Business Day following the Margin Call Occurrence Date, deliver a Margin Call Notice to the Borrower (the day of delivery being the “Margin Call Notice Date”) and the Borrower must:

(1)                                 by the SWIFT Confirmation Time, deliver to the Facility Agent a SWIFT confirmation confirming its payment instructions that a payment has been instructed (on a non-delayed basis but subject to standard payment processes and cut-off times for US Dollars) for the purposes of satisfying its obligations under paragraph (2) below; and

(2)                                 in accordance with the SWIFT confirmation delivered under paragraph (1) above, and, in any case by no later than the Payment Time, pay (or procure that an Obligor pays) to the Facility Agent an amount of additional cash in US Dollars (the “Margin Call Amount”) which, when added to the Cash Margin Balance, would reduce the LTV Percentage (as calculated on the Margin Call Occurrence Date) to a percentage lower than the LTV Initial Percentage. The Facility Agent must promptly pay to each Lender its Pro Rata Share of any Margin Call Amount received by it pursuant to this paragraph (2).

(B)                               For the purposes of this clause 18.2:

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

“Payment Time” means 5:00 pm (New York time) on the second Business Day following the Margin Call Notice Date.

“SWIFT Confirmation Time” means 5:00 pm (New York time) on the first Business Day following the Margin Call Notice Date.

(C)                               Any communication made or delivered by a Finance Party pursuant to this clause 18.2 on or before 11:59 pm (London time) on any date will be effective immediately when sent and on that same date.

18.3                        Cash collateral

(A)                               The Borrower may, at any time by not less than one Business Day’s notice to the Facility Agent, pay (or procure that an Obligor pays) to the Facility Agent (for the account of each Lender) an amount which is the greater of:

(1)                                 USD10,000,000; and

(2)                                 an higher amount of additional cash in US Dollars,

which, when added to the Cash Margin Balance, would reduce the LTV Percentage (as calculated on the date of that deposit) to a percentage equal to or lower than the LTV Initial Percentage.

(B)                               If any payment referred to in paragraph (A) above is made at a time when the LTV Percentage is less than [**] per cent, such payment shall constitute a “Voluntary Cash A Margin”.

(C)                               If any payment referred to in paragraph (A) above is made at a time when the LTV Percentage is equal to or more than [**] per cent, such payment shall constitute a “Voluntary Cash B Margin”.

18.4                        Margin Release

(A)                               On any Scheduled Trading Day, the Borrower may request a payment of an amount from the Cash Margin Balance (the “Margin Release Amount”) by delivery of a Margin Release Notice to the Facility Agent (such delivery date being a “Margin Release Notice Date”).

(B)                               Each Lender must transfer its Pro Rata Share of the Margin Release Amount to the Borrower by 7:00 pm (New York time) on the date (the “Margin Release Date”) which is three Business Days after the Margin Release Notice Date if:

(1)                                 in respect of a Margin Call Amount or a Voluntary Cash B Margin, the LTV Percentage was lower than the LTV Release Percentage on the Margin Release Notice Date and on the [**] consecutive Scheduled Trading Days immediately preceding the Margin Release Notice Date;

(2)                                 in respect of a Voluntary Cash A Margin, the LTV Percentage was lower than [**] per cent. on the Margin Release Notice Date and on the [**] consecutive Scheduled Trading Days immediately preceding the Margin Release Notice Date;

(3)                                 and, in each case:

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(a)                                 no Blocking Event is outstanding or would occur as a result of the transfer;

(b)                                 the LTV Percentage would not, following the transfer, exceed the LTV Initial Percentage on the Margin Release Notice Date; and

(c)                                  the Cash Margin Balance will not be less than zero as a result of the transfer.

(C)                               The Borrower agrees that (except as set out in paragraph (B) above) no Lender is under an obligation to transfer any amount of Cash Margin Balance to the Borrower until all amounts which may be or become payable by it under or in connection with the Finance Documents have been irrevocably and unconditionally paid in full.

18.5                        Leverage Event

(A)                               If the Calculation Agent has determined:

(1)                                 with reference to the latest quarterly financial statements of [**] and the relevant Compliance Certificate, that the ratio of Total Debt to EBITDA of [**] is [**] or greater; and/or

(2)                                 with reference to the latest quarterly financial statements of Golden Star and the relevant Compliance Certificate, that the ratio of Total Debt to EBITDA of Golden Star is 3.0:1 or greater,

(each a “Leverage Event”), it shall promptly notify the Borrower of the determination of that Leverage Event.

(B)                               Following delivery of the notification referred to in paragraph (A) above to the Borrower the Lenders and the Borrower shall consult in good faith for not less than 5 Business Days (the “Leverage Consultation Period”) with a view to agreeing such amendments (if any) to the Finance Documents as the Lenders (acting in a commercially reasonable manner) deem are required to reflect any increased risk to the relevant Issuer and to the relevant Issuer Share Price as a consequence of the Leverage Event and the circumstances that resulted in it and/or any action that a Lender has taken or proposes to take (in each case acting in a commercially reasonable manner) as a result thereof (the “Leverage Event Amendments”).

(C)                               If the Lenders and the Borrower agree prior to the end of the Leverage Consultation Period on any Leverage Event Amendments proposed by the Lenders, the Borrower shall, at its own expense, take any action requested by the Lenders to effect such Leverage Event Amendments as soon as practicable after the end of the Leverage Consultation Period.

(D)                               If the Lenders and the Borrower do not agree prior to the end of the Leverage Consultation Period on any Leverage Event Amendments proposed by the Lenders (or any Obligor does not take all reasonable actions to effect a Leverage Event Amendment as soon as is practicable after the end of the Leverage Consultation Period), then the Leverage Event shall be treated as an “Exclusion Leverage Event”.

18.6                        Treatment of Cash Margin Balance

(A)                               Any Cash Margin Balance which any Obligor transfers to the Facility Agent under this Agreement is received by the Facility Agent for the account of each Lender; and each

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

Lender’s Pro Rata Share in such amount shall be made available by the Facility Agent to each Lender as soon as practicable by wire transfer into each Lender’s account as each Lender may notify to the Facility Agent from time to time for this purpose.

(B)                               Each Party agrees that all right, title and interest in and to any Cash Margin Balance which any Obligor transfers to the Facility Agent, and which any Lender shall transfer to an Obligor, under the terms of this Agreement shall vest in the recipient thereof free and clear of any Security Interest of the transferring party or of any third party.

(C)                               Nothing in this Agreement is intended to create or does create any Security Interest over any Cash Margin Balance in favour of the Finance Parties. For the avoidance of doubt, the Cash Margin Balance paid by any Obligor to the Facility Agent, together with interest thereon, will not be segregated in any manner from other assets or monies of the Facility Agent or a Lender, and no duties or responsibilities will be implied with respect to any such amounts.

(D)                               For the avoidance of doubt:

(1)                                 payments by any Obligor to the Facility Agent of Cash Margin Balance amounts shall not constitute or be construed to be repayments or prepayments of any Loan; and

(2)                                 payments of Cash Margin Balance by Facility Agent to the Borrower shall not constitute or be construed to be further advances by that Lender.

18.7                        Interest on Cash Margin Balance

Interest on Cash Margin Balance shall accrue daily at the rate per annum equal to the overnight rate described on Bloomberg page FEDL01 and shall be deemed to form part of the Cash Margin Balance at the close of business on each Business Day.

18.8                        Taxation on Cash Margin Balance

(A)                               The Facility Agent shall, if required to do so by any applicable law or regulations (or the application or official interpretation thereof), make any transfer or payment under this Agreement to any Obligor after deduction or withholding for or on account of any Tax imposed by any government or taxing authority, and the Facility Agent shall not be required to make any transfer or payment to the Borrower of additional amounts in respect thereof.

(B)                               It shall be the responsibility of the Obligors to ascertain whether any taxes are or will be required to be deducted or withheld, and any obligation of a Finance Party to make any deduction or withholding shall not impact the Borrower’s obligations with respect to the transfer or payment of Cash Margin Balance under the terms hereof.

(C)                               If a Finance Party is required to make a transfer or payment under a Finance Document with deduction or withholding for or on account of any Tax, that Finance Party will enter into such discussions as the Borrower (acting reasonably) may require to discuss the steps which the Borrower and that Finance Party may potentially agree lawfully to mitigate deduction or withholding for or on account of such Tax.

18.9                        Representations and undertakings in relation to Cash Margin Balance

(A)                               Each Obligor represents and warrants that it is absolutely entitled to pass full legal and beneficial ownership of all cash paid to the Facility Agent as Cash Margin Balance,

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

free from all Security Interest, and no person (other than a Finance Party) shall at any time have any proprietary or other contractual right or interest in amounts that are deemed to comprise the Cash Margin Balance from time to time.

(B)                               Any transfer made by the Facility Agent shall be made without recourse to, and without any additional representation or warranty by, the Facility Agent.

(C)                               Each Obligor acknowledges and confirms that no obligation of any Finance Party under the Finance Documents (including but not limited to any obligation to release, pay or transfer any Cash Margin Balance) will have the benefit of any deposit protection insurance and that no such obligation will be guaranteed by any Affiliate of a Finance Party or any governmental agency.

18.10                 Set-off for Cash Margin Balance

(A)                               Without prejudice to clause 30 (Set-off), a Finance Party shall be entitled to the extent that Finance Party is able to do so in accordance with applicable law, to set-off in whole or in part, amounts due and payable by any Obligor to it under the Finance Documents against its obligation to return the Cash Margin Balance under this Agreement, and the Cash Margin Balance shall be reduced or extinguished by an amount up to the sum so set-off.

(B)                               This clause establishes rights of set-off only and does not confer any proprietary interest by way of Security Interest.

18.11                 Final Repayment and Cash Margin Balance

(A)                               On or after the Termination Date and if the Finance Parties are satisfied that they are under no further actual or contingent obligation under this Agreement to make advances or provide any financial accommodation to the Borrower, each Lender shall, to the extent that it is able to do so in accordance with applicable law and subject to paragraph (B) below:

(1)                                 first, set-off in whole or in part, an amount up to its share of the Cash Margin Balance (if any) against amounts due and payable under the Finance Documents to that Lender and the Cash Margin Balance shall be reduced or extinguished by an amount up to the sum so set-off; and

(2)                                 thereafter, pay the balance of its share of the Cash Margin Balance (if any) to the Borrower.

(B)                               If a Finance Party reasonably considers that any amount set-off, paid or credited to it is capable of being avoided, reduced or required to be repaid by virtue of any bankruptcy, insolvency, liquidation or similar laws, the liability of the Borrower under this Agreement against which that amount was set-off or in respect of which that amount was paid or credited shall continue and such amount shall not be considered to have been set-off or irrevocably paid.

19.                               REPRESENTATIONS

19.1                        Representations

The representations and warranties set out in this clause are made by each Obligor or (if the relevant provision so states) the Borrower to each Finance Party on the dates set out in clause 19.29 (Times for making representations).

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

19.2                        Status

(A)                               It is a private company with limited liability, duly registered, incorporated and validly existing under the law of its jurisdiction of incorporation.

(B)                               It has the power to own its assets and carry on its business as it is being conducted.

19.3                        Binding obligations

(A)                               The obligations expressed to be assumed by it in each Finance Document to which it is a party are, subject to the Legal Reservations, legal, valid, binding and enforceable obligations.

(B)                               Each Finance Document to which it is a party is in the proper form for its enforcement in the jurisdiction of its incorporation.

19.4                        Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and, to the best of its knowledge having made due enquiry, will not conflict with:

(A)                               any law or regulation applicable to it;

(B)                               its constitutional documents; or

(C)                               any agreement or instrument binding upon it, breach of which is reasonably likely to have a Material Adverse Effect.

19.5                        Power and authority

It has the power to enter into and perform, and has taken all necessary action to authorise its entry into and performance of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

19.6                        Validity and admissibility in evidence

All Authorisations required:

(A)                               to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents and the Subscription Agreement to which it is a party; and

(B)                               to make the Finance Documents and the Subscription Agreement to which it is a party admissible in evidence in its jurisdiction of incorporation,

have been obtained or effected and are in full force and effect (or, in each case, will be when required).

19.7                        Governing law and enforcement

Subject to the Legal Reservations:

(A)                               any:

(1)                                 irrevocable submission under the Finance Documents to the jurisdiction to which it is stated to be subject;

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(2)                                 agreement as to the governing law of any Finance Document; and

(3)                                 agreement not to claim any immunity to which it or its assets may be entitled,

is legal, valid and binding under the laws of its Relevant Jurisdictions; and

(B)                               any judgment obtained in England, Luxembourg or Malta in relation to a Finance Document will be recognised and be enforceable by the courts of its Relevant Jurisdictions.

19.8                        Deduction of Tax

It is not required under the law applicable where it is incorporated or resident or at the address specified in this Agreement to make any Tax Deduction from any payment it may make under any Finance Document to a Finance Party.

19.9                        No filing or stamp taxes

Under the laws of its Relevant Jurisdiction it is not necessary that the Finance Documents (other than an Assignment Agreement or a Transfer Certificate) be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents (other than an Assignment Agreement or a Transfer Certificate) or the transactions contemplated by the Finance Documents (other than an Assignment Agreement or a Transfer Certificate).

19.10                 No default

(A)                               To the best of its knowledge having made due enquiry, no Event of Default is continuing or is reasonably likely to result from the making of any Utilisation.

(B)                               To the best of its knowledge having made due enquiry, no other event or circumstance is continuing which constitutes a default under any other agreement or instrument which is binding on it or to which any of its assets are subject which is reasonably likely to have a Material Adverse Effect.

19.11                 No misleading information

(A)                               Any material written factual information supplied by it to any Finance Party in connection with the Finance Documents and the Subscription Agreement was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated to be given.

(B)                               No material information has been given or withheld that results in the information referred to in paragraph (A) above being untrue or misleading in any material respect.

19.12                 Financial statements

(A)                               The financial statements of each Obligor most recently delivered to the Facility Agent (which, at the Signing Date, are the Original Financial Statements):

(1)                                 have been prepared in accordance with GAAP, consistently applied; and

(2)                                 fairly represent its financial condition as at the date to which they were drawn up and operations during the relevant financial year (consolidated, if applicable).

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(B)                               There has been no material adverse change in the business or financial condition of any Obligor since the date to which the Original Financial Statements were drawn up.

19.13                 Pari passu ranking

The Borrower’s payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

19.14                 No proceedings pending or threatened

To the best of its knowledge having made due enquiry, no litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, are reasonably likely to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened against it.

19.15                 Immunity

(A)                               The entry into by it of each Finance Document constitutes, and the exercise by it of its rights and performance of its obligations under each Finance Document will constitute, private and commercial acts performed for private and commercial purposes.

(B)                               It will not be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in its jurisdiction of incorporation in relation to any Finance Document.

19.16                 Centre of main interests

Its Centre of Main Interests is situated in its jurisdiction of incorporation and it has no Establishment in any other jurisdiction and in case of the Borrower, its central administration (administration centrale) as the terms is used under the Luxembourg law of 10 August 1915 on commercial companies, as amended, is located in Luxembourg.

19.17                 Title

(A)                               It has, or will have on the Utilisation Date, beneficial title to the Secured Assets free and clear of all Security Interests and third party rights other than those Security Interests created pursuant to the Security Documents.

(B)                               It has a good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted.

19.18                 Issuer Shares

(A)                               The Pledged Issuer Shares are fully paid and not subject to any option to purchase or similar rights or any restriction (including any option or right of pre-emption or conversion), transfer or lock up arrangement other than pursuant to the relevant Investor Rights Agreement and, in the case of the Pledged Golden Star Issuer Shares, the 4 Month and 1 day statutory hold period under Canadian Securities Laws, and the arrangements pursuant to such Investor Rights Agreement do not and will not have an adverse effect on:

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(1)                                 the validity or enforceability (including, without limitation, the timing of enforceability) of any Finance Document or ranking of any Security Interest granted or purported to be granted pursuant to any Finance Document; or

(2)                                 any right or remedy of a Finance Party in respect of a Finance Document.

(B)                               To the best of its knowledge and belief, no:

(1)                                 form of notification is or will be required to be made to any stock exchange, regulatory authority or similar body or to any other person by a Finance Party, an Obligor, an Issuer or any other person (other than any applicable insider or early warning notification and filings under Canadian Securities Laws);

(2)                                 approval from any stock exchange, regulatory authority or similar body or any other person is or will be required;

(3)                                 breach by an Obligor or any of its Affiliates of the Listing Rules or any other similar law or regulation has or will occur;

(4)                                 clearance to deal under the Listing Rules or any other similar law or regulation is or will be required by an Obligor or any of its Affiliates; or

(5)                                 mandatory offer or bid is or will be required to be made by a Finance Party or any transferee or purchaser of any Issuer Shares,

as a result of (A) the Pledged Issuer Shares being subject to the Security Documents, or (B) the enforcement of any Security Document or (C) any appropriation or transfer of all or any part of those Pledged Issuer Shares by or to a Finance Party or any other person, provided in the case of paragraphs (1), (B)(2) and (B)(5) the Finance Party or such other person does not hold any other Issuer Shares.

19.19                 Security

Each Security Document to which it is a party confers the Security Interest it purports to confer and that Security Interest is valid and effective, and ranks, and will rank, above, and in priority to, any other Security Interest created by it.

19.20                 Insolvency

To the best of its knowledge having made due enquiry, as at the Signing Date, on the date of the Utilisation Request and on the Utilisation Date, no corporate action, legal proceeding or other procedure, step or circumstance described in clause 22.6 (Insolvency), 22.7 (Insolvency proceedings) and/or 22.8 (Creditors’ process) has been taken or threatened in relation to any Obligor.

19.21                 Market abuse

As at the Signing Date, on the date of the Utilisation Request and on the Utilisation Date, none of its officers, managers or directors (as applicable) or employees is:

(A)                               engaged in insider dealing in respect of any Issuer Shares for the purposes of the UK Criminal Justice Act 1993 or any comparable law or regulation, however described, in any other Relevant Jurisdiction; or

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(B)                               engaged in any transaction that gives a false or misleading impression as to the demand, supply or price of any Issuer Shares or otherwise contravenes the Market Abuse Regulation 596/2014/EU or any comparable provision of law or regulation, however described, in any other Relevant Jurisdiction, and no Obligor has entered into any transaction contemplated under the Finance Documents on the basis of Material Non-Public Information.

19.22                 Sanctions and Anti-corruption

(A)                               It has implemented and maintains in effect policies and procedures designed to ensure compliance by it, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and it, its Subsidiaries and their respective directors and officers and, to its knowledge, their respective employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in it being designated as a Sanctioned Person.

(B)                               None of (i) it, any Subsidiary of it or to its or any such Subsidiary’s knowledge any of their respective directors, officers or employees, or (ii) to its knowledge, any agent of it or any Subsidiary of it that will act in any capacity in connection with or benefit from the credit facility established by this Agreement, is a Sanctioned Person.

(C)                               No Utilisation, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.

19.23                 Taxation

(A)                               It has duly and punctually paid and discharged all Taxes imposed upon it or its assets within the time period allowed without incurring penalties (except to the extent that (i) payment is being contested in good faith; (ii) it has maintained adequate reserves for those Taxes; and (iii) payment can be lawfully withheld).

(B)                               No claims or investigations are being made or conducted against it with respect to Taxes.

(C)                               The Borrower is resident for Tax purposes in Luxembourg only.

(D)                               The Golden Star Security Provider is resident for Tax purposes in Luxembourg only.

(E)                                The [**] Security Provider is resident for Tax purposes in Malta only.

(F)                                 No Obligor is a member of any group for the purposes of VAT or is a party to any tax sharing grouping or arrangement.

19.24                 Regulation S

None of the Obligors, their Affiliates or any person acting on their behalf has engaged, or will engage, in any directed selling efforts, as defined in Regulation S under the US Securities Act of 1933, as amended, with respect to the Issuer Shares.

19.25                 Non-reliance

(A)                               It is acting at arm’s length and for its own account (as principal and not as agent or in any other capacity) in entering into the Finance Documents and no Finance Party or

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

their respective Affiliates are acting as adviser to or as an agent or fiduciary for any Obligor.

(B)                               It has made its own independent decision:

(1)                                 to enter into the Finance Documents; and

(2)                                 as to whether the terms of the Finance Documents are appropriate or proper for it,

in each case based upon its own judgment and independent professional advice.

(C)                               It is not relying on any communication (written or oral) of any other Party:

(1)                                 as investment or legal advice;

(2)                                 as a recommendation to enter into the Finance Documents; or

(3)                                 in respect of the accounting, regulatory or Tax treatment to be applied to the Finance Documents and the transactions contemplated by the Finance Documents.

(D)                               It is capable of assessing the merits of and understanding (on its own behalf or as a result of having received independent professional advice), and understands and accepts, the terms, conditions and risks of the Finance Documents and the transactions contemplated by the Finance Documents.

19.26                 Canadian securities law

(A)                               To the best of its knowledge (and in relation to the representations made on the date of this Agreement and on the date of the Utilisation Request and the Utilisation Date only, having made due enquiry) no Obligor is aware that [**] is in breach of Canadian Securities Laws.

(B)                               To the best of its knowledge (and in relation to the representations made on the date of this Agreement and on the date of the Utilisation Request and the Utilisation Date only, having made due enquiry) [**] is and has been a “reporting issuer” under Canadian Securities Laws in a jurisdiction of Canada for not less than four Months.

(C)                               The [**] Security Provider has owned all of its [**] Issuer Shares that are held in the [**] Securities Account for not less than four Months.

(D)                               There are no restrictions in the securities trading policy of [**] or any other agreement between [**] and the [**] Security Provider that may restrict the ability of the [**] Security Provider to grant security over the [**] Issuer Shares at any time.

(E)                                To the best of its knowledge (and in relation to the representations made on the date of this Agreement and on the date of the Utilisation Request and the Utilisation Date only, having made due enquiry) no Obligor is aware that Golden Star is in breach of Canadian Securities Laws.

(F)                                 To the best of its knowledge (and in relation to the representations made on the date of this Agreement and on the date of the Utilisation Request and the Utilisation Date only,

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

having made due enquiry) Golden Star is and has been a “reporting issuer” under Canadian Securities Laws in a jurisdiction of Canada for not less than four Months.

(G)                               There are no restrictions in the securities trading policy of Golden Star or any other agreement between Golden Star and the Golden Star Security Provider that may restrict the ability of the Golden Star Security Provider to grant security over the Golden Star Issuer Shares at any time.

19.27                 US securities law — Golden Star

(A)                               The Golden Star Issuer Shares were issued in compliance with U.S. federal securities laws, including the U.S. Securities Act of 1933, as amended, and the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) promulgated thereunder (the “Securities Act”), and any applicable state securities or “blue sky” laws.

(B)                               To the best of each Obligor’s knowledge (and in relation to the representations made on the date of this Agreement and on the date of the Utilisation Request and the Utilisation Date only, having made due enquiry), Golden Star has been subject to the reporting requirements of the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder (the “Exchange Act”), for a period of at least three Months prior to the date hereof.

(C)                               To the best of each Obligor’s knowledge (and in relation to the representations made on the date of this Agreement and on the date of the Utilisation Request and the Utilisation Date only, having made due enquiry), Golden Star (i) is in compliance with all obligations under U.S. federal and state securities laws, (ii) has filed all required reports under the Exchange Act during the 12 months preceding the date hereof and (iii) has submitted electronically and posted on its corporate website, if any, every interactive data file required to be submitted and posted under U.S. federal securities laws during the 12 months preceding the date hereof.

(D)                               To the best of each Obligor’s knowledge (and in relation to the representations made on the date of this Agreement and on the date of the Utilisation Request and the Utilisation Date only, having made due enquiry), Golden Star is not, and has not been, an issuer with no or nominal operations and no or nominal non-cash assets as specified in Rule 144(i)(1) under the Securities Act.

(E)                                There are no restrictions in the securities trading policy of Golden Star or any other agreement between Golden Star and the Golden Star Security Provider that may restrict the ability of the Golden Star Security Provider to grant security over the Golden Star Issuer Shares at any time.

19.28                 Subscription Agreement

(A)                               The Subscription Agreement contains all the material terms of the Acquisition.

(B)                               To the best of its knowledge no representation or warranty (as qualified by any disclosure made in accordance with the terms of the Subscription Agreement) given by Golden Star as company under the Subscription Agreement is untrue or misleading in any material respect.

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

19.29                 Times for making representations

(A)                               The representations and warranties set out in this clause are made by each Initial Obligor (or if the relevant provision so states, the Borrower) on the Signing Date.

(B)                               The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on (in the case of any Initial Obligor) the date of the Utilisation Request and the Utilisation Date and (in the case of any Obligor) the first day of each Interest Period.

20.                               INFORMATION UNDERTAKINGS

The undertakings in this clause remain in force from the Signing Date for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

20.1                        Financial statements

The Borrower must supply to the Facility Agent in sufficient copies for all the Lenders:

(A)                               as soon as the same become available, but in any event within 180 days after the end of each of its financial years:

(1)                                 its audited financial statements for that financial year; and

(2)                                 the audited financial statements of each Security Provider for that financial year; and

(B)                               promptly upon becoming publicly available, the latest quarterly financial statements of [**] and Golden Star.

20.2                        Requirements as to financial statements

(A)                               The Borrower must ensure that each set of financial statements of each Obligor delivered under this Agreement gives (if audited) a true and fair view of, or (if unaudited) fairly represents, the financial condition (consolidated or otherwise) of the relevant person as at the date to which those financial statements were drawn up.

(B)                               The Borrower must ensure that each set of financial statements of each Obligor delivered pursuant to clause 20.1 (Financial statements) is prepared using GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the relevant Original Financial Statements unless, in relation to any set of financial statements, it notifies the Facility Agent that there has been a change in GAAP, the accounting practices or reference periods and its auditors (or, if appropriate, the auditors of the relevant Obligor) deliver to the Facility Agent:

(1)                                 a full description of any change necessary for those financial statements to reflect the GAAP, accounting practices and reference periods on which that Obligor’s Original Financial Statements were prepared; and

(2)                                 sufficient information, in form and substance as may be reasonably required by the Facility Agent to enable the Finance Parties to make a proper comparison between the financial position shown by the set of financial statements prepared on the changed basis and its most recent audited consolidated financial statements delivered to the Facility Agent under this Agreement.

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

Any reference in this Agreement to those financial statements will be construed as a reference to those financial statements as adjusted to reflect the basis on which the relevant Original Financial Statements were prepared.

20.3                        Provision and contents of Compliance Certificate

(A)                               The Borrower shall supply a Compliance Certificate to the Facility Agent within 10 Business Days of the date of publication of each set of [**]’s quarterly financial statements and each set of Golden Star’s quarterly financial statements.

(B)                               The Compliance Certificate shall set out the ratio of Total Debt to EBITDA of the applicable Issuer for the financial quarter to which the financial statements referred to in paragraph (A) above apply.

(C)                               Subject to clause 20.7 (Non-public information), the Borrower shall promptly supply additional information in relation to the calculations of Total Debt and/or EBITDA contained in a Compliance Certificate, if so requested by the Facility Agent. The Facility Agent may request that the Borrower provides information in relation to any element of LMA EBITDA or Financial Indebtedness of an Issuer, in addition to any other information in relation to the calculation of Total Debt and/or EBITDA.

(D)                               Each Compliance Certificate shall be signed by two directors of the Borrower.

20.4                        Information — miscellaneous

The Borrower must supply to the Facility Agent (in sufficient copies for all the Lenders if the Facility Agent so requests):

(A)                               copies of all documents (other than any document which contains only general public information):

(1)                                 dispatched by it to its creditors generally (or any class of them); or

(2)                                 by any Issuer to that Issuer’s shareholders (or any class of them) generally, promptly after they are received by the relevant Security Provider;

(B)                               promptly on becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any Obligor and which has or is reasonably likely to have, if adversely determined, a Material Adverse Effect;

(C)                               subject to clause 20.7 (Non-public information), promptly on request, such further information regarding its or any Issuer’s financial condition, business and operations of any Obligor or Issuer as any Finance Party (through the Facility Agent) may reasonably request, except information which is confidential in relation to third parties or the disclosure of which is contrary to any law, regulation or the requirements of any stock exchange;

(D)                               promptly, notice of any change in authorised signatories of any Obligor signed by a manager or director (as applicable) or company secretary of the relevant Obligor and accompanied by specimen signatories of any new authorised signatories.

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

20.5                        Notification of Default

(A)                               Each Obligor must notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by the other Obligor).

(B)                               Promptly on request by the Facility Agent, the Borrower must supply to the Facility Agent a certificate, signed by two of its managers on its behalf, certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

20.6                        “Know your customer” checks

(A)                               Each Obligor must promptly on the request of any Finance Party supply to that Finance Party any documentation or other evidence which is reasonably requested by that Finance Party (whether for itself, on behalf of any Finance Party or any prospective new Lender, provided any transfer to such new Lender is permitted by this Agreement) and which it is possible to obtain and can be lawfully disclosed by the relevant Obligor to enable a Finance Party or prospective new Lender to carry out and be satisfied with the results of any “know your customer” checks or other similar checks required under any applicable law or regulation.

(B)                               Each Lender must promptly upon the request of the Facility Agent supply to, or procure the supply of, such documentation or other evidence as is requested by the Facility Agent (for itself) in order for the Facility Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under any applicable law or regulation pursuant to the transactions contemplated in the Finance Documents.

20.7                        Non-public information

(A)                               No Obligor shall provide a Finance Party with any Material Non-Public Information in any document or notice required to be delivered pursuant to a Finance Document or communication in connection with a Finance Document (each a “Communication”) without (i) first notifying the Finance Party in writing that the Communication that that Obligor is about to deliver contains Material Non-Public Information, and (ii) the Finance Party giving written confirmation that it wishes to receive such information and instructing that Obligor to deliver such information to it.

(B)                               If a Finance Party has refused to receive such Material Non-Public Information, the Obligors shall only deliver the Communication to that Finance Party to the extent that it does not contain Material Non-Public Information, in which event the Obligors shall not be deemed to have breached paragraph (A) above.

(C)                               If an Agent receives any communication which, as notified by an Obligor to it, contains Material Non-Public Information, that Agent shall not provide any Lender with such communication without (i) first notifying such Lender in writing that the Communication that that Agent is about to deliver contains Material Non-Public Information, and (ii) the relevant Lender having confirmed that it wishes to receive such information and instructed that Agent to whom such information shall be delivered. If a Lender has refused to receive such Material Non-Public Information, that Agent shall only deliver the Communication to the extent that it does not contain Material Non-Public Information, in which event that Agent shall not be deemed to have breached this Agreement.

(D)                               Each Obligor irrevocably authorises and consents to a Finance Party (together with any person acting on the Finance Party’s behalf) disclosing to any person any Material Non-

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

Public Information that the Finance Party considers necessary or desirable for the purposes of or in connection with any, or any potential, realisation or enforcement of any Security Interest expressed to be created by any Security Document over all or any of the Secured Assets, provided that such person to whom the Material Non-Public Information is to be given has entered into a confidentiality agreement in such form as agreed between the Borrower and the relevant Finance Party.

20.8                        Confidential Information

Each Obligor shall obtain all consents required for the delivery by any Obligor of any information under this Agreement.

21.                               GENERAL UNDERTAKINGS

21.1                        General

The undertakings in this clause remain in force from the Signing Date for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

21.2                        Authorisations

Each Obligor must:

(A)                               promptly obtain, comply with and do all that is necessary to maintain in full force and effect; and

(B)                               within 10 Business Days of demand, supply certified copies to the Facility Agent of,

any Authorisation required under any applicable law or regulation to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in each relevant jurisdiction of any Finance Document.

21.3                        Compliance with laws

(A)                               Each Obligor must comply in all respects with all laws to which it may be subject, if failure to comply would materially impair its ability to perform its obligations under the Finance Documents.

(B)                               Without prejudice to the generality of paragraph (A) above, no Obligor may be and each Obligor must procure that none of its officers, managers or directors (as applicable) or employees are:

(1)                                 engaged in insider dealing in respect of any Issuer Shares for the purposes of the UK Criminal Justice Act 1993 or any comparable law or regulation, however described, in any other Relevant Jurisdiction; or

(2)                                 engaged in any transaction that gives a false or misleading impression as to the demand, supply or price of any Issuer Shares or otherwise contravenes the Market Abuse Regulation 596/2014/EU or any comparable provision of law or regulation, however described, in any other Relevant Jurisdiction.

21.4                        Pari passu ranking

The Borrower must ensure that its payment obligations under the Finance Documents at all times rank at least pari passu with the claims of all unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

21.5                        Disposals and derivative transactions

[**].

21.6                        Financial Indebtedness

A Security Provider may not incur or permit to be outstanding any Financial Indebtedness other than:

(A)                               any Permitted Transaction; and

(B)                               any Financial Indebtedness under the Finance Documents.

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

21.7                        Mergers

No Obligor may enter into any amalgamation, demerger, merger or corporate reconstruction other than, in respect of the Borrower, a Permitted Reorganisation.

21.8                        Change of business

The Borrower must ensure that no substantial change is made to the general nature of the business of the Borrower from that carried on at the Signing Date, it being understood that the Borrower will be permitted at all times to operate as a Holding Company in the mining and resources field.

21.9                        Disclosure

Each Obligor must comply in all respects with all reporting and disclosure obligations and requirements in connection with the purchase or ownership of the Issuer Shares and/or otherwise in connection with the Finance Documents.

21.10                 Accounts

Each Obligor must open and maintain each of its Accounts with the relevant Custodian and must procure that no amount is paid into any of its Accounts except in accordance with this Agreement.

21.11                 Dividends

(A)                               Each Security Provider must ensure that:

(1)                                 all Dividends payable in respect of its Pledged Issuer Shares in cash are paid into its Cash Account; and

(2)                                 all Dividends payable in respect of its Pledged Issuer Shares in other forms are (if applicable) paid into its Securities Account.

(B)                               The Borrower may, by delivery of a Dividend Withdrawal Notice to the Facility Agent, request the withdrawal of, and the Facility Agent (on behalf of the Security Agent) shall then as soon as reasonably practicable, provide its written consent to an instruction by the applicable Security Provider to the applicable Custodian to release:

(1)                                 any Dividends (other than Extraordinary Dividends) from the Cash Accounts if no Blocking Event is outstanding or would result from the withdrawal; and

(2)                                 any Extraordinary Dividends from the Cash Accounts if:

(a)                                 no Blocking Event is outstanding or would result from the withdrawal;

(b)                                 on the day of the Dividend Withdrawal Notice, the LTV Percentage is lower than the LTV Release Percentage and has been lower than the LTV Release Percentage for each of the five Scheduled Trading Days immediately preceding the day of the Dividend Withdrawal Notice.

21.12                 Further assurance

Each Obligor must promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as a Finance Party may reasonably specify (and in such form as that Finance Party may reasonably require):

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(A)                               to perfect the Security Interests created, or intended to be created, under or evidenced by the Security Documents (which may include the execution of a mortgage, charge, assignment or other Security Interest over all or any of the assets which are, or are intended to be, the subject of the Security Documents) or for the exercise of any rights, powers and remedies of the Finance Parties provided by, or pursuant to, the Finance Documents or by law;

(B)                               to confer on the Finance Parties Security Interests over any of its property and assets located in any jurisdiction equivalent or similar to the Security Interests intended to be conferred by or pursuant to the Security Documents; or

(C)                               to facilitate the realisation of the assets which are, or are intended to be, the subject of the Security Documents.

21.13                 Centre of Main Interests

Each Obligor must not cause or allow its registered office or Centre of Main Interests to be in, or maintain an Establishment in, any jurisdiction other than its jurisdiction of incorporation. The Borrower must maintain its central administration (administration centrale) as the terms is used under the Luxembourg law of 10 August 1915 on commercial companies, as amended, in Luxembourg.

21.14                 Taxes

Each Obligor must promptly pay all Taxes due and payable by it within the time allowed, unless and only to the extent that:

(A)                               payment of those Taxes is being contested in good faith;

(B)                               adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Facility Agent under clause 20.1 (Financial statements); and

(C)                               payment of those Taxes can be lawfully withheld and failure to pay those Taxes is not reasonably likely to have a Material Adverse Effect.

21.15                 Custody Agreements

No Security Provider may amend its Custody Agreement without the prior written consent of the Facility Agent.

21.16                 Anti-Corruption and Sanctions

(A)                               Each Obligor will maintain in effect and enforce policies and procedures designed to ensure compliance by it, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

(B)                               The Borrower will not request any Utilisation, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Utilisation (i) in furtherance of an offer, payment, promise to pay, or authorisation of the payment or giving of money, or anything else of value, to any person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, business or transaction would be prohibited by Sanctions if conducted by a

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

corporation incorporated in the US or in a European Union member state, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

21.17                 Right to Match

[**].

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

21.18                 US Assets

The Borrower shall ensure that it does not hold, whether as legal or beneficial owner:

(A)                               any assets situated within the US;

(B)                               shares or other forms of interest in any person incorporated or otherwise organised under the laws of, or situated in, the US; or

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(C)                               cash deposits with, or interests in any Financial Indebtedness issued or otherwise incurred by, any person incorporated or otherwise organised under the laws of, or situated in, the US.

21.19                 Subscription Agreement

(A)                               The Borrower shall promptly pay all amounts payable to Golden Star under the Subscription Agreement as and when they become due (except to the extent that any such amounts are being contested in good faith by the Borrower and where adequate reserves are set aside for any such payment).

(B)                               The Borrower shall, take all reasonable and practical steps to preserve and enforce its rights and pursue any claims and remedies arising under the Subscription Agreement.

21.20                 Condition subsequent

(A)                               The Borrower shall procure that, on or prior to the date that falls ten (10) Business Days after the Utilisation Date, the Initial Golden Star Security Provider is replaced by the Subsequent Golden Star Security Provider as follows by delivering to the Facility Agent:

(1)                                 a duly completed and executed Accession Deed; and

(2)                                 all of the documents and other evidence listed in Part 2 (Conditions precedent to accession by Subsequent Golden Star Security Provider) of Schedule 2 in each in form and substance satisfactory to the Facility Agent (acting reasonably).

(B)                               The Facility Agent shall notify the Borrower and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part 2 of Schedule 2 (Conditions precedent to accession by Subsequent Golden Star Security Provider) (the “Effective Date”).

(C)                               Other than to the extent that the Majority Lenders notify the Facility Agent in writing to the contrary before the Facility Agent gives the notification described in paragraph (B) above, the Lenders authorise (but do not require) the Facility Agent to give that notification.  The Facility Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

21.21                 Release of Initial Golden Star Security Provider

(A)                               On and from the Effective Date:

(1)                                 La Mancha Holding S.à r.l. shall automatically, irrevocably and unconditionally be released from its obligations under the Finance Documents in each of its capacities as a Security Provider and as the Initial Golden Star Security Provider; and

(2)                                 the Security Agent irrevocably and unconditionally releases the Security Assets (as defined in the Initial Golden Star Cash and Securities Accounts Security Agreement) from all Security Interests created, evidenced or conferred by or pursuant to the Initial Golden Star Cash and Securities Accounts Security Agreement.

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(B)                               At the request and expense of the Borrower, each Finance Party must enter into any document and do all such other things which are reasonably required to achieve the above releases.  Each other Finance Party irrevocably authorises the Facility Agent and/or the Security Agent to enter into any such document.

22.                               EVENTS OF DEFAULT

22.1                        Events of Default

Each of the events or circumstances set out in this clause is an Event of Default (other than clause 22.18 (Acceleration)).

22.2                        Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document in the manner and at the place and in the currency in which it is expressed to be payable unless:

(A)                               its failure to pay is:

(1)                                 in respect of interest only; and

(2)                                 caused by an administrative or technical error or a Disruption Event (in each case which is outside of the control of each Obligor or any of its Affiliates (or a director or employee thereof)) and the Borrower has provided evidence to the Facility Agent, in form and substance satisfactory to each Lender, of the Obligor having attempted in good faith to make the relevant payment; and

(B)                               payment is made within one Business Day of its due date.

22.3                        Other obligations

(A)                               The Borrower does not comply with any provision of clause 18 (Loan to Value).

(B)                               An Obligor does not comply with any provision of the Finance Documents (other than those referred to in clause 21.17(A) to (C) (Right to Match), clause 22.2 (Non-payment) and paragraph (A) above).

(C)                               No Event of Default under paragraph (B) above will occur if the failure to comply:

(1)                                 is capable of remedy; and

(2)                                 is remedied within 20 days of the earlier of (A) the Facility Agent giving notice to the Borrower of the failure to comply and (B) any Obligor becoming aware of the failure to comply.

22.4                        Misrepresentation

Any representation, warranty or statement made or deemed to be made by an Obligor in the Finance Documents or in any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made, unless the circumstances giving rise to the misrepresentation, breach of warranty or misstatement:

(A)                               are capable of remedy; and

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(B)                               are remedied within 20 days of the earlier of (A) the Facility Agent giving notice of the misrepresentation, breach of warranty or misstatement to the Borrower and (B) any Obligor becoming aware of the misrepresentation, breach of warranty or misstatement.

22.5                        Cross-default

Any:

(A)                               Financial Indebtedness of any Obligor is not paid when due (after the expiry of any originally applicable grace period);

(B)                               Financial Indebtedness of any Obligor is declared to be or otherwise becomes due and payable before its specified maturity as a result of an event of default (however described);

(C)                               commitment for any Financial Indebtedness of any Obligor is cancelled or suspended by a creditor of that Obligor as a result of an event of default (however described); or

(D)                               creditor of any Obligor becomes entitled to declare any Financial Indebtedness of that Obligor due and payable before its specified maturity as a result of any event of default (however described), unless the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within all or any of paragraphs (A) to (D) above is less than USD[**] or its equivalent in any other currency or currencies.

22.6                        Insolvency

(A)                               Any Obligor is, or is deemed or is declared for the purposes of any applicable law to be, unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(B)                               The value of the assets of any Obligor is less than its liabilities (taking into account contingent and prospective liabilities).

(C)                               A moratorium is declared in respect of any indebtedness of any Obligor.

22.7                        Insolvency proceedings

(A)                               Except as provided below, any corporate action, legal proceedings or other procedure or step is taken in relation to:

(1)                                 the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor;

(2)                                 a composition, compromise, assignment or arrangement with any creditor of any Obligor;

(3)                                 the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any Obligor or any of its assets;

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(4)                                 enforcement of any Security Interest over any assets of any Obligor which, in respect of any Security Provider only, has an aggregate value of and is in respect of indebtedness exceeding USD[**] (or its equivalent in any other currency or currencies);

(5)                                 the exercise in respect of any Obligor of one or more of the resolution powers under the Banking Act 2009; or

(6)                                 any analogous procedure or step is taken in any jurisdiction.

(B)                               Paragraph (A) above does not apply to:

(1)                                 any step or procedure taken in accordance with a Permitted Reorganisation; or

(2)                                 a petition for winding-up presented by a creditor which is frivolous or vexatious or which is being contested in good faith and with due diligence, and, in each case, is discharged, stayed or dismissed within 14 days of commencement.

22.8                        Creditors’ process

Any expropriation, attachment, sequestration, distress, execution or analogous event affects any asset or assets of any Obligor having an aggregate value of at least USD[**] and is not discharged within 14 days.

22.9                        Cessation of business

Any Obligor or Issuer ceases, or threatens to cease, to carry on business.

22.10                 Proceedings

Any litigation, arbitration or administrative proceedings against any Obligor or Issuer are current, pending or threatened which, if so adversely determined, will have or are reasonably likely to have a Material Adverse Effect.

22.11                 Unlawfulness

(A)                               It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents.

(B)                               Any Finance Document is not effective in accordance with its terms or is alleged by an Obligor to be ineffective or unenforceable in accordance with its terms for any reason.

(C)                               A Security Document does not create a Security Interest (including with respect to form, type and/or ranking) it purports to create.

22.12                 Repudiation

An Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

22.13                 Ownership of Secured Assets

(A)                               An Obligor ceases to be the legal and beneficial owner of any Secured Asset.

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(B)                               Any Equivalent Margin Financing is entered into or is outstanding other than which is a Permitted Transaction.

22.14                 Licences and consents

Any Authorisation necessary to enable any Obligor to perform its obligations under, or for the legality, validity or enforceability of, any Finance Document, for conferring, establishing or maintaining priority of, or otherwise perfecting and protecting, any Security Interest created by any Obligor or for the running of any Obligor’s business is modified, suspended, revoked, cancelled, withdrawn or not renewed and, in each case, has or is likely to have a Material Adverse Effect.

22.15                 Ownership

The Borrower ceases to own and control, whether directly or indirectly, 100 per cent. of the issued share capital of each Security Provider.

22.16                 Audit qualification

An Obligor’s auditors qualify the audited annual financial statements of that Obligor:

(A)                               on the grounds that the information supplied to them (or to which they otherwise had access) was unreliable or inadequate;

(B)                               on the grounds that they are unable to prepare that financial statement on a going concern basis; or

(C)                               where that qualification is in terms or as to issues which could otherwise reasonably be expected to be, whether individually or cumulatively, materially adverse to the interests of the Lenders under the Finance Documents.

22.17                 Material Adverse Effect

An event or series of events occur which, in the commercially reasonable opinion of the Majority Lenders, has a Material Adverse Effect.

22.18                 Acceleration

(A)                               If an Event of Default is continuing, the Facility Agent may, and must if so instructed by a Lender, by notice to the Borrower:

(1)                                 cancel all or part of the Total Commitments; and/or

(2)                                 declare that all or part of the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable; and/or

(3)                                 declare that all or part of the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be payable on demand.

Any such notice will take effect in accordance with its terms.

(B)                               At all times during the period from and including the occurrence of an Event of Default to and including the date immediately following the completion or termination of the

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

enforcement of the Security Interests created under any Security Document, no Obligor shall without the prior consent of the Facility Agent:

(1)                                 offer, pledge, sell, contract to sell, sell short, sell any call option or other right or warrant to purchase, purchase any put option, lend, hedge any “long” position in or otherwise transfer or dispose of, directly or indirectly, any Issuer Shares or any securities convertible into or exercisable or exchangeable for any Issuer Shares; or

(2)                                 enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Issuer Shares,

whether any such transaction described in sub-paragraph (1) or (2) above is to be settled by delivery of any Issuer Shares or such other securities, in cash or otherwise.

23.                               SECURITY

23.1                        Security Agent as holder of security

Unless expressly provided to the contrary in any Finance Document to which the Security Agent is a party, the Security Agent holds any security created by a Security Document governed by English law and the proceeds of that security on trust for the Finance Parties.

23.2                        Responsibility

No Agent is responsible for:

(A)                               the right or title of any person in or to, or the value of, or sufficiency of any part of the security created by the Security Documents;

(B)                               the priority of any security created by the Security Documents; or

(C)                               the existence of any other Security Interest affecting any asset secured under a Security Document.

23.3                        Possession of documents

The Security Agent is not obliged to hold in its own possession any Security Document, title deed or other document in connection with any asset over which security is intended to be created by a Security Document.  Without prejudice to the above, the Security Agent may allow any bank providing safe custody services or any professional adviser to the Security Agent to retain any of those documents in its possession and the Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

23.4                        Investments

Except as otherwise provided in any Security Document, all moneys received by the Security Agent under a Security Document may be:

(A)                               invested in the name of, or under the control of, the Security Agent in any investment for the time being authorised by English law for the investment by trustees of trust money or in any other investments which may be selected by the Security Agent with the consent of the Facility Agent; or

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(B)                               placed on deposit in the name of, or under the control of, the Security Agent at any bank or institution (including any Finance Party) and on such terms as the Security Agent may agree.

The Security Agent shall not be responsible for any resulting loss, whether by depreciation in value, change in exchange rates or otherwise.

23.5                        Approval

Each Finance Party:

(A)                               confirms its approval of each Security Document; and

(B)                               authorises and directs the Security Agent (by itself or by such person(s) as it may nominate) to enter into and enforce the Security Interests created by the Security Documents as trustee (or agent) or as otherwise provided (and whether or not expressly in the names of the Finance Parties) on its behalf.

23.6                        Conflict with Security Documents

If there is any conflict between this Agreement and any Security Document with regard to instructions to, or other matters affecting, the Security Agent, this Agreement will prevail.

23.7                        Release of security

(A)                               If a disposal of any asset subject to security created by a Security Document is made in the following circumstances:

(1)                                 the Facility Agent (acting on the instructions of all the Lenders) agrees to the disposal;

(2)                                 the disposal is allowed by the terms of the Finance Documents and will not result or could not reasonably be expected to result in any Default;

(3)                                 the disposal is being made at the request of the Security Agent in circumstances where any security created by the Security Documents has become enforceable; or

(4)                                 the disposal is being effected by enforcement of a Security Document,

the asset(s) being disposed of will be released from any security over it created by a Security Document.  However, the proceeds of any disposal (or an amount corresponding to them) must be applied in accordance with the requirements of the Finance Documents (if any).

(B)                               Any release under this clause will not become effective until the date of the relevant disposal or otherwise in accordance with the consent of the Facility Agent.

(C)                               If a disposal is not made, then any release relating to that disposal will have no effect, and the obligations of the Obligors under the Finance Documents will continue in full force and effect.

(D)                               If the Security Agent is satisfied (acting in accordance with the instructions of the Facility Agent) that a release is allowed under this clause, (at the request and expense of the relevant Obligor) each Finance Party must enter into any document and do all such other things which are reasonably required to achieve that release.  Each other

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

Finance Party irrevocably authorises the Facility Agent and/or the Security Agent to enter into any such document.  Any release will not affect the obligations of any other Obligor under the Finance Documents.

23.8                        Certificate of non-crystallisation

The Security Agent may (acting in accordance with the instructions of the Facility Agent), at the cost and request of the Borrower, issue certificates of non-crystallisation.

23.9                        Information

Each Finance Party and each Obligor must supply each Agent with any information that such Agent may reasonably specify as being necessary or desirable to enable it to perform its functions.

23.10                 Perfection of security

Each Obligor must (at its own cost) take any action and enter into and deliver any document which is required by the Security Agent (acting in accordance with the instructions of the Facility Agent) so that a Security Document provides for effective and perfected security in favour of any successor Security Agent.

24.                               CHANGES TO THE LENDERS

24.1                        Assignments and transfers by the Lenders

(A)                               Subject to the other provisions of this clause, a Lender (the “Existing Lender”) may:

(1)                                 assign any of its rights; or

(2)                                 transfer by novation any of its rights and obligations,

under the Finance Documents to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”), provided in each case that such assignment or transfer would not result in any Obligor or Lender being in non-compliance with, or in violation of, Regulation T, U or X of the Board of Governors of the U.S. Federal Reserve System.

(B)                               In the case of any assignment, transfer or novation by an Existing Lender to a New Lender of all or any part of its rights and obligations under the Finance Documents, the Existing Lender and the New Lender shall agree that, for the purposes of Article 1278 of the Luxembourg Civil Code (to the extent applicable), any Security Interest created under the Finance Documents and securing the rights assigned, transferred or novated will be preserved for the benefit of the New Lender.

24.2                        Conditions of assignment or transfer

(A)                               The consent of the Borrower is required for an assignment or transfer unless the assignment or transfer is:

(1)                                 to an Acceptable Transferee and the relevant Existing Lender, in its absolute discretion, determines that the transfer or assignment is necessary for the purposes of that Existing Lender’s regulatory capital position or risk profile;

(2)                                 to another Lender or an Affiliate of a Lender;

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(3)                                 in connection with, or in contemplation of, a securitisation or other transaction having a similar effect;

(4)                                 effected by way of a sub-participation or risk participation structure, provided that the Existing Lender remains a Lender of record for the purposes of this Agreement; or

(5)                                 effected at a time when an Event of Default is continuing.

(B)                               The consent of the Borrower to a transfer or assignment referred to in paragraph (A) above must not be unreasonably withheld or delayed. The Borrower will be deemed to have given its consent ten Business Days after the Existing Lender has requested it unless consent is expressly refused by the Borrower within that time.

(C)                               An assignment will only be effective on:

(1)                                 receipt by the Facility Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Facility Agent) that the New Lender will, in relation to the assigned rights, assume obligations to the other Finance Parties equivalent to those it would have been under if it had been an Original Lender; and

(2)                                 performance by the Facility Agent of all necessary “know your customer” checks or other similar checks under any applicable law or regulation in relation to such assignment to a New Lender, the completion of which the Facility Agent must notify to the Existing Lender and the New Lender promptly.

(D)                               A transfer will only be effective if the procedure set out in clause 24.4 (Procedure for transfer) is complied with.

(E)                                If:

(1)                                 a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(2)                                 as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a Tax Payment or a payment relating to Increased Costs, then the relevant Obligor need only make that Tax Payment or payment relating to Increased Costs to the same extent that it would have been obliged to pay if the assignment, transfer or change had not occurred. This paragraph will not apply in respect of an assignment or transfer made as a result of clause 15 (Mitigation by the Lenders).

(F)                                 Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms that:

(1)                                 the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or before the date on which the transfer or assignment becomes effective in accordance with this Agreement; and

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(2)                                 it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

24.3                        Limitation of responsibility of Existing Lender

(A)                               Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(1)                                 the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(2)                                 the financial condition of any Obligor;

(3)                                 the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

(4)                                 the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(B)                               Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(1)                                 has made (and must continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities (including the nature and extent of any recourse against any Party or its assets) in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(2)                                 will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(C)                               Nothing in any Finance Document obliges the Existing Lender to:

(1)                                 accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this clause; or

(2)                                 support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

24.4                        Procedure for transfer

(A)                               Subject to the conditions set out in clause 24.2 (Conditions of assignment or transfer), a transfer is effected in accordance with paragraph (C) below when the Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender.  The Facility Agent must, subject to paragraph (B) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement execute that Transfer Certificate.

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(B)                               The Facility Agent is only obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” checks or other similar checks under any applicable law or regulation in relation to the transfer to such New Lender.

(C)                               Subject to clause 24.9 (Pro rata interest settlement), on the Transfer Date:

(1)                                 to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents each of the Obligors and the Existing Lender will be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents will be cancelled (being the “Discharged Rights and Obligations”);

(2)                                 each of the Obligors and the New Lender will assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(3)                                 the Facility Agent, the Security Agent, the New Lender and other Lenders will acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Facility Agent, the Security Agent and the Existing Lender will each be released from further obligations to each other under the Finance Documents; and

(4)                                 the New Lender will become a Party as a “Lender”.

(D)                               Each Party (other than the Existing Lender and the New Lender) irrevocably authorises the Facility Agent to enter into and deliver any duly completed Transfer Certificate on its behalf.

24.5                        Procedure for assignment

(A)                               Subject to the conditions set out in clause 24.2 (Conditions of assignment or transfer), an assignment may be effected in accordance with paragraph (C) below when the Facility Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender.  The Facility Agent must, subject to paragraph (B) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(B)                               The Facility Agent is only obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” checks and other similar checks under any applicable law or regulation in relation to the assignment to such New Lender.

(C)                               Subject to clause 24.9 (Pro rata interest settlement), on the Transfer Date:

(1)                                 the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents expressed to be the subject of the assignment in the Assignment Agreement;

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(2)                                 the Existing Lender will be released by each Obligor and the other Finance Parties from the obligations owed by it (the “Relevant Obligations”) and expressed to be the subject of the release in the Assignment Agreement;

(3)                                 the New Lender will become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations;

(4)                                 if the assignment relates only to part of the Existing Lender’s participation in the outstanding Loan that part will be separated from the Existing Lender’s participation in the outstanding Loan, made an independent debt and assigned to the New Lender as a whole debt; and

(5)                                 the Facility Agent’s execution of the Assignment Agreement as agent for the Borrower will constitute notice to the Borrower of the assignment.

(D)                               Each Party (other than the Existing Lender and the New Lender) irrevocably authorises the Facility Agent to enter into and deliver any duly completed Assignment Agreement on its behalf.

(E)                                Lenders may utilise procedures other than those set out in this clause 24.5 (Procedure for assignment) to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with clause 24.4 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in clause 24.2 (Conditions of assignment or transfer).

24.6                        Copy of Transfer Certificate or Assignment Agreement to Borrower

The Facility Agent must, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Borrower a copy of that Transfer Certificate or Assignment Agreement.

24.7                        Authorisation of the Facility Agent

Each Party irrevocably authorises the Facility Agent to execute any Transfer Certificate or Assignment Agreement it intends to enter into on its behalf, without any further consent of, or consultation with, such Party.

24.8                        Security over Lenders’ rights

In addition to the other rights provided to a Lender under this clause, a Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create a Security Interest in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(A)                               any charge, assignment or other Security Interest to secure obligations to a federal reserve or central bank; and

(B)                               in the case of a Lender which is a fund, any charge, assignment or other Security Interest granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security Interest will:

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(1)                                 release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security Interest for a Lender as a party to any of the Finance Documents; or

(2)                                 require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to a Lender under the Finance Documents.

24.9                        Pro rata interest settlement

(A)                               If the Facility Agent has notified the Lenders that it is able to distribute interest payments on a pro rata basis to Existing Lenders and New Lenders then (in respect of any transfer pursuant to clause 24.4 (Procedure for transfer) or any assignment pursuant to clause 24.5 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of that notification and is not on the last day of an Interest Period):

(1)                                 any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time will continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (“Accrued Amounts”) and will become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at six Monthly intervals after the first day of that Interest Period); and

(2)                                 the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that:

(a)                                 when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and

(b)                                 the amount payable to the New Lender on that date will be the amount which would, but for the application of this clause 24.9, have been payable to it on that date, but after deduction of the Accrued Amounts.

(B)                               In this clause 24.9, references to Interest Period shall be construed to include a reference to any other period for accrual of fees.

24.10                 Affiliates of the Lenders

(A)                               A Lender may fulfil its obligations in respect of the Loan through an Affiliate if:

(1)                                 the relevant Affiliate is specified in this Agreement as a Lender or becomes a Lender by means of a Transfer Certificate or Assignment Agreement in accordance with this Agreement; and

(2)                                 the Loan in which that Affiliate will participate are specified in this Agreement or in a notice given by a Lender to the Facility Agent and the Borrower.

In this event, the applicable Lender and its Affiliate will participate in such Loan in the manner provided for in the notice referred to in paragraph (2) above.

(B)                               If paragraph (A) above applies, the applicable Lender and its Affiliate will be treated as having a single Commitment.

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

25.                               CHANGES TO THE OBLIGORS

Other than as permitted by the Finance Documents (including, without limitation, under clause 21.20 (Condition subsequent)) or clause 21.21 (Release of Initial Golden Star Security Provider), no Obligor may assign any of its rights or transfer any of its rights and obligations under the Finance Documents without the prior consent of all the Lenders.

26.                               ROLE OF THE AGENTS

26.1                        Appointment of each Agent

(A)                               Each Lender irrevocably appoints the Calculation Agent to act as its agent under and in connection with the Finance Documents.

(B)                               Each Lender irrevocably appoints the Facility Agent to act as its agent under and in connection with the Finance Documents.

(C)                               Each Lender irrevocably appoints the Security Agent to act as its agent under and in connection with the Finance Documents.

(D)                               Each Finance Party irrevocably authorises each Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions that are specifically given to it under or in connection with the Finance Documents, together with any other incidental rights, powers, authorities and discretions.

(E)                                Each Finance Party irrevocably authorises each Agent to enter into and deliver each Finance Document expressed to be entered into by that Agent.

26.2                        Instructions

(A)                               Unless a contrary indication appears in a Finance Document, the Facility Agent:

(1)                                 must exercise or refrain from exercising any right, power, authority or discretion vested in it as Facility Agent in accordance with any instructions given to it by:

(a)                                 all Lenders if the relevant Finance Document stipulates the matter is an all-Lender decision; and

(b)                                 in all other cases, the Majority Lenders; and

(2)                                 will not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

(B)                               Unless a contrary indication appears in a Finance Document, the Security Agent:

(1)                                 must exercise or refrain from exercising any right, power, authority or discretion vested in it as Security Agent in accordance with any instructions given to it by the Facility Agent; and

(2)                                 will not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Facility Agent.

(C)                               An Agent may request instructions, or clarification of any instruction, from (i) the Majority Lenders (or, if the relevant Finance Document stipulates that the matter is a

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

decision for any other Lender or group of Lenders, from that Lender or that group of Lenders), in the case of the Facility Agent, or (ii) the Facility Agent, in the case of the Security Agent, as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and each Agent may refrain from acting unless and until it receives those instructions or that clarification that it has requested.

(D)                               Except in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Facility Agent by the Majority Lenders will override any conflicting instructions given by any other Party and will be binding on all Finance Parties.

(E)                                Paragraphs (A) and (B) above shall not apply:

(1)                                 where this Agreement requires an Agent to act in a specified manner or to take a specified action; or

(2)                                 in respect of any provision which protects an Agent’s own position in its personal capacity as opposed to its role as an Agent for the Finance Parties.

(F)                                 Each Agent may refrain from acting in accordance with the instructions of any Lender or group of Lenders (in the case of the Facility Agent) or in accordance with the instructions of the Facility Agent (in the case of the Security Agent) until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

(G)                               In the absence of instructions each Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.

(H)                              No Agent is authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document, unless the legal or arbitration proceedings relate to:

(1)                                 the perfection, preservation or protection of rights under the Security Documents; or

(2)                                 the enforcement of any Security Document.

26.3                        Duties of the Agents

(A)                               Each Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

(B)                               Subject to paragraph (C) below, the Facility Agent must forward promptly to a Party the original or a copy of any document which is delivered to the Facility Agent for that Party by any other Party.

(C)                               Without prejudice to clause 24.6 (Copy of Transfer Certificate or Assignment Agreement to Borrower), paragraph (B) above will not apply to any Transfer Certificate or any Assignment Agreement.

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(D)                               Except where a Finance Document specifically provides otherwise, no Agent is obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(E)                                If the Facility Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default it must notify the other Finance Parties promptly.

(F)                                 If the Facility Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Facility Agent) under this Agreement, it must notify the other Finance Parties promptly.

(G)                               Each Agent has only those duties, obligations and responsibilities which are expressly specified in the Finance Documents to which it is expressed to be a party (and no others will be implied).

26.4                        No fiduciary duties

Except as specifically provided in a Finance Document:

(A)                               nothing in the Finance Documents makes the Security Agent an agent, trustee or fiduciary of any Obligor;

(B)                               nothing in the Finance Documents makes an Agent a trustee or fiduciary of any other person; and

(C)                               no Agent will be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

26.5                        No duty to account

The Security Agent shall not be bound to account to any other Finance Party for any sum or the profit element of any sum received by it for its own account.

26.6                        Business with the Obligors

(A)                               Each Agent may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Obligors.

(B)                               If it is also a Lender, each Agent has the same rights and powers under the Finance Documents as any other Lender and may exercise those rights and powers as though it were not an Agent.

(C)                               Each Agent may carry on any business with an Obligor or its related entities (including acting as an agent or a trustee in connection with any other financing).

26.7                        Rights and discretions

(A)                               Each Agent may:

(1)                                 rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(2)                                 assume that:

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(a)                                 any instructions received by it from the Facility Agent, Majority Lenders, any Lenders or any group of Lenders, as applicable, are duly given in accordance with the terms of the Finance Documents;

(b)                                 unless it has received notice of revocation, that those instructions have not been revoked;

(c)                                  if it receives any instructions to act in relation to the Secured Assets, that all applicable conditions under the Finance Documents for so acting have been satisfied; and

(3)                                 without prejudice to the generality of paragraph (2) above, rely on a certificate or notice from any person:

(a)                                 as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(b)                                 to the effect that the person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (3)(a) above, may assume the truth and accuracy of that certificate or notice.

(B)                               Each Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders), that:

(1)                                 no Default has occurred (unless it has actual knowledge of a Default arising under clause 22.2 (Non-payment));

(2)                                 any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised; and

(3)                                 any notice or request made by the Borrower (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors.

(C)                               Each Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts selected by it (including those representing a Party other than that Agent).

(D)                               Without prejudice to the generality of paragraph (C) above or paragraph (E) below, each Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to that Agent (and so separate from any lawyers instructed by the Lenders) if that Agent in its reasonable opinion deems this to be necessary.

(E)                                Each Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by that Agent or by any other Party and whether or not liability in relation thereto is limited by reference to a monetary cap methodology or otherwise) and will not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(F)                                 Each Agent may act in relation to the Finance Documents and the Secured Assets through its personnel and agents and shall not:

(1)                                 be liable for any error of judgment made by any such person; or

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(2)                                 be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person,

unless such error or such loss was directly caused by such Agent’s own gross negligence or wilful misconduct.

(G)                               Unless a Finance Document expressly provides otherwise, each Agent may disclose to any other Party any information it reasonably believes it has received as Agent under this Agreement.

(H)                              Notwithstanding any other provision of any Finance Document to the contrary, no Agent is obliged to do or omit to do anything (including disclosing any information) if it would or might, in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or a duty of confidentiality or be otherwise actionable by any person, and an Agent may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation.

(I)                                   Notwithstanding any provision of any Finance Document to the contrary, no Agent is obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of the funds or adequate indemnity against, or security for, that risk or liability is not reasonably assured to it.

26.8                        Responsibility for documentation

(A)                               No Agent is responsible or liable for:

(1)                                 the adequacy, accuracy or completeness of any statement or information (whether oral or written) made, given or supplied by any person, in or in connection with any Finance Document, the Secured Assets or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Secured Assets;

(2)                                 the legality, validity, effectiveness, adequacy, completeness or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(3)                                 failing to request, require or receive any legal opinion or other opinions, searches, reports, certificates, valuations or investigations given or required in connection relating to the Finance Documents or the Secured Assets or for checking or commenting upon the content of any such document; or

(4)                                 any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

(B)                               Except as provided above, no Agent has any duty:

(1)                                 either initially or on a continuing basis to provide any Lender with any credit or other information concerning the risks arising under or in connection with the Finance Documents (including any information relating to the financial

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

condition or affairs of any Obligor or its related entities or the nature or extent of recourse against any Party or its assets) whether coming into its possession before, on or after the Signing Date; or

(2)                                 unless specifically requested to do so by a Lender in accordance with a Finance Document, to request any certificate or other document from any Obligor.

26.9                        No duty to monitor

(A)                               No Agent is obliged to monitor or enquire:

(1)                                 whether a Default has occurred;

(2)                                 as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

(3)                                 whether any other event specified in any Finance Document has occurred.

(B)                               No Agent is deemed to have knowledge of the occurrence of a Default.

26.10                 Exclusion of liability

(A)                               Without limiting paragraph (B) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of an Agent or any Receiver or Delegate), no Agent or any Receiver or Delegate will be liable (whether in contract, tort or otherwise) for:

(1)                                 any cost, loss or liability whatsoever any person incurs or any diminution in value arising as a result of the Agent taking or not taking any action under or in connection with any Finance Document or the Secured Assets, unless directly caused by its gross negligence or wilful misconduct;

(2)                                 exercising or not exercising any right, power, authority or discretion given to it by, or in connection with, any Finance Document, the Secured Assets or any other agreement, arrangement or document entered into or made under or in connection with, or executed in anticipation of, any Finance Document or the Secured Assets, other than by reason of its gross negligence or wilful misconduct;

(3)                                 any shortfall which arises on the enforcement of the Security Documents or the enforcement or realisation of the Secured Assets;

(4)                                 the payment of any taxes or stamp duty as a result of (A) holding the Security Interests under the Security Documents, (B) enforcing or realising any such Security Interest held by it or (C) in respect of any remuneration or other amounts payable to it for its own account;

(5)                                 making any deductions or withholding for or on account of Taxes or other governmental charges in respect of any amounts paid by or on its behalf from the proceeds of any enforcement or realisation of the Security Interests under the Security Documents; or

(6)                                 without prejudice to the generality of paragraphs (1) to (4), any cost, loss or liability whatsoever (including, without limitation, for negligence or any other

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

category of liability but not including any claim based on fraud of the Agent) any person incurs or any diminution in value arising as a result of:

(a)                                 any act, event or circumstance not reasonably within its control; or

(b)                                 the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) any such cost, loss, liability or diminution in value arising as a result of:

(i)                                     nationalisation, expropriation or other governmental actions;

(ii)                                  any regulation, currency restriction, devaluation or fluctuation;

(iii)                               market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event);

(iv)                              breakdown, failure or malfunction of any third-party transport, telecommunications, computer services or other systems;

(v)                                 natural disasters or acts of God;

(vi)                              war, terrorism, insurrection or revolution; or

(vii)                           any strike or industrial action.

(B)                               No Party (other than the relevant Agent) may take any proceedings against any officer, employee or agent of an Agent in respect of any claim it might have against that Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Secured Asset.  Any officer, employee or agent of an Agent may enforce and enjoy the benefit of this clause, subject to paragraph (B) of clause 1.5 (Third party rights) and the provisions of the Third Parties Act.

(C)                               Neither the Facility Agent nor the Security Agent will be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Facility Agent or Security Agent (as applicable) if the Facility Agent or Security Agent (as applicable) has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Facility Agent or Security Agent (as applicable) for that purpose.

(D)

(1)                                 Nothing in this Agreement will oblige any Agent to:

(a)                                 satisfy any “know your customer” checks or other requirement in relation to the identity of any person; or

(b)                                 check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender,

on behalf of any Finance Party.

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(2)                                 Each Finance Party confirms to each Agent that it is solely responsible for any “know your customer” checks it is required to carry out and that it may not rely on any statement in relation to those checks made by any other Agent.

(E)                                Without prejudice to any term of any Finance Document excluding or limiting an Agent’s liability, any liability of that Agent, arising under or in connection with any Finance Document or the Secured Assets is limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of that Agent or, if later, the date on which the loss arises as a result of the default) but without reference to any special conditions or circumstances known to that Agent at any time which increase the amount of that loss.  In no event will an Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not that Agent was advised of the possibility of such loss or damages.

26.11                 Lenders’ indemnity to each Agent

(A)                               Without limiting the liability of any Obligor under the Finance Documents, each Lender must indemnify each Agent, within three Business Days of demand for that Lender’s Pro Rata Share of any cost, loss or liability (whether arising in contract, tort or otherwise and including, without limitation, any liability which an Agent incurs to any broker, manager or placement agent or similar entity in connection with any disposal or proposed disposal of the Pledged Issuer Shares) incurred by that Agent, in acting as an Agent under the Finance Documents or any related document, except to the extent that the cost, loss or liability is caused by that Agent’s gross negligence, wilful misconduct or fraud (or, in the case of any cost, loss or liability pursuant to clause 29.10 (Disruption to payment systems) notwithstanding that Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of that Agent) and unless an Agent has been reimbursed by an Obligor pursuant to a Finance Document.

(B)                               Subject to paragraph (C) below, the Borrower must immediately on demand reimburse any Lender for any payment that Lender makes to an Agent under paragraph (A) above.

(C)                               Paragraph (B) above does not apply to the extent that the indemnity payment in respect of which the relevant Lender claims reimbursement relates to a liability of that Agent to an Obligor.

(D)                               The indemnities contained in this clause 26.11 shall survive the termination or discharge of this Agreement and each other Finance Document.

26.12                 Resignation of an Agent

(A)                               Each Agent may resign and appoint one of its Affiliates, acting through an office in the UK, as successor Calculation Agent, Facility Agent, Security Agent, as applicable, by giving notice to the other Finance Parties and the Borrower.

(B)                               Alternatively, each Agent may resign without giving any reason therefor or being responsible for any cost or loss in connection therewith by giving 30 days’ notice to the other Finance Parties and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor Calculation Agent, Facility Agent or Security Agent, as applicable.

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(C)                               If the Majority Lenders have not appointed a successor Calculation Agent, Facility Agent or Security Agent, as applicable in accordance with paragraph (B) above within 20 days after notice of resignation was given, the retiring Calculation Agent, Facility Agent or Security Agent, as applicable (after consultation with the Borrower) may appoint a successor Calculation Agent, Facility Agent or Security Agent, as applicable, acting through an office in the UK.

(D)                               The retiring Agent must:

(1)                                 make available to the successor Agent those documents and records and provide any assistance as the successor Agent may reasonably request for the purposes of performing its functions as a Calculation Agent, the Facility Agent or the Security Agent, as applicable, under the Finance Documents; and

(2)                                 enter into and deliver to the successor Agent those documents and effect any registrations as may be reasonably required for the transfer or assignment of all of its rights and benefits under the Finance Documents to the successor Agent.

(E)                                The Borrower must, on demand by the relevant Agent, reimburse each retiring Agent for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing any assistance under paragraph (D) above.

(F)                                 The resignation of the Agent and the appointment of any successor Agent will both become effective only when:

(1)                                 the successor Agent notifies all the Parties that it accepts its appointment;

(2)                                 the successor Agent confirms that the rights under the Finance Documents (and any related documentation) have been transferred or assigned to it;

(3)                                 no Finance Party (other than the Facility Agent) has notified the Facility Agent that it is not satisfied with the credit worthiness of the proposed successor Facility Agent within 7 days of the Facility Agent’s notification under paragraph (A) above; and

(4)                                 in the case of the Security Agent only, the Secured Assets have been transferred to the successor.

On satisfaction of the above conditions the successor Agent will succeed to the position of the Calculation Agent, Facility Agent or Security Agent, as applicable, and the term Calculation Agent, Facility Agent or Security Agent, as applicable, will mean the successor Calculation Agent, Facility Agent or Security Agent, as applicable.

(G)                               If:

(1)                                 an Agent Insolvency Event has occurred and is continuing in relation to the Facility Agent or Security Agent; or

(2)                                 the Facility Agent or Security Agent has breached any of its material obligations under a Finance Document and that breach is continuing,

then, after consultation with the Borrower, the Majority Lenders may, by notice to the Facility Agent or Security Agent (as applicable), require it to resign under paragraph

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(B) above.  In this event, that Agent must resign in accordance with paragraph (B) above.

(H)                              Upon its resignation becoming effective:

(1)                                 the retiring Agent will be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (D)above) but will remain entitled to the benefit of clause 14.3 (Indemnity to each Agent) and this clause 26;

(2)                                 the Borrower must immediately pay to the retiring Agent any agency fees that have accrued for the account of the retiring Agent and no further agency fees will accrue for the account of the retiring Agent; and

(3)                                 any successor and each of the other Parties will have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(I)                                   An Obligor must, at its own cost, take any action and enter into and deliver any document which is required by an Agent to ensure that a Security Document provides for effective and perfected Security Interests in favour of any successor Security Agent.

(J)                                   If:

(1)                                 an Agent Insolvency Event has occurred and is continuing in relation to a Calculation Agent;

(2)                                 a Calculation Agent has breached any of its material obligations under this Agreement and that breach is continuing; or

(3)                                 a Calculation Agent which is also a Lender or, which has an Affiliate which is a Lender, ceases to be a Lender (and its Affiliate ceases to be a Lender (as applicable)), that Calculation Agent shall as soon as practicable resign and the remaining Calculation Agent(s) shall act as Calculation Agent(s) for the purposes of the Finance Documents, provided that if any of the above events occurs in relation to all Calculation Agent, the Calculation Agent shall resign and be replaced by a calculation agent appointed by the Lenders which is not an Affiliate of any Calculation Agent or the Borrower, and which shall assume the rights and obligations of the Calculation Agent under and in connection with the Finance Documents on terms to be agreed between the Parties.

26.13                 Multiple Calculation Agent

Whenever there is more than one Calculation Agent under this Agreement, any act, determination or discretion of the Calculation Agent under this Agreement may be made or exercised by:

(A)                               any one Calculation Agent acting individually; or

(B)                               the Facility Agent acting on the instructions of the Calculation Agent (and, for the avoidance of doubt, any reference in this Agreement to any act, determination or discretion of the Calculation Agent, shall include the Facility Agent carrying out that act, making that determination or exercising that discretion on the instructions of the Calculation Agent),

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

and once notified in writing to the Borrower by a Calculation Agent or the Facility Agent, such act, determination or exercise of discretion shall be binding on all Parties (and any subsequent contradictory notice in writing by the other Calculation Agent or the Facility Agent (as applicable) on the same matter shall be disregarded).

26.14                 Confidentiality

(A)                               In acting as the agent for the Finance Parties, an Agent will be regarded as acting through its agency division which will be treated as a separate entity from any other of its divisions and departments.

(B)                               If information is (in the opinion of the relevant Agent) received by another division or department of that Agent, it may be treated as confidential to that division or department and that Agent will not be deemed to have notice of it.

(C)                               An Agent is not obliged to disclose to any person (i) any confidential information; or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty.

26.15                 Relationship with the Lenders

(A)                               Subject to clause 24.9 (Pro rata interest settlement), the Facility Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Facility Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(1)                                 entitled to or liable for any payment due under any Finance Document on that day; and

(2)                                 entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(B)                               The Facility Agent may at any time, and must if requested to do so by the Majority Lenders, convene a meeting of the Lenders.

(C)

(1)                                 Any Lender may by notice to the Facility Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents.

(2)                                 Any such notice:

(a)                                 must contain the address and (where communication by electronic mail or other electronic means is permitted under this Agreement) electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made); and

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(b)                                 will be treated as a notification of a substitute address, electronic mail address (or such other information), department and officer by that Lender for the purposes of the Finance Documents.

(3)                                 The Facility Agent is entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

26.16                 Credit appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agents that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(A)                               the financial condition, status and nature of each Obligor;

(B)                               the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Secured Assets and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Secured Assets;

(C)                               whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Secured Assets, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Secured Assets; and

(D)                               the adequacy, accuracy or completeness of any information provided by the Facility Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

26.17                 Security Agent’s management time and additional remuneration

(A)                               If the Security Agent requires, any amount payable to the Security Agent by any Party under any indemnity or in respect of any costs or expenses incurred by such Agent under the Finance Documents after the Signing Date will include the cost of using its management time or other resources and will, in the case of any services provided by the Security Agent of an exceptional nature or otherwise outside the scope of its normal duties as the Security Agent, be calculated on the basis of such reasonable daily or hourly rates as such Agent may notify to the relevant Party (or in the case of the Security Agent, calculated at its normal hourly rates in force from time to time).  This is in addition to any amount in respect of fees or expenses paid or payable to such Agent under any other term of the Finance Documents.

(B)                               Without prejudice to paragraph (A) above, in the event of:

(1)                                 a Default; or

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(2)                                 the Security Agent being requested by any Party to undertake duties which the Security Agent considers to be of an exceptional nature or outside the scope of the normal duties of the Security Agent under the Finance Documents; or

(3)                                 the Security Agent and the Borrower agreeing that it is otherwise appropriate in the circumstances,

the Borrower shall pay to the Security Agent any additional remuneration (together with any applicable VAT) (A) in the case of paragraph (1) above, which shall be calculated at its normal hourly rates in force from time to time and (B) in the case of paragraph (2) or (3) above, that may be agreed between them or determined pursuant to paragraph (C) below.

(C)                               If the Security Agent and the Borrower fail to agree upon the nature of the duties or upon the additional remuneration referred to in paragraph (B) above or whether additional remuneration is appropriate in the circumstances, any dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Security Agent and approved by the Borrower or, failing approval, nominated (on the application of the Security Agent) by the President for the time being of the Law Society of England and Wales (the costs of the nomination and of the investment bank being payable by the Borrower) and the determination of any investment bank shall be final and binding upon the Parties.

26.18                 Reliance and engagement letters

The Security Agent may obtain and rely on any certificate or report from any Obligor’s auditor and may enter into any reliance letter or engagement letter relating to that certificate or report on such terms as it may consider appropriate (including, without limitation, restrictions on the auditor’s liability and the extent to which that certificate or report may be relied on or disclosed).

26.19                 No responsibility to perfect Secured Assets

The Security Agent shall not be liable for any failure to:

(A)                               require the deposit with it of any deed or document certifying, representing or constituting the title of any Obligor to any of the Secured Assets;

(B)                               obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any Finance Document or the Secured Assets;

(C)                               register, file or record or otherwise protect any of the Secured Assets (or the priority of any of the Secured Assets) under any law or regulation or to give notice to any person of the execution of any Finance Document or of the Secured Assets;

(D)                               take, or to require any Obligor to take, any step to perfect its title to any of the Secured Assets or to render the Secured Assets effective or to secure the creation of any ancillary Security Interest under any law or regulation; or

(E)                                require any further assurance in relation to any Security Document.

26.20                 Insurance by Security Agent

(A)                               The Security Agent shall not be obliged:

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(1)                                 to insure any of the Secured Assets;

(2)                                 to require any other person to maintain any insurance; or

(3)                                 to verify any obligation to arrange or maintain insurance contained in any Finance Document,

and the Security Agent shall not be liable for any damages, costs or losses to any person as a result of the lack of, or inadequacy of, any such insurance.

(B)                               Where the Security Agent is named on any insurance policy as an insured party, it shall not be liable for any damages, costs or losses to any person as a result of its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless the Facility Agent requests it to do so in writing and the Security Agent fails to do so within 14 days after receipt of that request.

26.21                 Delegation by the Security Agent

(A)                               The Security Agent may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any right, power, authority or discretion vested in it in its capacity as such.

(B)                               Notwithstanding the foregoing, for so long as Citibank N.A., London Branch is appointed as Facility Agent:

(1)                                 without prejudice to paragraph (2) below, the Security Agent authorises and appoints the Facility Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Security Agent under or in connection with the Finance Documents that relate to the transfer or release of any Secured Assets from a Cash Account or a Securities Account, as relevant (and the Finance Parties approve such appointment by the Security Agent); and

(2)                                 upon any Security Interest under the Security Documents becoming enforceable, the Security Agent shall appoint the Facility Agent as its agent for purposes of (A) appointing a broker or brokers to sell the Secured Assets and (B) determining the manner in which any such sale process shall be undertaken, subject to such actions being in compliance with the terms of the Security Documents and any applicable law and regulation.

The Security Agent shall not be responsible or liable for any acts or omissions of the Facility Agent.

(C)                               Without prejudice to paragraph (B) above, a delegation under this clause 26.21 may be made upon any terms and conditions (including the power to sub-delegate) and subject to any restrictions that the Security Agent may, in its discretion, think fit in the interests of the Lenders.

(D)                               The Security Agent shall not be bound to supervise, or be in any way responsible for any damages, costs or losses incurred by reason of any misconduct, omission or default on the part of, any such delegate or sub-delegate.

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

26.22                 Acceptance of title

The Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any Obligor may have to any of the Secured Assets and shall not be liable for, or bound to require any Obligor to remedy, any defect in its right or title.

26.23                 Winding up of trust

If the Security Agent, on the instruction of the Facility Agent, determines that:

(A)                               all of the obligations of the Obligors secured by the Security Documents have been fully and finally discharged; and

(B)                               no Finance Party is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Obligor pursuant to the Finance Documents, then:

(1)                                 the trusts set out in this Agreement shall, at the request and cost of the Borrower, be wound up and the Security Agent shall release, without recourse or warranty, all of the Secured Assets and the rights of the Security Agent under each of the Security Documents; and

(2)                                 any Security Agent which has resigned pursuant to clause 26.12 (Resignation of an Agent) shall release, without recourse or warranty, all of its rights under each Security Document.

26.24                 Powers supplemental to Trustee Acts

The rights, powers, authorities and discretions given to the Security Agent under or in connection with the Finance Documents shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Agent by law or regulation or otherwise.

26.25                 Disapplication of Trustee Acts

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Agent in relation to the trusts constituted by this Agreement.  Where there are any inconsistencies between the Trustee Act 1925 or the Trustee Act 2000 and the provisions of this Agreement, the provisions of this Agreement shall, to the extent permitted by law and regulation, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act.

26.26                 Deduction from amounts payable by an Agent

If any Party owes an amount to an Agent under the Finance Documents, that Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which that Agent would otherwise be obliged to make under the Finance Documents and apply that amount deducted in or towards satisfaction of the amount owed.  For the purposes of the Finance Documents that Party will be regarded as having received the amount so deducted.

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

26.27                 Notice period

Where this Agreement specifies a minimum period of notice to be given to an Agent, that Agent may, at its discretion, accept a shorter notice period.

27.                               CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of any Finance Document will:

(A)                               interfere with the right of any Finance Party to arrange its affairs (Tax or otherwise) in whatever manner it thinks fit;

(B)                               oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(C)                               oblige any Finance Party to disclose any information relating to its affairs (Tax or otherwise) or any computations in respect of Tax.

28.                               SHARING AMONG THE FINANCE PARTIES

28.1                        Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from an Obligor or from Marchmont Limited in relation to a Further Assurance Side Letter other than (i) in accordance with Clause 29 (Payment mechanics) or (ii) in the case of the Security Agent only, as a result of the enforcement of the Security Documents or any other enforcement or realisation of the Secured Assets, and applies that amount to a payment due under a Finance Document (and, for the avoidance of doubt, any net amount received and retained from Marchmont Limited in relation to a Further Assurance Side Letter shall be deemed to be so applied) then:

(A)                               the Recovering Finance Party must, within three Business Days, notify details of the receipt or recovery to the Facility Agent;

(B)                               the Facility Agent must determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have received had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with clause 29 (Payment mechanics), without taking account of any Tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and

(C)                               the Recovering Finance Party must pay to the Facility Agent an amount (the “Sharing Payment”) equal to that receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with clause 29.5 (Partial payments).

28.2                        Redistribution of payments

The Facility Agent must treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with clause 29.5 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

28.3                        Recovering Finance Party’s rights

(A)                               On a distribution by the Facility Agent under clause 28.2 (Redistribution of payments) the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in that redistribution.

(B)                               If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (A) above, the relevant Obligor will owe the Recovering Finance Party a debt equal to the Sharing Payment which is immediately due and payable.

28.4                        Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(A)                               each Sharing Finance Party must, on request of the Facility Agent, pay to the Facility Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”);

(B)                               at the time of the request by the Facility Agent under paragraph (A) above, the Sharing Finance Party will be subrogated to the rights of the Recovering Finance Party in respect of the relevant Redistributed Amount; and

(C)                               if and to the extent that the Sharing Finance Party is not able to rely on its rights under paragraph (B) above as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

28.5                        Exceptions

(A)                               This clause will not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this clause, have a valid and enforceable claim against the relevant Obligor.

(B)                               A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(1)                                 it notified that other Finance Party of the legal or arbitration proceedings; and

(2)                                 that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

29.                               PAYMENT MECHANICS

29.1                        Payments to the Facility Agent

(A)                               Subject to paragraph (C) below, on each date on which a Party is required to make a payment to the Facility Agent under a Finance Document, that Party must make the payment available to the Facility Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

by the Facility Agent to the Party concerned as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(B)                               Unless a Finance Document specifies that payments under it are to be made in another manner, all payments must be made to such account and with such bank as the Facility Agent specifies.

(C)                               On the Utilisation Date, if the Facility Agent and a Lender so agree, a Lender may make a payment directly to a bank account specified in the Utilisation Request, rather than making that payment through the Facility Agent.

29.2                        Distributions by the Facility Agent

Each payment received by the Facility Agent under the Finance Documents for another Party must, except as provided in this clause, be paid by the Facility Agent to the Party entitled to receive payment in accordance with this Agreement as soon as practicable after receipt (in the case of a Lender, for the account of its Facility Office), to such account and with such bank as that Party may notify to the Facility Agent by not less than five Business Days’ notice.

29.3                        Distributions to an Obligor

The Facility Agent may (with the consent of an Obligor or in accordance with clause 30 (Set-off)) apply any amount received by it for that Obligor in or towards payment (as soon as practicable after receipt) of any amount due from that Obligor under the Finance Documents. For this purpose the Facility Agent may apply the received sum in or towards the purchase of any amount of any currency to be paid.

29.4                        Clawback and pre-funding

(A)                               Where a sum is to be paid to the Facility Agent under the Finance Documents for another Party, the Facility Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(B)                               Unless paragraph (C) below applies, if the Facility Agent pays an amount to another Party and it proves to be the case that the Facility Agent has not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Facility Agent must on demand refund that amount to the Facility Agent together with interest on that amount from the date of payment to the date of receipt by the Facility Agent, calculated by the Facility Agent to reflect its cost of funds.

(C)                               If the Facility Agent has notified the Lenders that it is willing to make available amounts for the account of the Borrower before receiving funds from the Lenders then if and to the extent that the Facility Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to the Borrower:

(1)                                 the Facility Agent shall notify the Borrower of that Lender’s identity and the Borrower shall on demand refund it to the Facility Agent; and

(2)                                 the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower, shall on demand pay to the Facility Agent the amount (as certified by the Facility Agent) which will indemnify the

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

Facility Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

29.5                        Partial payments

(A)                               If the Facility Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Facility Agent must apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(1)                                 first, in or towards payment pro rata of any unpaid amount owing to the Security Agent under the Finance Documents;

(2)                                 secondly, in or towards payment pro rata of any unpaid amount owing to the Facility Agent under the Finance Documents;

(3)                                 thirdly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

(4)                                 fourthly, in or towards payment pro rata of any principal sum due but unpaid under this Agreement; and

(5)                                 fifthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(B)                               The Facility Agent must, if so directed by the Majority Lenders vary the order set out in paragraphs (A)(2) to (5) above.

(C)                               Paragraphs (A) and (B) above will override any appropriation made by an Obligor.

29.6                        No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents will be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

29.7                        Business Days

(A)                               Any payment under the Finance Documents which is due to be made on a day that is not a Business Day will be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(B)                               During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

29.8                        Currency of account

(A)                               Unless a Finance Document specifies otherwise, the US Dollar is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(B)                               Each payment in respect of costs, expenses or Taxes must be made in the currency in which the costs, expenses or Taxes are incurred.

(C)                               Any amount expressed to be payable in a currency other than the US Dollar will be paid in that other currency.

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

29.9                        Change of currency

(A)                               Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(1)                                 any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country will be translated into, or paid in, the currency or currency unit of that country designated by the Facility Agent (acting reasonably and after consultation with the Borrower); and

(2)                                 any translation from one currency or currency unit to another will be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent (acting reasonably and after consultation with the Borrower).

(B)                               If a change in any currency of a country occurs (including where there is more than one currency or currency unit recognised at the same time as the lawful currency of a country), the Finance Documents will, to the extent the Facility Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise reflect the change in currency.

29.10                 Disruption to payment systems

(A)                               Subject to paragraph (E) below, if the Facility Agent determines (in its discretion) that a Disruption Event has occurred or the Facility Agent is notified by the Borrower that a Disruption Event has occurred:

(1)                                 the Facility Agent may, and must if requested to do so by the Borrower, consult with the Borrower for a period of not more than five days with a view to agreeing with the Borrower such changes to the operation or administration of the Facility (changes) as the Facility Agent may decide are necessary in the circumstances;

(2)                                 the Facility Agent is not obliged to consult with the Borrower in relation to any changes if, in its opinion, it is not practicable to do so in the circumstances and, in any event, has no obligation to agree to any changes; and

(3)                                 the Facility Agent may consult with the Finance Parties in relation to any changes but is not obliged to do so if, in its opinion, it is not practicable to do so in the circumstances.

(B)                               Any agreement between the Facility Agent and the Borrower will (whether or not it is finally determined that a Disruption Event has occurred) be binding on the Parties as an amendment to (or, as the case may be, a waiver of) the terms of the Finance Documents notwithstanding the provisions of clause 35 (Amendments and waivers).

(C)                               Notwithstanding any other provision of this Agreement, the Facility Agent will not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (in each case, whether arising in contract, tort or otherwise and whether caused by the Facility Agent’s negligence, gross negligence or any other category of liability whatsoever, but not including any claim based on the fraud of the

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

Facility Agent) arising as a result of it taking, or failing to take, any actions pursuant to or in connection with this clause 29.10.

(D)                               The Facility Agent must notify the Finance Parties of all changes agreed pursuant to paragraph (B) above.

(E)                                This clause 29.10 (Disruption to payment systems) will not in any way:

(1)                                 prevent the Facility Agent from, or delay the Facility Agent in, making a demand in accordance with clause 18.2 (Margin Call); or

(2)                                 affect the obligations of the Borrower under clause 18.2 (Margin Call).

29.11                 Timing of payments

If a Finance Document does not provide for when a particular payment is due, that payment will be due within three Business Days of demand by the person to whom the payment is to be made (or, if that person is a Finance Party, the Facility Agent), provided that in respect of any payment due by an Obligor following the occurrence of an Event of Default that is continuing, such payment will be due on demand by the person to whom the payment is to be made (or, if that person is a Finance Party, the Facility Agent).

30.                               SET-OFF

A Finance Party may, if an Event of Default is continuing, set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. The relevant Finance Party shall promptly notify the Borrower of any such set-off or conversion in accordance with this clause 30.

31.                               NOTICES

31.1                        Communications in writing

Any communication to be made under or in connection with the Finance Documents must be made in writing and, unless otherwise stated, may be made by letter, electronic mail or other electronic communication.

31.2                        Addresses

(A)                               Except as provided below, the contact details of each Party for any communication to be made or delivered under or in connection with the Finance Documents are those notified by that Party for this purpose to the Facility Agent on or before the date it becomes a Party.

(B)                               The contact details of the Borrower for this purpose are:

Address:                                                 La Mancha Holding S.à r.l., 31-33, Avenue Pasteur, L-2311 Luxembourg, R.C.S. Luxembourg : B 164.842

Email:                                                            [**]

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

Attention:                                         Board of managers

(C)                               The contact details of the Initial Golden Star Security Provider for this purpose are:

Address:                                                 La Mancha Holding S.à r.l., 31-33, Avenue Pasteur, L-2311 Luxembourg, R.C.S. Luxembourg : B 164.842

Email:                                                            [**]

Attention:                                         Board of managers

(D)                               The contact details of the [**] Security Provider for this purpose are:

Address:                                                 La Mancha Africa Holding Ltd, B2, Industry Street, Qormi QRM 3000, Malta

Email:                                                            [**]

Attention:                                         [**]

(E)                                The contact details of ICBC Standard Bank Plc as a Calculation Agent and the Original Lender for this purpose are:

Address:                                                 20 Gresham Street, London, EC2V 7JE

Email:                                                            [**]

Attention:                                         [**]

(F)                                 The contact details of the Facility Agent for this purpose are:

Address:                                                 20 Gresham Street, London, EC2V 7JE

[**]

Attention:                                         [**]

(G)                               The contact details of the Security Agent for this purpose are:

Address:                                                 20 Gresham Street, London, EC2V 7JE

[**]

Attention:                                         [**]

(H)                              Any Party may change its contact details by giving five Business Days’ notice to the Facility Agent or (in the case of the Facility Agent) to the other Parties.

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

31.3                        Delivery

(A)                               Except as provided below, any communication made or delivered by one Party to another under or in connection with the Finance Documents will only be effective:

(1)                                 if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address; or

(2)                                 if by electronic mail or any other electronic communication, when sent to the relevant email address,

and, in respect of any letter, or by-hand delivery, if a particular department or officer is specified as part of its address details provided under clause 31.2 (Addresses), if addressed to that department or officer.

(B)                               Any communication to be made or delivered to an Agent will be effective only when actually received by that Agent.

(C)                               Any communication to be made or delivered by an Agent to an Obligor pursuant to this Agreement or any other Finance Document will be effective immediately when sent.

(D)                               All communications from or to an Obligor must be sent through the Facility Agent.

(E)                                All communications from or to any Security Provider must be sent through the Borrower.

(F)                                 All communications to the Security Agent (from a Party other than the Facility Agent) must be copied to the Facility Agent.

(G)                               Each Security Provider irrevocably appoints the Borrower to act as its agent:

(1)                                 to give and receive all communications under or in connection with the Finance Documents;

(2)                                 to exercise any rights or discretions on its behalf under the Finance Documents;

(3)                                 to supply all information concerning itself to any Finance Party; and

(4)                                 to sign all documents on its behalf under or in connection with the Finance Documents.

(H)                              Any communication made or delivered to the Borrower in accordance with this clause will be deemed to have been made or delivered to each Security Provider.

(I)                                   Each Finance Party may assume that any communication made by the Borrower (or by the Borrower on behalf of any Security Provider) is made with the consent of each Security Provider.

(J)                                   Subject to paragraph (K) below, any communication or document which becomes effective in accordance with paragraphs (A) to (I) above after 5:00 p.m. or on a day that is not a Business Day, shall be deemed only to become effective on the following Business Day.

(K)                               Any communication or document which is:

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(1)                                 a Margin Call Notice;

(2)                                 a notice sent by a Finance Party to the Borrower pursuant to clause 7.2 (Mandatory Prepayment — Trigger Event);

(3)                                 a notice sent by a Finance Party to the Borrower pursuant to clause 17 (Adjustment Events); or

(4)                                 a notice sent by the Facility Agent to the Borrower pursuant to clause 22.18 (Acceleration),

shall be deemed effective on the day it becomes effective in accordance with paragraphs (A) to (I) above (regardless of the time on such day on which it becomes so effective) or, if such day is not a Business Day, on the following Business Day.

31.4                        English language

(A)                               Any communication made under or in connection with any Finance Document must be in English.

(B)                               All other documents provided under or in connection with any Finance Document must be:

(1)                                 in English; or

(2)                                 if not in English, and if so required by an Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

32.                               CALCULATIONS AND CERTIFICATES

32.1                        Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

32.2                        Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

32.3                        Day count conventions

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

33.                               PARTIAL INVALIDITY

If, at any time, any term of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction that will not affect:

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(A)                               the legality, validity or enforceability in that jurisdiction of any other term of the Finance Documents; or

(B)                               the legality, validity or enforceability in other jurisdictions of that or any other term of the Finance Documents.

34.                               REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under a Finance Document will operate as a waiver, nor will any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law and may be waived only in writing and specifically.

35.                               AMENDMENTS AND WAIVERS

35.1                        Required consents

(A)                               Except as provided in this clause, any term of the Finance Documents may be amended or waived only with the consent of the Borrower and the Majority Lenders and any such amendment or waiver will be binding on all the Parties.

(B)                               The Facility Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this clause.  The Facility Agent must notify the other Parties promptly of any amendment or waiver effected by it under this paragraph.

(C)                               Each Security Provider agrees to any amendment or waiver permitted by this clause which is agreed to by the Borrower.

35.2                        Split voting

A Lender may by notice to the Facility Agent divide its participation in the Loan or its Commitment into separate amounts to reflect participations or similar arrangements and for the purposes solely of counting towards any decision or vote by that Lender require those separate amounts to be counted separately in that decision or vote for the purpose of this Agreement.

35.3                        Exceptions

(A)                               An amendment or waiver that has the effect of changing or which relates to:

(1)                                 [**];

(2)                                 an extension of the date of payment of any amount to a Lender under the Finance Documents;

(3)                                 a release of any Security Document other than in accordance with the terms of the Finance Documents;

(4)                                 a reduction in the Spread or a reduction in the amount or change in currency of any payment of principal, interest, fee or other amount payable to a Finance Party under the Finance Documents;

(5)                                 an increase in, or an extension of, any Commitment or the Total Commitments;

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(6)                                 a release of an Obligor other than in accordance with the terms of this Agreement;

(7)                                 any provision of a Finance Document which expressly requires the consent of all the Lenders;

(8)                                 clause 2.2 (Finance Parties’ rights and obligations), clause 4.2 (Further conditions precedent), clause 22 (Events of Default), clause 24 (Changes to the Lenders), clause 40 (Governing law), clause 41.1 (Jurisdiction) or this clause; or

(9)                                 [**],

may not be made without the prior consent of all the Lenders.

(B)                               An amendment or waiver which relates to the rights or obligations of an Agent may only be made with the consent of that Agent.

(C)                               Notwithstanding paragraph (A) above, a Fee Letter may be amended or waived with the agreement of each Agent that is a party to that Fee Letter and the Borrower.

36.                               CONFIDENTIALITY

36.1                        Confidential Information

(A)                               Each Finance Party must keep all Confidential Information confidential and not disclose it to anyone, save to the extent permitted by clause 36.2 (Disclosure of Confidential Information), clause 36.3 (Disclosure to numbering service providers).

(B)                               Each Finance Party must ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

36.2                        Disclosure of Confidential Information

Any Finance Party may disclose:

(A)                               to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party considers appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (A) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there is no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(B)                               to any person:

(1)                                 to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Facility

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

Agent and, in each case, to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(2)                                 with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(3)                                 appointed by any Finance Party or by a person to whom paragraph (1) or (2) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf;

(4)                                 who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraphs (1) or (2) above;

(5)                                 to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(6)                                 to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(7)                                 to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security Interests (or may do so) pursuant to clause 24.8 (Security over Lenders’ rights);

(8)                                 to the International Swaps and Derivatives Association Inc (ISDA) and any determination committee or other committee of ISDA;

(9)                                 who is a Party;

(10)                          with the consent of the Borrower; or

(11)                          following a Default,

in each case, such Confidential Information as that Finance Party considers appropriate if:

(a)                                 in relation to paragraphs (1), (2) and (3) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking, except that there is no requirement for a Confidentiality Undertaking if:

(b)                                 the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(c)                                  in relation to paragraph (B)(4) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information, except that there is no requirement for a Confidentiality Undertaking or to be otherwise bound by requirements of confidentiality if a Default occurs;

(d)                                 in relation to paragraphs (B)(5), (B)(6) and (B)(7) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there is no requirement to inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

(C)                               to any person appointed by that Finance Party or by a person to whom paragraph (B)(1) or (B)(2) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (C) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrower and the relevant Finance Party; and

(D)                               to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

36.3                        Disclosure to numbering service providers

(A)                               Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or one or more Obligors the following information:

(1)                                 the names of Obligors;

(2)                                 the country of domicile of Obligors;

(3)                                 the place of incorporation of Obligors;

(4)                                 the Signing Date;

(5)                                 clause 40 (Governing law);

(6)                                 the names of an Agent;

(7)                                 the date of each amendment and restatement of this Agreement;

(8)                                 the amount of the Total Commitments;

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(9)                                 amount and name of the Facility;

(10)                          the currency of the Facility;

(11)                          the type of the Facility;

(12)                          the ranking of the Facility;

(13)                          the Termination Date for the Facility;

(14)                          changes to any of the information previously supplied pursuant to paragraphs (1) to (13) above; and

(15)                          such other information agreed between such Finance Party and the Borrower,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(B)                               The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(C)                               Each Obligor represents that none of the information set out in paragraphs (A)(1) to (15) above is, nor will at any time be, unpublished price-sensitive information.

36.4                        Entire agreement

This clause:

(A)                               constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information; and

(B)                               supersedes any previous agreement, whether express or implied, regarding Confidential Information.

36.5                        Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

36.6                        Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrower:

(A)                               of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (B)(5) of clause 36.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(B)                               upon becoming aware that Confidential Information has been disclosed in breach of this clause.

36.7                        Continuing obligations

The obligations in this clause are continuing and, in particular, will survive and remain binding on each Finance Party for a period of 12 Months from the earlier of:

(A)                               the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(B)                               the date on which such Finance Party otherwise ceases to be a Finance Party,

except that the obligations in this clause relating to any Confidential Information in respect of the personal data relating to the ultimate beneficial owner of the Obligors only shall not be subject to the time limitation stated in this clause 36.7.

37.                               CONFIDENTIALITY OF FUNDING RATES AND REFERENCE BANK QUOTATIONS

37.1                        Confidentiality and disclosure

(A)                               The Facility Agent and each Obligor agree to keep each Funding Rate (and, in the case of the Facility Agent, each Reference Bank Quotation) confidential and not to disclose it to any person, save to the extent permitted by paragraphs (B), (C) and(D) below.

(B)                               The Facility Agent may disclose:

(1)                                 any Funding Rate (but not, for the avoidance of doubt, any Reference Bank Quotation) to the Borrower pursuant to clause 8.4 (Notification of rates of interest); and

(2)                                 any Funding Rate or any Reference Bank Quotation to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Facility Agent and the Relevant Lender or Reference Bank, as the case may be.

(C)                               The Facility Agent may disclose any Funding Rate or any Reference Bank Quotation, and each Obligor may disclose any Funding Rate, to:

(1)                                 any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate or Reference Bank Quotation is to be given pursuant to this paragraph (1) is informed in writing of its confidential nature and that it may be price-sensitive information except that there is no requirement to so inform the recipient if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or Reference Bank Quotation or is otherwise bound by requirements of confidentiality in relation to it;

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(2)                                 any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there is no requirement to so inform the recipient if, in the opinion of the Facility Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances;

(3)                                 any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there is no requirement to so inform the recipient if, in the opinion of the Facility Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and

(4)                                 any person with the consent of the relevant Lender or Reference Bank, as the case may be.

(D)                               The Facility Agent’s obligations in this clause 37.1 (Confidentiality and disclosure) relating to Reference Bank Quotations are without prejudice to its obligations to make notifications under clause 8.4 (Notification of rates of interest) provided that (other than pursuant to paragraph (B)(1) above) the Facility Agent must not include the details of any individual Reference Bank Quotation as part of any such notification.

37.2                        Related obligations

(A)                               The Facility Agent and each Obligor acknowledge that each Funding Rate (and, in the case of the Facility Agent, each Reference Bank Quotation) is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Facility Agent and each Obligor undertake not to use any Funding Rate or, in the case of the Facility Agent, any Reference Bank Quotation for any unlawful purpose.

(B)                               The Facility Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender or Reference Bank, as the case may be:

(1)                                 of the circumstances of any disclosure made pursuant to paragraph (C)(2) of clause 37.1 (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(2)                                 on becoming aware that any information has been disclosed in breach of this clause.

37.3                        No Event of Default

No Event of Default will occur under clause 22.3 (Other obligations) by reason only of an Obligor’s failure to comply with this clause.

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

38.                               WAIVER OF RIGHTS

38.1                        Acknowledgements

Each Obligor acknowledges and agrees that each Finance Party and their respective Affiliates (the Relevant Entities):

(A)                               are engaged in a wide range of financial services and businesses (including, without limitation, lending, underwriting, securities trading, market-making, corporate and investment banking, derivatives, stock-lending, repos, investment management, advisory services and research) and may undertake such activities for its own account and/or for clients;

(B)                               may provide services to and undertake transactions with persons with whom that Obligor or its Affiliates may have conflicting interests;

(C)                               may provide services to and undertake transactions with any Issuer and/or its Affiliates or shareholders; and

(D)                               may undertake transactions or advisory mandates or publish research or give opinions which relate directly or indirectly to any Issuer or its Affiliates or any Issuer Shares or which may affect the price of or liquidity in any Issuer Shares, including without limitation trading in or holding long, short or derivative positions in any Issuer Shares or other securities or loans of any Issuer or its Affiliates or acting for or financing potential bidders for any such Issuer Shares, securities or loans.

38.2                        Waiver; No restriction or other duties

(A)                               Each Obligor:

(1)                                 agrees that any Relevant Entity may provide any such service, conduct any such business and enter into any such transactions described in clause 38.1 (Acknowledgements) (a “Relevant Business Activity”) notwithstanding any actual or potential conflict of interest which may arise in relation to the transactions constituted by and contemplated by the Finance Documents; and

(2)                                 waives and agrees not to assert or bring any claim based on any such actual or potential conflict of interest against any Relevant Entity or any of its officers, directors, employees, agents or advisers (“Personnel”).

(B)                               Each Obligor agrees that no Relevant Entity or its Personnel shall be required to restrict or limit any business activity as a result of having entered into the Finance Documents, nor shall any Finance Party be restricted or limited, as a result of having undertaken any Relevant Business Activity, in exercising its rights and remedies under and in respect of the Finance Documents.

(C)                               Subject to clause 36 (Confidentiality), nothing in the Financing Documents nor the receipt by a Relevant Entity of confidential information shall give rise to any fiduciary, equitable or contractual duties that would prevent or restrict any Relevant Entity or its Personnel from acting on behalf of customers or on its or their own accounts.

38.3                        No duty to disclose or account

No Relevant Entity nor its Personnel shall be under any obligation to:

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(A)                               disclose to (or use on behalf of) an Obligor or any of its Affiliates any information relating to or received in connection with any Relevant Business Activity; or

(B)                               account to an Obligor for any revenue or profits obtained in connection with, any Relevant Business Activity.

39.                               COUNTERPARTS

Each Finance Document may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

40.                               GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

41.                               ENFORCEMENT

41.1                        Jurisdiction

(A)                               Unless specifically provided in another Finance Document in relation to that Finance Document, the English courts have exclusive jurisdiction to settle any dispute arising out of or in connection with any Finance Document (including a dispute relating to the existence, validity or termination of any Finance Document or any non-contractual obligation arising out of or in connection with any Finance Document) (a “Dispute”).

(B)                               The Parties agree that the English courts are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(C)                               This clause 41.1 (Jurisdiction) is for the benefit of the Finance Parties only. As a result, to the extent allowed by law:

(1)                                 no Finance Party will be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction; and

(2)                                 the Finance Parties may take concurrent proceedings in any number of jurisdictions.

41.2                        Service of process

(A)                               Without prejudice to any other mode of service allowed under any relevant law, each Obligor:

(1)                                 irrevocably appoints [**], as its agent under the Finance Documents for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(2)                                 agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(B)                               If any person appointed as process agent under this clause 41.2 is unable for any reason so to act, the Borrower (on behalf of all the Obligors) must immediately (and in any event within 10 days of the event taking place) appoint another agent on terms acceptable to the Facility Agent. Failing this, the Facility Agent may appoint another process agent for this purpose.

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

41.3                        Waiver of immunity

Each Obligor irrevocably and unconditionally:

(A)                               agrees not to claim any immunity from proceedings brought by a Finance Party against it in relation to a Finance Document and to ensure that no such claim is made on its behalf;

(B)                               consents generally to the giving of any relief or the issue of any process in connection with those proceedings; and

(C)                               waives all rights of immunity in respect of it or its assets.

EXECUTION

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

SCHEDULE 1

ORIGINAL PARTIES

Original Lender	Commitments (USD)
ICBC Standard Bank Plc	106,000,000

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

SCHEDULE 2

Part 1

Conditions Precedent to Utilisation

1.                                      Corporate Documentation — Borrower/Initial Golden Star Security Provider

(A)                               A copy of the articles of association of the Borrower/Initial Golden Star Security Provider.

(B)                               A copy of an extract (extrait) from the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés, Luxembourg) for the Borrower/Initial Golden Star Security Provider dated as of the date of this Agreement.

(C)                               A copy of a resolution of the board of managers of the Borrower/Initial Golden Star Security Provider approving the terms of, and the transactions contemplated by, this Agreement and the other Finance Documents to which it is a party.

(D)                               A copy of a resolution of the advisory board of the Borrower/Initial Golden Star Security Provider advising on the terms of, and the transactions contemplated by, this Agreement and the other Finance Documents to which it is a party.

(E)                                A specimen of the signature of each person authorised on behalf of the Borrower/Initial Golden Star Security Provider to enter into or witness the entry into of any Finance Document or to sign or send any document or notice in connection with any Finance Document.

(F)                                 A copy of a negative certificate (certificat de non-inscription d’une décision judiciaire) issued by the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés, Luxembourg) in respect of the Borrower/Initial Golden Star Security Provider and dated as of the date of this Agreement.

(G)                               A certificate of the Borrower/Initial Golden Star Security Provider (signed by a manager or an authorised signatory (as applicable)) confirming that:

(1)                                 the entity is not subject to bankruptcy (faillite), insolvency, voluntary or judicial liquidation (liquidation volontaire ou judiciaire), composition with creditors (concordat préventif de la faillite), reprieve from payment (sursis de paiement), controlled management (gestion contrôlée) or, on the date hereof, in a state of cessation of payments (cessation de paiements) and has not lost its commercial creditworthiness (ébranlement de credit);

(2)                                 the managers have not made any application, petition, order or resolution for the administration or winding up of the entity;

(3)                                 the entity has not been served with an insolvency court’s order regarding protective measures taken as a consequence of a creditor’s application for the opening of insolvency proceedings with respect of its assets and has not otherwise been informed of such application; and

(4)                                 the managers are not aware of any appointment of a receiver or administrator based on a filing for insolvency by a creditor of the entity.

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

2.                                      Corporate documentation — [**] Security Provider

(A)                               A copy of the memorandum and articles of association of the [**] Security Provider.

(B)                               A copy of the certificate of registration of the [**] Security Provider.

(C)                               A certificate of good standing issued by the Registrar of Companies in Malta with respect to the [**] Security Provider.

(D)                               A copy of a resolution of the board of directors of the [**] Security Provider:

(1)                                 approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(2)                                 authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(3)                                 authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(E)                                A copy of a unanimous resolution of the shareholders of the [**] Security Provider approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party.

(F)                                 A specimen of the signature of each person authorised by the resolutions referred to in paragraph (D) above.

3.                                      Corporation documentation — each Obligor

(A)                               A certificate of each Obligor (signed by a manager, director or authorised signatory (as applicable)) confirming that borrowing or securing, as appropriate, the Total Commitments would not cause any borrowing, security or similar limit binding on any Obligor to be exceeded.

(B)                               A certificate of each Obligor (signed by a manager, director or authorised signatory (as applicable) of that Obligor) certifying that each copy document relating to it specified in this Schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the Signing Date.

4.                                      Finance Documents

(A)                               The following Finance Documents each duly entered into by the parties to it:

(1)                                 this Agreement;

(2)                                 each Cash and Securities Accounts Security Agreement (other than in respect of the Subsequent Golden Star Security Provider);

(3)                                 each Custody Agreement (other than in respect of the Subsequent Golden Star Security Provider);

(4)                                 the Structuring Fee Letter;

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(5)                                 each Control Agreement (other than in respect of the Subsequent Golden Star Security Provider);

(6)                                 the Indemnity Letter;

(7)                                 the Coordination Agreement; and

(8)                                 the Initial Further Assurance Side Letter.

(B)                               A copy of all documents to be delivered pursuant to the Security Documents and signed notices required to be sent under the Security Documents referred to in paragraph (A)(2) above and a copy of all signed acknowledgements to those notices.

5.                                      Legal opinions

The following legal opinions:

(A)                               a legal opinion of Jones Day, legal advisers in England to the Finance Parties;

(B)                               a legal opinion of Arendt & Medernach SA, legal advisers to the Finance Parties in Luxembourg; and

(C)                               a legal opinion of Camilleri Preziosi, legal advisers to the Finance Parties in Malta,

each substantially in the form distributed to the Finance Parties before signing this Agreement, and addressed to the Finance Parties at the date of that opinion.

6.                                      Other documents and evidence

(A)                               Evidence that the agent under the Finance Documents for service of process in England and Wales has accepted its appointment.

(B)                               A copy of any other Authorisation or other document, opinion or assurance which the Lenders consider to be necessary or desirable (if the Facility Agent has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

(C)                               A copy of the Original Financial Statements (other than in respect of the Subsequent Golden Star Security Provider).

(D)                               Evidence that all fees, costs and expenses then due and payable from the Borrower under this Agreement have been or will be paid by the Utilisation Date.

(E)                                Evidence that all of the Initial [**] Issuer Shares and the Initial Golden Star Issuer Shares are, or will be on the Utilisation Date credited to a Securities Account and subject to Security Interests under the Security Documents.

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

Part 2

Conditions Precedent to Accession by Subsequent Golden Star Security Provider

1.                                      Corporate Documentation — Subsequent Golden Star Security Provider

(A)                               A copy of the deed of incorporation including the articles of association of the Subsequent Golden Star Security Provider.

(B)                               Provided that the Subsequent Golden Star Security Provider has been registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés, Luxembourg) on or before the date of the Accession Deed, a copy of an extract (extrait) from the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés, Luxembourg) for the Subsequent Golden Star Security Provider dated as of the date of the Accession Deed.

(C)                               A copy of a resolution of the board of managers of the Subsequent Golden Star Security Provider approving the terms of, and the transactions contemplated by the Finance Documents to which it is a party.

(D)                               A specimen of the signature of each person authorised on behalf of the Subsequent Golden Star Security Provider to enter into or witness the entry into of any Finance Document or to sign or send any document or notice in connection with any Finance Document.

(E)                                Provided that the Subsequent Golden Star Security Provider has been registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés, Luxembourg) on or before the date of the Accession Deed, a copy of a negative certificate (certificat de non-inscription d’une décision judiciaire) issued by the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés, Luxembourg) in respect of the Subsequent Golden Star Security Provider and dated as of the date of the Accession Deed.

(F)                                 A certificate of the Subsequent Golden Star Security Provider (signed by a manager or an authorised signatory (as applicable)) confirming that:

(1)                                 the entity is not subject to bankruptcy (faillite), insolvency, voluntary or judicial liquidation (liquidation volontaire ou judiciaire), composition with creditors (concordat préventif de la faillite), reprieve from payment (sursis de paiement), controlled management (gestion contrôlée) or, on the date hereof, in a state of cessation of payments (cessation de paiements) and has not lost its commercial creditworthiness (ébranlement de credit);

(2)                                 the managers have not made any application, petition, order or resolution for the administration or winding up of the entity;

(3)                                 the entity has not been served with an insolvency court’s order regarding protective measures taken as a consequence of a creditor’s application for the opening of insolvency proceedings with respect of its assets and has not otherwise been informed of such application; and

(4)                                 the managers are not aware of any appointment of a receiver or administrator based on a filing for insolvency by a creditor of the entity.

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(G)                               A certificate of the Subsequent Golden Star Security Provider (signed by a manager, director or authorised signatory (as applicable)) confirming that securing the Total Commitments would not cause any security or similar limit binding on the Subsequent Golden Star Security Provider to be exceeded.

(H)                              A certificate of the Subsequent Golden Star Security Provider (signed by a manager, director or authorised signatory (as applicable) of the Subsequent Golden Star Security Provider) certifying that each copy document relating to it specified in this Schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of the Accession Deed.

2.                                      Finance Documents

(A)                               The following Finance Documents each duly entered into by the parties to it:

(1)                                 the Accession Deed;

(2)                                 the Subsequent Cash and Securities Accounts Security Agreement;

(3)                                 the Custody Agreement (in respect of the Subsequent Golden Star Security Provider);

(4)                                 the Subsequent Further Assurance Side Letter; and

(5)                                 the Control Agreement (in respect of the Subsequent Golden Star Security Provider).

(B)                               A copy of all documents to be delivered pursuant to the Subsequent Cash and Securities Accounts Security Agreement and signed notices required to be sent under the Subsequent Cash and Securities Accounts Security Agreement and a copy of all signed acknowledgements to those notices.

3.                                      Legal opinions

The following legal opinions:

(A)                               a legal opinion of Jones Day, legal advisers in England to the Finance Parties; and

(B)                               a legal opinion of Arendt & Medernach SA, legal advisers to the Finance Parties in Luxembourg,

each substantially in the form distributed to the Finance Parties before signing this Agreement, and addressed to the Finance Parties at the date of that opinion.

4.                                      Other documents and evidence

(A)                               Evidence that the agent under the Finance Documents for service of process in England and Wales has accepted its appointment.

(B)                               A copy of any other Authorisation or other document, opinion or assurance which the Lenders consider to be necessary or desirable (if the Facility Agent has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(C)                               A copy of the Original Financial Statements for the Subsequent Golden Star Security Provider.

(D)                               Completion by each Finance Party of all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the accession of the Subsequent Golden Star Security Provider.

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

SCHEDULE 3

FORM OF UTILISATION REQUEST

To:	[ICBC Standard Bank Plc] as Facility Agent

From:	La Mancha Holding S.à r.l. as Borrower

Date:	[ ] 2018

La Mancha Holding S.à r.l. — USD [    ] Credit Agreement
dated [      ] 2018 (the Agreement)

1.                                      We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.                                      We wish to borrow a Loan on the following terms:

(A)                               Proposed Utilisation Date: [      ] (or, if that is not a Business Day, the next Business Day);

(B)                               Currency of Loan: USD; and

(C)                               Amount: [      ].

3.                                      We confirm that each condition precedent under the Agreement which is required to be satisfied on the date of this Utilisation Request is satisfied.

4.                                      We irrevocably and unconditionally authorise and instruct you to:

(A)                               retain from the proceeds of the Loan [insert details of the fees to be paid on the proposed Utilisation Date] and to pay those amounts on our behalf to your own account if owed to you or to the parties to which they are owed (as applicable); and

(B)                               pay the balance of the proceeds of the Loan as follows:

(1)                                 to [      ] into the following bank account:

Bank:	[ ]

SWIFT/BIC:	[ ]

Account No:	[ ]

Account Name:	[ ]

Reference:	[ ]

(2)                                 to [       ] into the following bank account:

Bank:	[ ]

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

SWIFT/BIC:	[ ]

Account No:	[ ]

Account Name:	[ ]

Reference:	[ ]

5.                                      We confirm:

(A)                               The number of Initial [**] Issuer Shares is [      ].

(B)                               The number of Initial Golden Star Issuer Shares is [      ].

6.                                      This Utilisation Request is irrevocable.

LA MANCHA HOLDING S.À R.L.

By:

Title: Authorised signatory

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

SCHEDULE 4

FORM OF TRANSFER CERTIFICATE

To:	[ICBC Standard Bank Plc] as Facility Agent

From:	[NEW LENDER] (the “New Lender”) and [EXISTING LENDER] (the “Existing Lender”)

Date:	[ ]

La Mancha Holding S.à r.l. — USD [     ] Credit Agreement
dated [      ] 2018 (the Agreement)

We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

1.                                      The Existing Lender transfers by novation to the New Lender the Existing Lender’s rights and obligations referred to in the Schedule below in accordance with the terms of the Agreement.

2.                                      The proposed Transfer Date is [      ].

3.                                      The administrative details of the New Lender for the purposes of the Agreement are set out in the Schedule.

4.                                      The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations in respect of this Transfer Certificate contained in the Agreement and confirms that the novation pursuant to this Transfer Certificate would not result in any Obligor or Lender being in non-compliance with, or in violation of, Regulation T, U or X of the Board of Governors of the U.S. Federal Reserve System.

5.                                      The Existing Lender and the New Lender agree that, for the purposes of Article 1278 of the Luxembourg Civil Code (to the extent applicable), any Security Interest created under the Finance Documents and securing the rights assigned, transferred or novated will be preserved for the benefit of the New Lender.

6.                                      This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

7.                                      This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

THE SCHEDULE

Rights and obligations to be transferred by novation
[insert relevant details, including applicable Commitment (or part)]

Administrative details of the New Lender
[insert details of Facility Office, address for notices and payment details etc.]

[EXISTING LENDER]	[NEW LENDER]

By:	By:

The Transfer Date is confirmed by the Facility Agent as [      ].

[          ]

By:

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

SCHEDULE 5

FORM OF ASSIGNMENT AGREEMENT

To:	[ICBC Standard Bank Plc] as Facility Agent

From:	[NEW LENDER] (the “New Lender”) and [EXISTING LENDER] (the “Existing Lender”)

Date:	[ ]

La Mancha Holding S.à r.l. — USD [     ] Credit Agreement
dated [      ] 2018 (the Agreement)

We refer to the Agreement. This is an Assignment Agreement. Terms defined in the Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.

1.                                      In accordance with the terms of the Agreement:

(A)                               the Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender specified in the Schedule;

(B)                               to the extent the obligations referred to in paragraph (C) below are effectively assumed by the New Lender, the Existing Lender is released from its obligations under the Agreement specified in the Schedule;

(C)                               the New Lender assumes obligations equivalent to those obligations of the Existing Lender under the Agreement specified in the Schedule; and

(D)                               the New Lender becomes a Lender under the Agreement and is bound by the terms of the Agreement as a Lender.

2.                                      The proposed Transfer Date is [      ].

3.                                      The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations in respect of this Assignment Agreement contained in the Agreement and confirms that the assignment pursuant to this Assignment Agreement would not result in any Obligor or Lender being in non-compliance with, or in violation of, Regulation T, U or X of the Board of Governors of the U.S. Federal Reserve System.

4.                                      The Existing Lender and the New Lender agree that, for the purposes of Article 1278 of the Luxembourg Civil Code (to the extent applicable), any Security Interest created under the Finance Documents and securing the rights assigned, transferred or novated will be preserved for the benefit of the New Lender.

5.                                      The administrative details of the New Lender for the purposes of the Agreement are set out in the Schedule.

6.                                      This Assignment Agreement acts as notice to the Facility Agent (on behalf of each Finance Party) and, upon delivery in accordance with clause 24.6 (Copy of Transfer Certificate or Assignment Agreement to Borrower), to the Borrower (on behalf of each Obligor) of the assignment referred to in this Assignment Agreement.

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

7.                                      This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of the Assignment Agreement.

8.                                      This Assignment Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

THE SCHEDULE

Rights and obligations to be transferred by assignment, assumption and release
[insert relevant details, including applicable Commitment (or part)]

Administrative details of the New Lender
[insert details of Facility Office, address for notices and payment details etc.]

[EXISTING LENDER]	[NEW LENDER]

By:	By:

The Transfer Date is confirmed by the Facility Agent as [      ].

[ICBC Standard Bank Plc]

as Facility Agent, for an on behalf of each of the parties to the Agreement (other than the Existing Lender and the New Lender)

By:

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

SCHEDULE 6

FORM OF ACCESSION DEED

To:	ICBC Standard Bank Plc as Facility Agent

From:	La Mancha Star Investments S.à r.l. (the “Subsequent Golden Star Security Provider”) and La Mancha Holding S.à r.l. as Borrower

Date:	[ ]

La Mancha Holding S.à r.l. — USD [        ] Credit Agreement
dated [      ] 2018 (the Agreement)

Dear Sirs

1.                                      We refer to the Agreement.  This deed (the “Accession Deed”) shall take effect as an Accession Deed for the purposes of the Agreement.  Terms defined in the Agreement have the same meaning in this Accession Deed unless given a different meaning in this Accession Deed.

2.                                      La Mancha Star Investments S. à r.l. agrees to become the Subsequent Golden Star Security Provider and to be bound by the terms of the Agreement and the other Finance Documents.

3.                                      La Mancha Star Investments S. à r.l. makes the representations and warranties set out in clause 19 (Representations and Warranties) of the Agreement (other than clause 19.13 (Pari passu ranking) of the Agreement) to each of the Finance Parties on the date of this Accession Deed by reference to the facts and circumstances existing on that date.

4.                                      La Mancha Star Investments S. à r.l.’s administrative details for the purposes of the Agreement are as follows:

Address:              31-33, Avenue Pasteur, L-2311, Luxembourg

Email:                 [**]

Attention:           Board of managers

5.                                      This Accession Deed and any non-contractual obligations arising out of or in connection with it are governed by English law.

THIS ACCESSION DEED has been signed on behalf of the Borrower and executed as a deed by La Mancha Star Investments S.à r.l. and is delivered on the date stated above.

La Mancha Star Investments S.à r.l.

EXECUTED AS A DEED

By:
Signature of Authorised Signatory

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

Name of Authorised Signatory

in the presence of
Signature of witness

Name of witness

Address of witness

Occupation of witness

The Borrower

By:

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

SCHEDULE 7

FORM OF MARGIN NOTICES

Part 1

Form of Margin Call Notice

To:	La Mancha Holding S.à r.l.

From:	[ICBC Standard Bank Plc] as Facility Agent

Date:	[ ]

La Mancha Holding S.à r.l. — USD [     ] Credit Agreement
dated [      ] 2018 (the Agreement)

1.                                      We refer to the Agreement. This is a Margin Call Notice.

2.                                      As at [DATE], we have determined that the LTV Percentage is [      ]%, which is equal to or greater than the LTV Trigger Percentage.

3.                                      Pursuant to clause 18.2 (Margin Call), we hereby demand that you transfer cash to the account stipulated in paragraph 4 below in an amount of not less than USD [      ] in accordance with clause 18.2 (Margin Call) to reduce the LTV Percentage to lower than the LTV Initial Percentage.

4.                                      Account details for the purposes of paragraph 3 above are: [      ]

5.                                      This notice and any non-contractual obligations arising out of or in connection with this notice are governed by English law.

By:

[          ]

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

Part 2

Form of Margin Release Notice

To:	[ICBC Standard Bank Plc] as Facility Agent

From:	La Mancha Holding S.à r.l.

Date:	[ ]

La Mancha Holding S.à r.l. — USD [       ] Credit Agreement
dated [      ] 2018 (the “Agreement”)

1.                                      We refer to the Agreement. This is a Margin Release Notice.

2.                                      As at the date of this Margin Release Notice, we have determined that the LTV Percentage is lower than [the LTV Release Percentage](1)[[**]] (2).

3.                                      We hereby confirm that:

(A)                               the LTV Percentage was lower than [the LTV Release Percentage/[**]] for the [**] consecutive Scheduled Trading Days immediately preceding the date of this Margin Release Notice;

(B)                               no Blocking Event is outstanding or would occur as a result of the transfer;

(C)                               the LTV Percentage would not, following the transfer, exceed the LTV Initial Percentage on the Margin Release Notice Date; and

(D)                               the Cash Margin Balance will not be less than zero as a result of the transfer.

4.                                      Pursuant to clause 18.3 (Margin Release), we hereby request the Lenders to make a payment to us from the Cash Margin Balance of USD[      ] in accordance with, and on the terms set out in, clause 18.3 (Margin Release).

5.                                      Please arrange for the payment referred to in paragraph 4 above to be transferred in accordance with the annexed payment instruction.

6.                                      This notice and any non-contractual obligations arising out of or in connection with this notice are governed by English law.

LA MANCHA HOLDING S.À R.L.

By:

Title: Authorised signatory

(1)  Insert for Margin Call Amount or a Voluntary Cash B Margin

(2)  Insert for a Voluntary Cash A Margin

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

FORM OF PAYMENT INSTRUCTION

[Payment instructions to be included.]

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

FORM OF TRANSFER INSTRUCTION

[Transfer instructions to be included.]

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

Part 3

Form of Dividend Withdrawal Notice

To:	[ICBC Standard Bank Plc] as Facility Agent

cc:	[ICBC Standard Bank Plc] as Security Agent

From:	[La Mancha Africa Holding Ltd as the [**] Security Provider]/[SPV Sarl as the Golden Star Security Provider]

Date:	[ ]

La Mancha Holding S.à r.l. — USD [     ] Credit Agreement
dated [      ] 2018 (the “Agreement”)

1.                                      We refer to the Agreement. This is a Dividend Withdrawal Notice. Unless a contrary indication appears, terms defined in the Agreement have the same meaning in this Dividend Withdrawal Notice.

2.                                      We hereby confirm that:

2.1                               no Blocking Event is outstanding or would occur as a result of the withdrawal [and]

2.2                               [on the day of this notice, the LTV Percentage is lower than the LTV Release Percentage and has been lower than the LTV Release Percentage for each of the [**] Scheduled Trading Days immediately preceding the day of this notice].

3.                                      We hereby request the Facility Agent (on behalf of the Security Agent) to provide its written consent to an instruction by us to each Custodian to release any Dividends being [      ](3)[(other than the Extraordinary Dividends being [      ](4))](5) from the [Cash Accounts] to the following account:

[SPECIFY ACCOUNT DETAILS]

in accordance with the provisions of clause 21.11(b) of the Agreement.

4.                                      This notice and any non-contractual obligations arising out of or in connection with this notice are governed by English law.

By:

[LA MANCHA AFRICA HOLDING LTD]/[SPV Sarl]

(3)  Specify amount of Dividends

(4)  Specify amount of Extraordinary Dividends

(5)  Delete this carve-out if confirmation in 2.2 is included in the notice.

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

SCHEDULE 8

FORM OF COMPLIANCE CERTIFICATE

To:	[ICBC Standard Bank Plc] as Facility Agent

From:	La Mancha Holding S.à r.l.

Dated:

Dear Sirs

La Mancha Holding S.à r.l. — USD [     ] Credit Agreement
dated [      ] (the “Agreement”)

1.                                      We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.                                      We confirm that the ratio of Total Debt to EBITDA of [[**] Corporation]/[Golden Star Resources Limited] for the financial quarter ending on [      ] is [      ]:1, as evidenced by the calculations appended to this Compliance Certificate.

Signed
	Class A Manager	Class B Manager

	of	of

	La Mancha Holding S.à r.l.	La Mancha Holding S.à r.l.

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

SCHEDULE 9

TIMETABLES

Delivery of a duly completed Utilisation Request (clause 5.1 (Delivery of a Utilisation Request)).	11:00 a.m. one Business Day before the Utilisation Date (or such later time as may be agreed between the Borrower and the Facility Agent).

Facility Agent notifies the Lenders of a Loan in accordance with clause 5.4 (Lender’s participation).	Close of business in London on the date which is three Business Days before the Utilisation Date.

LIBOR is fixed.	Quotation Day as of 10:00 a.m.

Reference Bank Rate calculated by reference to available quotations (clause 10.2 (Calculation of Reference Bank Rate)).	Noon on the Quotation Day.

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

Signatories

Borrower

LA MANCHA HOLDING S.A R.L.

By:

Name:

Title:

Initial Golden Star Security Provider

LA MANCHA HOLDING S.A R.L.

By:

Name:

Title:

[**] Security Provider

LA MANCHA AFRICA HOLDING LTD

By:

Name:

Title:

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

Original Lenders

ICBC STANDARD BANK PLC

By:

Calculation Agent

ICBC STANDARD BANK PLC

By:

Facility Agent

ICBC STANDARD BANK PLC

By:

Security Agent

ICBC STANDARD BANK PLC

By: